As filed with the Securities and Exchange Commission on October 17, 2024
File No. 000-56685
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934
Fortress Credit Realty Income Trust
(Exact name of registrant as specified in charter)

Maryland	99-3367363
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY (Address of principal executive offices)	10105 (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)
with copies to:

David Brooks General Counsel Fortress Investment Group LLC 1345 Avenue of the Americas New York, NY 10105 (212) 798-6100	Nicole M. Runyan, P.C. Ross M. Leff, P.C. David L. Perechocky Tamar Donikyan Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Class B common shares of beneficial interest, par value $0.01 per share
Class R common shares of beneficial interest, par value $0.01 per share
Class S common shares of beneficial interest, par value $0.01 per share
Class D common shares of beneficial interest, par value $0.01 per share
Class I common shares of beneficial interest, par value $0.01 per share
Class E common shares of beneficial interest, par value $0.01 per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.
(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

i

EXPLANATORY NOTE
Fortress Credit Realty Income Trust is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.
In this Registration Statement the following terms shall have the meanings set forth below, except where the context suggests otherwise:
•	“we,” “us,” “our,” “FCR,” and the “Company” refer to Fortress Credit Realty Income Trust, together with its consolidated subsidiaries;
•	“Adviser” refers to FCR Advisors LLC, a Delaware limited liability company, and wholly-owned subsidiary of “FIG LLC,” a wholly-owned subsidiary of Fortress;
•	“Class R Share Maximum Amount” means up to $50 million in our private offering, which the Company reserves the right to increase at its discretion, in any combination of Class R shares;
•	“Class R Share Offering Period” means the period from the commencement of our private offering until we accept subscriptions for the Class R Share Maximum Amount;
•	“Dealer Manager” refers to Independent Brokerage Solutions LLC;
•	“Fortress” refers to Fortress Investment Group LLC, a Delaware limited liability company;
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“Fortress Managed Accounts” means investment companies, pooled investment vehicles and/or other accounts (including accounts of institutional clients, pension plans, co-investment vehicles and certain high net worth individuals) that the Adviser and its affiliates manage assets for, or may in the future manage assets for;

•	“GAAP” means accounting principles generally accepted in the United States;
•	“Initial Share Maximum Amount” means up to $300 million in our private offering, which the Company reserves the right to increase at its discretion, in any combination of Class B shares;
•	“Initial Share Offering Period” means the period from the commencement of our private offering until we accept subscriptions for the Initial Share Maximum Amount; and
•
“shareholders” refers to holders of our common shares of beneficial interest, par value $0.01 per share (the “shares” or “common shares”). There are five classes of shares available to investors through the Company: Class B (“Class B” or the “Class B shares”), Class R (“Class R” or the “Class R shares”), Class S (“Class S” or the “Class S shares”), Class D (“Class D” or the “Class D shares”), Class I (“Class I” or the “Class I shares”) and Class E (“Class E” or the “Class E shares”) (each a “class”).

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the Securities Act, any beneficial interests of the Company or any other Fortress entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:
•	our future operating results;
•	our business prospects and the prospects of the assets in which we may invest;
•	the impact of the investments that we expect to make;
•	our ability to raise sufficient capital to execute our investment strategy;
•	our ability to source adequate investment opportunities to efficiently deploy capital;
•	our current and expected financing arrangements and investments;
•
the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, regulations and fiscal policies;

•	the adequacy of our cash resources, financing sources and working capital;
•	the timing and amount of cash flows, distributions and dividends, if any, from our investments;
•	our contractual arrangements and relationships with third parties;
•	actual and potential conflicts of interest with the Adviser or any of its affiliates;
•	the dependence of our future success on the general economy and its effect on the assets in which we may invest;
•	our use of financial leverage;
•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•	our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and
•	our tax status and the tax status and attributes of entities and assets in which we may invest.
In addition, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors,” “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Registration Statement. Other factors that could cause our actual results to differ materially include:
•	changes in the economy, particularly those affecting the real estate industry;
•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy;
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fluctuations in interest rates and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments and may limit our ability to pay dividends to our shareholders;

•	adverse conditions in the areas where our investments or the properties underlying such investments are and may be located and local real estate conditions;

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limitations on our business and our ability to satisfy requirements to maintain our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to maintain our qualification as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes;

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certain economic events may cause our shareholders to request that we repurchase their shares, and if we decide to satisfy any or all of such requests, our cash flow and our results of operations and financial condition could be materially adversely affected. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan (including to make exceptions to the repurchase limitations or purchase fewer shares than such repurchase limitations) if it deems such action to be in our best interest;

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distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets, and we have no limits on the amounts we may fund from such sources;

•	the purchase and repurchase prices for our shares are generally based on our prior month’s net asset value (“NAV”) and are not based on any public trading market;
•	future changes in laws or regulations and conditions in our operating areas;
•	our ability to raise additional funds to enable us to make additional investments and diversify the risk profile of our portfolio;
•	our ability to capitalize on potential investment opportunities on attractive terms;
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adverse changes in the real estate and real estate capital markets could negatively impact our performance by making it more difficult for borrowers of our mortgage loans to satisfy their debt payment obligations, which could result in losses on our loan investments and/or make it more difficult for us to generate consistent or attractive risk-adjusted returns;

•	our ability to accurately identify or adequately evaluate potential risks in volatile investing environments with limited market liquidity or price transparency;
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increased competition from entities engaged in mortgage lending and/or investing in assets similar to ours may limit our ability to originate or acquire desirable loans and investments or dispose of investments, and could also affect the yields of these investments and have a material adverse effect on our business, financial condition and results of operations;

•	the advent of any future epidemics, pandemics, or any other public health crises;
•	risks associated with investing outside of the United States;
•	the incurrence of contingent liabilities as a result of our investments, including our assumption of default risk or other third-party risks;
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our use of financing arrangements, including the GS Repurchase Facilities and Atlas Repurchase Facility (as defined herein), seller financing, secured and unsecured leveraged and other one-off financing solutions, could subject us to financial covenants and other covenants that could restrict our operations;

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our ability to forecast correlations between the value of our portfolio and the direction of exchange rates, interest rates and the price of securities in order to effectively or appropriately mitigate risks associated with our investments;

•	risks associated with our hedging program, including our use of options and forward trading;
•	defaults by borrowers in paying debt service on outstanding indebtedness;
•	certain risks associated limitations on our remedies under bankruptcy laws;
•	system failures and cybersecurity breaches;
•	substantial compliance costs that may be required to meet the constantly evolving legal and regulatory landscape for data protection and privacy;

•	potential misconduct and unauthorized conduct from third-party providers;
•
our ability to maintain our qualification as a REIT requires us to annually distribute at least 90% of our taxable income, and therefore, we may not be able to fund future capital needs, including financing for acquisitions, from our operating cash flow, and may need to rely on third-party sources for capital;

•	compliance with state and local laws, statutes, regulations and ordinances relating to pollution, the protection of the environment and human health and safety;
•	risks associated with joint ventures;
•	risks associated with our relationship with Fortress and the Adviser; and
•	changes to United States federal income tax laws.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could also be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.” Some of the more significant risks relating to our business and ownership of our shares include:
Risks Related to Our Business and Operations
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If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

•	We face risks associated with the deployment of our capital.
•	We may be unable to successfully integrate new investments and manage our growth.
•	The valuation of our investments may not be certain or transparent as a result of the highly volatile environments we operate in.
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We may be adversely affected by economic conditions and other events or occurrences that negatively affect the general economy in the United States or in markets in which the properties securing our investments are geographically concentrated.

•	Our investments may be concentrated and are subject to risk of default.
•	Inflation risks or changes in interest rates may have an adverse impact on our returns.
•	Our business and operations could suffer in the event of system failures or cybersecurity breaches.
•	Our business may be adversely affected by the impact on the financial markets due to recent bank failures.
•	The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
•	We may be adversely affected by prepayments of our debt investments by borrowers.
•	Compliance or failure to comply with regulatory requirements could result in substantial costs.
Risks Related to Our Relationship with Fortress, Our Adviser and the Management Agreement
•	We depend on the Adviser to select our investments and otherwise conduct our business.
•	We pay incentive and management fees and other expenses to our Adviser, which payments increase the risk that you will not earn a profit on your investment.
•	There are conflicts of interest in our relationships with our Adviser, which could result in outcomes that are not in our best interests.
•	The Adviser or its affiliates may have incentives to favor their respective other accounts and clients and/or Fortress over us, which may result in conflicts of interest that could be harmful to us.
•	We may compete for capital and investment opportunities with other entities managed by our Adviser or its affiliates, subjecting our Adviser to certain conflicts of interest.
Risks Related to Our Organization and Structure
•	We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
•	Our shareholders generally have limited voting rights.
•	Our Declaration of Trust contains provisions that may delay, defer or prevent an acquisition of our shares or a change of control and that provide Fortress with substantial control of us.

Risks Related to Debt Financing
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There are risks associated with entering into financing arrangements, such as warehouse repurchase facilities and credit facilities, and such arrangements may contain provisions that expose us to particular risk of loss.

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We are subject to certain risks related to using secured leverage, including having parties seek recourse against FCR’s assets generally, and such recourse may not be limited to any particular investment or asset.

•	The amount of our debt may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.
•	We may encounter adverse changes in the credit markets.
Risks Related to Tax Laws and Regulations
•	We may fail to qualify as a REIT.
•	REIT distribution requirements may limit our available cash.
•	Complying with REIT requirements may cause us to forgo otherwise attractive business opportunities.
Risks Related to Ownership of Our Shares
•	The cash available for distribution to shareholders may not be sufficient to pay dividends at expected levels, nor can we assure shareholders of our ability to make distributions in the future.
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The ability of our shareholders to have their shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend, our share repurchase plan (including to make exceptions to the repurchase limitations or purchase fewer shares than such repurchase limitations) if it deems such action to be in our best interest.

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The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

•	There is no public trading market for our shares; therefore, the ability of our shareholders to dispose of their shares will likely be limited to repurchase by us.
The foregoing risks and other risks are more fully described in the section titled “Item 1A. Risk Factors” in this Registration Statement. If any of these risks actually occur, our business, financial condition, results of operations, cash flows, and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our common shares.

ITEM 1.	BUSINESS
(a)	General Development of Business
We are a Maryland statutory trust formed on June 4, 2024 (the “Formation Date”). We are externally managed by our Adviser, an affiliate of our sponsor, Fortress. We are a credit-focused diversified mortgage REIT, which will invest in the senior parts of the capital structure, with a focus on (i) floating rate loans across commercial real estate (“CRE”) debt and (ii) residential loans and assets.
We are conducting a continuous private offering of our shares in reliance on an exemption from the registration requirements of the Securities Act to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) (such offering, referred to herein as the “private offering”).
(b)	[Reserved]
(c)	Description of Business
The Company
We are a non-listed, perpetual life REIT. We intend to elect and qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to our shareholders and maintain our qualification as a REIT. Our principal office is located at 1345 Avenue of the Americas, New York, NY 10105 and our telephone number is (212) 798-6100.
Fortress
Fortress Investment Group LLC, a Delaware limited liability company and an affiliate of the Adviser, is a leading global investment management firm founded in 1998. Fortress offers a range of alternative investment strategies, including private equity, credit and liquid markets for institutional and private investors around the world. Fortress is headquartered in New York, with affiliates that have offices in Atlanta, Dallas, Hong Kong, London, Los Angeles, Greenwich, Rome, Menlo Park, Sydney, Madrid and Tokyo. With approximately 933 employees worldwide, Fortress has $48 billion of assets under management as of December 31, 2023, on behalf of approximately 2,000 institutional clients and private investors worldwide across a range of real estate and credit, private equity and permanent capital investment strategies. Our Adviser will draw upon Fortress’s expertise in real estate investing, opportunistic lending, structured credits, corporate securities and structured finance to identify compelling risk-adjusted investments.
FIG LLC
FIG LLC, an affiliate of Fortress and the Adviser, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) with the SEC. FIG LLC and the Adviser operate under a single set of policies and procedures that are reasonably designed to comply with the requirements of the Advisers Act. The Adviser is a relying advisor pursuant to applicable SEC guidance.
Investment Objectives
Our investment objective is to (i) provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield, (ii) preserve and protect invested capital, by focusing on high quality real assets with an emphasis on current cash-flow, (iii) mitigate downside risk through conservative loan-to-value (“LTV”) ratios against high quality real assets with meaningful borrower equity and (iv) provide a diversified investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to credit-focused real estate assets. See “Item 1A. Risk Factors.”
Investment Strategy
Our investment strategy includes two complementary components – CRE debt investments (“CRE Debt”) and residential real estate loans and assets (“Residential Investments”). The CRE Debt component will originate, acquire, finance and manage a portfolio of primarily CRE debt investments, focused on senior secured, floating-rate

CRE loans diversified across both geography and asset class. Our CRE loans are expected to be primarily secured by properties located in the U.S., and include multifamily, industrial, hospitality and select other CRE asset classes, such as student housing, self-storage, retail and office. The Residential Investment component will originate, acquire, finance and manage a portfolio of diversified residential real estate assets including tax liens, second lien, jumbo and non-qualified mortgages (“non-QM”), single-family rental loans, mortgage servicing rights (“MSRs”) and other ancillary residential products. The Residential Investment assets are expected to be located across the U.S., and generally will be represented by higher FICO scores and lower LTVs / combined loan-to-values (“CLTVs”). These asset types create exposure to the residential real estate market, which we believe results in a diverse and attractive risk profile while generating current cash flow.
Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets that can withstand changes in market conditions. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States, across property types, and across asset classes secured by high quality assets with significant equity subordination.
Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.
With respect to cash, cash equivalents and real estate-related debt securities such as commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”), we expect that they will help maintain liquidity to satisfy any share repurchases we choose to make in any particular quarter and manage cash before investing subscription proceeds into investments while also seeking attractive current income.
We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
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Money market instruments, cash and other cash equivalents (such as high quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and
•	Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.
CRE Debt
We will seek to focus on senior secured floating-rate investments, secured by high quality real assets with strong sponsors to generate current cash flow. We seek to identify attractive risk-reward investments by financing high quality real assets with substantial borrower equity in primarily gateway and select secondary markets. We expect to focus on CRE Debt opportunities in the lower end of the risk spectrum with an emphasis on stabilized, transitional and slight value-add transactions. Loans will have varying terms generally ranging on the lower end of three years or less to the higher end of seven years. Most of these CRE loans will come with extension options of one to three years tied to achievement of certain milestones by the borrower. Our target assets will include, but will not be limited to, the following types of CRE Debt investments:
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Mortgage Loans: Our primary CRE Debt focus includes origination and acquisition of mortgage loans secured by a first lien on commercial real estate (usually in an amount up to 75% of the underlying value of the collateral), with maturity dates generally ranging from three to five years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche (the “A Note”) and retaining the subordinated tranche (the “B Note”) or mezzanine loan tranche. We may receive origination fees, extension fees, modification or similar fees in connection with our whole mortgage loans.

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B Notes: We may originate or acquire B Notes, which are typically privately negotiated loans that are secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A Note secured by the same first mortgage on the same property or group. The subordination of a B Note typically is evidenced by an inter-creditor agreement with the holder of the related A Note. B Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A Note. We may receive origination fees, extension fees, modification or similar fees in connection with our B Note investments.
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Mezzanine Loans: We may originate or acquire mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are subordinate to mortgage loans secured by mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage lien on the property. We may receive origination fees, extension fees, modification or similar fees in connection with our mezzanine loans.

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CMBS (Commercial Mortgage-Backed Securities): We may buy securities that are collateralized by, or evidence ownership interests in, a mortgage loan secured by a single commercial property, or a partial or entire pool of mortgage loans secured by commercial properties. We will not have any ratings restrictions. In general, we will seek to invest in CMBS that will yield attractive current interest income with strong principal protection. The yields on CMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on CMBS.

Residential Investments
We will seek to focus on a variety of high quality residential mortgage-related assets characterized by high credit quality and/or substantial levels of equity subordination. The Residential Investments are expected to generate current cash flow and to be short duration assets and/or liquid, which provides an additional liquidity buffer to the portfolio. We seek to identify attractive risk-reward investments by financing high quality real assets with high quality borrowers that contribute substantial borrower equity, as well as acquiring residential assets such as tax liens and MSRs that exhibit low LTV’s and generally stable predictable cash flows. Our target assets will include, but will not be limited to, the following types of Residential Investments:
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Tax Liens: A tax lien is a legal claim against a residential or commercial property of an individual that fails to pay property taxes owed to the government. When the lien is issued, a certificate evidences the amount owed on the property plus interest and penalties due. A tax lien is senior to all mortgage loans attached to the property, and a property with a tax lien cannot be sold or refinanced until the tax lien is paid and the lien is removed. Tax liens will generally have an LTV of less than 5%, and can be purchased from municipalities in multiple states, with Florida being the largest domestic market for tax liens. Tax liens generate strong cash flow and generally have a duration of less than one year.

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Single-Family Rental Loans: Single-family rental loans are first lien loans collateralized by portfolios of single-family homes or townhomes that are rented. These loans are utilized to facilitate the development or aggregation of rental properties. The loans are originated to active investors in the single-family rental market and the loans generally have LTV’s less than 75% and a maximum term of 36 months. The homes typically have a minimum of three beds and two baths and are in communities that have a range of amenities. The borrowers either self-manage the assets or utilize a third party property manager.

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Residential Mortgages: We expect to originate, acquire, finance and manage residential mortgage loans related to second liens, jumbo mortgages and non-QM. Second lien mortgages will generally be originated to high quality borrowers with a FICO score greater than 700 and a maximum combined LTV cap of 80%. Jumbo loans will be first mortgages originated to high quality borrowers generally with FICO scores above 720 and a LTV generally less than 70%. Non-QM are first lien residential mortgage loans to borrowers that may not meet Consumer Financial Protection Bureau (“CFPB”) standards for traditional loans, but maintain high credit quality with average FICO scores above 700 and average LTV less than 80%.

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Mortgage Servicing Rights (MSRs): We expect to acquire excess MSRs, which are fees based off of residual servicing cash flow in mortgage-backed security structures. We expect to acquire MSRs primarily from older vintages with average coupons below 4%, high concentrations of agency loans and geographic diversity in order to mitigate refinancing risk.

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RMBS (Residential Mortgage-Backed Securities): We may buy securities that are collateralized by, or evidence ownership interests in, a pool of residential-related assets. These may include performing mortgage loans, non or re-performing mortgage loans, transitional mortgage loans, single-family rental properties, MSRs or tax liens. We will not have any ratings restrictions. In general, we would seek to invest in RMBS that will yield attractive current interest income with strong principal protection. The yields on RMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on RMBS.

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Other Residential Assets: We expect to opportunistically acquire other residential assets. An example of this is the acquisition of short-term home improvement loans. Prior to loan origination a borrower engages a real estate broker to sell their home. The renovation proceeds increase the marketability of the home. These loans are either first or second liens and have a maximum combined LTV of 75% and a term of 24 months.

Allocation Among Target Assets
The allocation among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to changing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described above all within the real estate asset class. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act. Such other assets may include, among other things, other real estate-related debt investments, such as loans to REITs and real estate operating companies (“REOCs”) and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps and other derivative securities; collateralized debt obligations; real property investments; and non-real estate-related debt investments.
The Adviser
The Company has entered into a management agreement (as the same may be amended or restated from time to time, the “Management Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Company has also entered into an administration agreement (as the same may be amended or restated from time to time, the “Administration Agreement”) with the Adviser, pursuant to which the Adviser will provider certain office and administrative services to the Company. See “—Management Agreement” and “—Administration Agreement” for additional information relating to the Management Agreement and Administration Agreement, respectively.
The Adviser is an affiliate of Fortress and, as such, our Adviser has access to the broader resources of Fortress, subject to Fortress’s policies and procedures regarding the management of conflicts of interest. See “Item 7. Certain Relationships and Related Transactions and Trustee Independence—Potential Conflicts of Interest” for additional information relating to our potential conflicts of interest.
Investment Focuses of Our Adviser
The CRE and Residential credit teams at Fortress have a vast wealth of experience in the space, backed by the weight of the Fortress Credit and Real Estate Platform. The Fortress CRE Debt team’s track record spans investing across multiple cycles since 2006 with senior team members averaging over 30 years of experience, delivering consistent returns through the cycles. Since 2006, the CRE Debt team has acquired or originated over $14 billion of assets across over 300 positions across all real estate sectors. The Fortress Residential Loan and Asset team’s track record is equally deep and spans investing across multiple cycles since 2006 with senior team members averaging over 25 years of experience, acquiring almost $6 billion of assets across over 10,000 loans and over 1 million liens.
We believe that a key factor to our success will be our Adviser’s ability to underwrite credit, as we view ourselves as having always been a “credit first” organization. Not only are the teams well-versed in credit underwriting, but it will also benefit from the experience, market access, information advantage, and infrastructure of the Fortress Credit and Real Estate Platform, including approximately 78 asset managers dedicated to real estate. The Fortress Credit and Real Estate Platform, a recognized leader in the private lender space, has invested over $190 billion across thousands of transactions across varied asset types, capital structures, and credits ranging from investment grade companies to highly distressed situations. The Fortress Credit and Real Estate Platform has more than 600 people, including over 200 investment professionals across 12 offices globally with expertise in numerous industries, who have invested across multiple credit cycles, and who we expect will be available to the Fortress CRE Debt and Residential Loan and Asset teams to assist in underwriting.
In addition to our internal resources, Fortress owns an interest in approximately 20 servicers that service over $180 billion in assets globally as of December 31, 2023. We believe this repository of information provides Fortress a window into real-time market dynamics as they are taking shape. In addition, our affiliation with these servicers is expected to provide a valuable sourcing channel for the Fortress Credit and Real Estate Funds.
We are further augmented by our Adviser’s extensive sourcing network, which can lead to receiving favorable deal terms in off-market transactions. Fortress has numerous relationships directly with borrowers and intermediaries as a result of its strategy to establish long-term relationships with counterparties and from the broader Fortress Credit and Real Estate Platform, which has over 1,000 active relationships in addition to those built over Fortress’s more than 20 year history. These relationships are often with either the C-suite or sponsors. These relationships also come with considerable goodwill that we believe will enable us to identify off-market opportunities not available to our peers.
We believe the combination of a broad sourcing platform and information flow from servicing relationships will allow our Adviser to identify strong opportunities and not be reliant upon the rating agencies, and may lead to us acquiring assets at attractive yields due to our Adviser’s experience and ability to underwrite non-rated or non-investment grade credits.
Investment Origination and Underwriting Process
Fortress’s investment process is characterized by an emphasis on fundamental valuation, structuring and extensive due diligence.
Investment opportunities generated both directly through Fortress’s proprietary network as well as indirectly through market participants including real estate brokers, bankers, accountants, lawyers and other intermediaries are initially screened by an origination team. Weekly pipeline calls and initial analysis culminates in a “one-pager” summary that needs to be approved by the Investment Committee before the opportunity can progress through the underwriting process.
The due diligence and underwriting process is designed based on the particular investment, but generally will include some or all of the following:
•	First, there is typically a detailed study of asset coverage, cash flow, liquidity of the underlying property or collateral, expected recovery, and the overall business plan and sponsor support.
•
As applicable, the due diligence process may also include, but is not limited to, site visits, extensive reviews of loans, mortgages, liens, guaranties, other recourse obligations, insurance, engineering, environmental, zoning, code compliance, title, existing lease contracts and historical financials.

•
Any third party diligence, such as appraisals, property condition reports, insurance reviews and market studies may be ordered as needed. The investment team may also hire third-party consultants, legal advisors, accountants and investment banks as needed.

•
The diligence team aims to highlight key potential issues upfront and address them in the Investment Committee presentation. The investment team draws upon its experience to structure investments in an effort to provide proper control and in a tax-efficient manner.

The underwriting process culminates in an investment memo and a discussion with the Investment Committee, where investment opportunities are ultimately approved or rejected.
Leverage
We regularly employ direct or indirect leverage in a variety of forms through borrowings, derivatives and other financial instruments as part of our investment program. The greater our total leverage relative to our equity capital base, the greater the risk of loss and possibility of gain due to market fluctuations in the values of our investments. Leverage can result in the total loss of capital. We expect our target leverage ratio to range between 60% and 70%, which will be dependent on the mix of assets in the portfolio. Historically, Fortress commercial real estate debt investments and residential real estate debt investments have averaged 50-65% leverage (other than CMBS and RMBS assets) and other residential assets such as tax liens and residential mortgages have averaged approximately

75%. In certain instances where a transaction can support it (such as a lower LTV loan or higher overcollateralization), we could add more leverage or in the alternative, utilize lower leverage in our Adviser’s discretion.
We borrow funds (on a secured or unsecured basis), directly or indirectly through one or more investment vehicles, to facilitate investments or otherwise in connection with our business. We have obtained, and may in the future obtain, a credit facility in order to finance investments or pay expenses with borrowings. Financings may take various forms, and may be entered into with brokers and dealers retained by us. In addition, we may directly or indirectly utilize seller financing when making investments, and may be assigned existing indebtedness that is not prepayable. The Adviser is under no obligation to arrange for any affiliate to lend money to us; however, we may borrow funds from affiliates of our Adviser without the approval of our board of trustees (the “board” or “board of trustees”). To the extent that any borrowing is made from, or reimbursement is made to, affiliates of our Adviser, the interest rate thereon may not exceed the prime rate of JPMorgan Chase Bank plus 3.0% per annum without the approval of a majority of our independent trustees.
Moreover, without the approval of the board of trustees, we are not permitted to incur any indebtedness if such incurrence would cause our aggregate indebtedness to exceed 75% (measured at the time of incurrence) of the cost of our non-realized investments.
The Adviser will seek to minimize the risks associated with leverage by employing strategies such as match-funded liability structures, matching floating rate assets with floating rate liabilities and avoiding mark to market facilities when appropriate. In instances where the interest rate characteristics of an investment and the related financing obligation are not matched, we may mitigate such disparity through the utilization of interest rate derivatives of the same or more similar characteristics to the related financing obligation. We may also determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons.
In addition, in an effort to have enough cash available to repurchase shares pursuant to our share repurchase plan and to fund investments, we reserve borrowing capacity under a line of credit to borrow against, in part, to repurchase shares during periods when we may not have sufficient funds to fund all repurchase requests.
GS Repurchase Facilities
On August 16, 2024, a subsidiary of the Company, FCR GS Seller I LLC, as seller (the “GS Seller I”), and Goldman Sachs Bank USA, as purchaser (“Goldman Sachs”), entered into a Master Repurchase Agreement (together with the related transaction documents, the “GS Seller I Repurchase Agreement”). On October 11, 2024, a subsidiary of the Company, FCR DC GS Seller III LLC, as seller (the “GS Seller III” and, together with the GS Seller I, the “GS Sellers”), and Goldman Sachs, as purchaser, entered into a Master Repurchase Agreement (together with the related transaction documents, the “GS Seller III Repurchase Agreement” and, together with the GS Seller I Repurchase Agreement, the “GS Repurchase Agreements”). The GS Repurchase Agreements provide financing of up to an aggregate of $500 million in connection with the acquisition and/or origination by the Company of certain loans as more particularly described in the GS Repurchase Agreements. Subject to the terms and conditions thereof, the GS Repurchase Agreements provide for the purchase, sale and repurchase of commercial mortgage loans, related mezzanine loans and participation interests in such commercial mortgage loans satisfying certain conditions set forth in the GS Repurchase Agreements (collectively, the “GS Repurchase Facilities”). In connection with the GS Repurchase Agreements, the Company provided guaranties (hereinafter the “GS Guaranty I” and the “GS Guaranty III,” respectively, and collectively, the “GS Guaranties”), under which the Company (i) guarantees losses associated with customary non-recourse carve-outs with respect to the Company and the GS Sellers and (ii) agrees to satisfy certain financial covenants including minimum net worth, liquidity and interest coverage and maximum leverage.
For more information on the GS Repurchase Agreements and GS Guaranties, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments.”
Atlas Repurchase Facility
On October 11, 2024, a subsidiary of the Company, FCR DC JV Atlas Seller I LLC, as seller (the “Atlas Seller”), and Atlas Securitized Product Investments 2, L.P., as administrative agent and buyer (“Atlas”), entered into a Master Repurchase Agreement (together with the related transaction documents, the “Atlas Repurchase

Agreement”) to finance the acquisition and origination by the Company of up to $200 million of certain loans as more particularly described in the Atlas Repurchase Agreement. Subject to the terms and conditions thereof, the Atlas Repurchase Agreement provides for the purchase, sale and repurchase of commercial mortgage loans, related mezzanine loans and participation interests in such commercial mortgage loans satisfying certain conditions set forth in the Atlas Repurchase Agreement (the “Atlas Repurchase Facility”). In connection with the Atlas Repurchase Agreement, the Company provided a Guaranty (the “Atlas Guaranty”), under which the Company (i) guarantees losses associated with customary non-recourse carve-outs with respect to the Company and Atlas Seller and (ii) agrees to satisfy certain financial covenants including minimum net worth and liquidity.
For more information on the Atlas Repurchase Agreement and Atlas Guaranty, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments.”
Joint Ventures
We also may acquire investments in joint ventures with affiliates, including Fortress Managed Accounts, which allows the Company and its affiliates to collectively acquire 100% ownership of an investment. We will often acquire 100% interests in investments. In addition, we intend to enter into joint ventures with third parties to source, acquire, improve or dispose of investments. In certain cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Fortress Managed Accounts.
We may co-invest with affiliates of Fortress or third parties through partnerships, joint ventures or other entities. In addition, the Adviser and its affiliates may in the future form one or more co-investment funds or managed accounts that co-invest in specific transactions with us to the extent that the required amount of an investment exceeds the amount of an investment deemed appropriate for us. We expect that in certain cases, we will participate in joint ventures that pay certain fees (e.g., management fees, incentive fees, promote, etc.) and, in some instances, such fees may be paid as a percentage of contributed equity to the joint venture. The existence of such fees may result in the Company paying fees twice, once to the Adviser and once to the third-party joint venture partner to service or manage the same assets.
Sponsor Initial Capitalization and Repurchase Terms
In order to facilitate the origination or acquisition of our initial investments, FIG LLC has agreed to purchase an aggregate of $20 million of our Class E shares in one or more closings, as determined by us in our sole discretion, at a price per share equal to the most recently determined NAV of Class E shares or, if an NAV has yet to be calculated, then at a price of $20.00 per Class E share (the “Initial Capitalization”).
FIG LLC may, from time to time, request to have any Class E shares it receives in connection with the Initial Capitalization repurchased by us at a price per share equal to the most recently determined NAV per Class E share as of the repurchase date. Any such repurchase will not be subject to the Early Repurchase Deduction (as defined below).
Temporary Strategies
During periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy and a target leverage ratio without providing advance notice to, or obtaining the consent of, our shareholders. During these periods, we may deviate from our investment guidelines and invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. We may also from time to time hold cash pending deployment in investments or have less than our target leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there may be few investment opportunities. Other investments may include, among other things, other real estate-related debt investments, such as loans to REITs and REOCs and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps and other derivative securities; collateralized debt obligations; real property investments; and non-real estate-related debt investments. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.
Investment Company Act Considerations
We intend to engage primarily in the business of investing in commercial real estate debt and residential loans and assets and intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:
•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•
under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our subsidiaries, we are primarily engaged in non-investment company businesses related to real estate.
•
The determination of whether an entity is a majority-owned subsidiary or wholly-owned subsidiary of the Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person (while a person must own 95% or more of the outstanding voting securities of a company for such company to be a wholly-owned subsidiary). The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Generally, we treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any company as a majority-owned subsidiary, and neither the SEC nor its staff has done so. If the SEC or its staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy or assets could have a material adverse effect on us.

•
We expect that most of our wholly-owned and majority-owned subsidiaries will not be relying on either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. As a result, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities” for purposes of the 40% test. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

•
We expect certain of our subsidiaries to qualify for the exclusion from the definition of “investment company” pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for certain entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” To qualify for the exclusion pursuant to Section 3(c)(5)(C), based on positions set forth by the staff of the SEC, each such subsidiary generally is required to hold (i) at least 55% of its assets in qualifying real estate assets and (ii) at least 80% of its assets in qualifying real estate assets and real estate-related assets. For our majority- or wholly-owned subsidiaries that will maintain this exclusion or another exclusion or exemption under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof), our interests in these subsidiaries will not constitute “investment securities.” We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

•
Specifically, based on certain no-action letters and other guidance issued by the SEC staff, we expect to treat certain mortgage loans, mezzanine loans and certain other assets that represent an actual interest in commercial or residential real estate or are a loan or lien fully secured by commercial or residential real estate as qualifying real estate assets. On the other hand, we expect to treat certain other types of mortgages (including partial pool RMBS or CMBS), mortgage servicing rights and certain other indirect interests in commercial or residential real estate as real estate-related assets. The SEC staff has not, however, published guidance with respect to the treatment of some of these assets under Section 3(c)(5)(C). To the extent the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy or assets accordingly. There can be no assurance that we will be able to maintain this exclusion from registration for certain of our subsidiaries. In addition, we may be limited in our ability to make certain investments, and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

•
We may hold a portion of our investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors. In connection with any such investment, and consistent with no-action letters and other guidance issued by the SEC staff addressing the classification of such investments for Investment Company Act purposes, we generally intend to be active in the management and operation of any such entity and have the right to approve major decisions. We will not participate in joint ventures or similar arrangements in which we do not have or share control to the extent that we believe such participation would potentially threaten our ability to conduct our operations so that we comply with the 40% test or would otherwise potentially render any of our subsidiaries seeking to rely on Section 3(c)(5)(C) unable to rely on such exclusion.

•
It is possible that some of our subsidiaries may seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

•
As a consequence of our seeking to avoid the need to register under the Investment Company Act on an ongoing basis, we and/or our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. For example, these restrictions will limit the ability of our subsidiaries to invest directly in CMBS or RMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, and equity interests in real estate companies or in assets not related to real estate. Further, the mortgage-related investments that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. We also may be required at times to adopt less efficient methods of financing certain of our mortgage-related investments, and we may be precluded from acquiring certain types of mortgage-related investments. Additionally, Section 3(c)(5)(C) of the Investment Company Act prohibits us from issuing redeemable securities. If we fail to qualify for an exemption from registration as an investment company under the Investment Company Act or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this prospectus.
No assurance can be given that the SEC staff will concur with our classification of our or our subsidiaries’ assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify those assets for purposes of qualifying for an exclusion or exemption from registration under the Investment Company Act. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exclusions or exceptions to that definition, we may be required to adjust our investment strategies accordingly.
Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategies we have chosen. If the SEC or its staff take a position contrary to our view with respect to the characterization of any of the assets or securities we invest in, we may be deemed an unregistered investment company. Therefore, in order not to be required to register as an investment company, we may need to dispose of a significant portion of our assets or securities or acquire significant other additional assets that may have lower returns than our expected portfolio, or we may need to modify our business plan to register as an investment company, which would result in significantly increased operating expenses and would likely entail significantly reducing our indebtedness, which could also require us to sell a significant portion of our assets, which would likely reduce our profitability. We cannot assure you that we would be able to complete these dispositions or acquisitions of assets, or deleveraging, on favorable terms, or at all. Consequently, any modification of our business plan could have a material adverse effect on us.
There can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an unregistered investment company. If the SEC determined that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would potentially be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period for which it was established that we were an unregistered investment company. Any of these results would have a material adverse effect on us. Since we will not be subject to the Investment Company Act, we will not be subject to its substantive provisions, including but not limited to, provisions requiring diversification of investments, limiting leverage and restricting investments in illiquid assets.
Fortress Credit Realty Income Trust Structure
We intend to qualify and elect to be subject to tax as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ending December 31, 2024. A REIT is a company that derives most of its income from real property or real estate mortgages and has elected to be subject to tax as a REIT. If a corporation elects to be subject to tax as a REIT and qualifies as a REIT, it will generally not be subject to U.S. federal corporate income taxes on income that it currently distributes to its shareholders. A company’s qualification as a REIT depends on its ability to meet, on a continuing basis, various complex requirements under the Code, relating to, among other things, the sources of its gross income, the composition and values of its assets, its distribution levels to its shareholders, and the concentration of ownership of its capital stock. See “—Certain U.S. Tax Considerations.”
A privately placed, non-listed, perpetual-life REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. The net asset value of a perpetual-life REIT may be subject to volatility related to the value of its underlying assets. In our perpetual-life structure, the investors may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Declaration of Trust (as the same may be amended or restated form time to time, the “Declaration of Trust”) or otherwise to effect a liquidity event at any time.
If we have not raised $300 million or more in gross proceeds from subscriptions in our private offering (including uncalled commitments pursuant to binding subscription agreements whereby we have the right to draw down an investor’s subscription at one or more closings) on or before August 1, 2027, then, upon the written request of shareholders holding at least a majority of our Class B shares, our board of trustees will commence the liquidation, dissolution and winding up of our Company in an orderly manner as set forth in our Declaration of Trust. See “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares— Special Dissolution Right.”
The following chart shows our current ownership structure and our relationship with FIG LLC, the Adviser, and their respective affiliates as of the date of this Registration Statement.

Fortress Investment Group LLC
Delaware limited liability company
100% and sole member of FIG LLC
FIG LLC
Delaware limited liability company
("FIG")
REIT Investors
(other than FIG and BTG)
BTG Pactual NY Corporation
("BTG")
8.78%*
47.33%*
43.89%*
100%
FCR Advisors LLC
Delaware limited liability company
Administration Agreement
Management Agreement
Fortress Credit Realty Income Trust
Maryland statutory trust
100%
Subsidiaries

* Percentages are as of October 1, 2024 and may fluctuate over time.
Our Board of Trustees
We operate under the direction of our board of trustees. Our board of trustees is currently comprised of five trustees, two of whom are affiliated with the Adviser and three of whom are independent of the Adviser and its affiliates. Our independent trustees are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. See “Item 5. Trustees and Executive Officers—Biographical Information” for further information regarding the members of the board of trustees.
The Company has an audit committee of the board of trustees (the “Audit Committee”), which is comprised of three trustees, all of whom are independent trustees. The primary function of the Audit Committee is to serve as an independent and objective party to assist the board of trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting.

Management Agreement
The description below of the Management Agreement is only a summary. Statements in this Registration Statement concerning the Management Agreement include the material provisions of the agreement. The description set forth below is qualified in its entirety by reference to the Management Agreement filed as an exhibit to this Registration Statement.
Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company. Pursuant to the Management Agreement, our board of trustees has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees; provided, however, that the Adviser’s authority to make investments outside of the scope and criteria provided for within our investment guidelines (as such guidelines may be amended from time to time by the board of trustees) is subject to limitations and requires the prior approval of the board of trustees or any duly authorized committee of the board of trustees, as the case may be. We believe that the Adviser currently has sufficient staff and resources to be capable of fulfilling the duties set forth in the Management Agreement.
Services
Under the terms of the Management Agreement, the Adviser is responsible for the following:
•	managing the Company’s assets in accordance with its investment objective, policies and restrictions;
•	determining the composition of the Company’s portfolio, the nature and timing of the changes to the Company’s portfolios and the manner of implementing such changes;
•
making investment decisions for the Company, including decisions related to the origination, acquisition, management, financing and disposition of the Company’s investments and negotiating the terms related thereto and other instruments on the Company’s behalf, including transactions with other Fortress Managed Accounts, and any hedging transactions;

•	monitoring the Company’s investments;
•	engaging and supervising, on the Company’s behalf, agents and service providers to assist in making and managing the Company’s investments;
•	determining valuations of the Company’s investments;
•	performing due diligence on prospective portfolio investments;
•	recommending the appropriate level of leverage and debt financing;
•	exercising voting rights in respect of portfolio securities and other investments for the Company;
•	providing risk management and tax services with respect to the Company’s investments; and
•	providing the Company with such other investment advisory and related services as the Company may, from time to time, reasonably require for the investment of capital.
Pursuant to the Management Agreement, the Adviser may delegate any of the services for which it is responsible to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for the Company by such affiliate or third party. To the extent that the Adviser outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without profit to the Adviser.
The Adviser’s services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

In addition, under our Declaration of Trust, for so long as the Management Agreement is in effect, a change of control of the Adviser (but excluding (A) any pledge, hypothecation, assignment or other transfer of any rights to receive fees or other payments under the Management Agreement to any person or (B) any direct or indirect change of control of Fortress) will require the approval of the holders of a majority of the outstanding Class B shares, voting separately as a class.
Term and Termination Rights
Unless earlier terminated as described below, the Management Agreement will remain in effect for an initial period of two years from the date it first becomes effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the board of trustees and a majority of the independent trustees.
Without payment of penalty, the Company may terminate the Management Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the board of trustees. In addition, without payment of penalty, the Adviser may generally terminate the Management Agreement upon 60 days’ written notice.
In the event the Management Agreement is terminated, and regardless of the reason for termination, the Adviser will be entitled to receive its prorated management fee and performance fee through the date of termination. In addition, upon the termination or expiration of the Management Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function. Certain obligations of the Company relating to indemnification and non-solicitation will also survive the termination of the Management Agreement.
For a discussion of the Adviser’s compensation and expense reimbursement, see “—Compensation of the Adviser and Expense Reimbursement.” For additional discussion of company expenses, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—General and Administrative Expenses.”
Compensation of the Adviser and Expense Reimbursement
Management Fee
As compensation for its services provided pursuant to the Management Agreement, we pay the Adviser, for Class S investors, Class D investors, and Class I investors, a management fee of 1.25% of NAV per annum payable monthly, and for Class B investors, Class R investors and Class E investors, a management fee of 1.00% of NAV per annum payable monthly. The Adviser has agreed to waive the management fee in respect of any Class B shares that are purchased by a shareholder during the Initial Share Offering Period and in respect of any Class R shares that are purchased by a shareholder during the Class R Share Offering Period, in ease case until March 31, 2025 (including any such shares issued pursuant to our distribution reinvestment plan during the Initial Share Offering Period or Class R Share Offering Period, as applicable). In addition, the management fee paid to the Adviser in respect of any Class E shares will be subject to our ability to meet the applicable REIT requirements (which may require that such management fee is waived prior to March 31, 2025 if we are not a “publicly offered REIT” for U.S. federal income tax purposes (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) (a “Publicly Offered REIT”)), and will be waived by the Adviser following the time that we become a Publicly Offered REIT. Any management fee shall be calculated and paid to the Adviser on a class-by-class basis, based on the NAV of each applicable class of our shares.
In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, ongoing servicing fees or distributions payable on our shares. Our NAV per share for each class is calculated by EA RESIG, LLC, a subsidiary of Eisner Advisory Group LLC (“Eisner”), a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed and confirmed by the Adviser. As part of Eisner’s calculations, Eisner will use inputs provided by the Adviser, including valuation conclusions that have been reviewed by Empire Valuation Consultants, LLC (“Empire”), our independent valuation advisor. However, the Adviser is ultimately and solely responsible for determining our NAV and overseeing the process relating to Eisner’s calculation of our NAV. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—NAV and NAV Per Share Calculation” for more information regarding the calculation of our NAV per share of each class.
The management fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. The Adviser generally expects to elect to receive Class E shares primarily for the Company’s cash management purposes and alignment of interest, but may have its shares repurchased from time to time. Any repurchase requests by the Adviser will be consistent with the Adviser’s fiduciary duties to us and our shareholders. Our Class E shares obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any early repurchase deduction, whereby certain classes of our shares (i.e., Class S shares, Class D shares, Class I shares and Class E shares) that have not been outstanding for at least one year are repurchased at 98% of the transaction price (an “Early Repurchase Deduction”).
Performance Fee
The Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Management Agreement is in effect) in arrears. The performance fee will be an amount, not less than zero, equal to 12.5% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.25% per quarter (the “hurdle rate”), or an annualized hurdle rate of 5.0%. As a result, the Adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceeds the hurdle rate of 1.25%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our Class S shares, Class D shares and Class I shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to Class S, Class D and Class I shareholders and amounts paid to Class S, Class D and Class I shareholders for share repurchases pursuant to our share repurchase plan.
Once our Core Earnings in any quarter exceeds the hurdle rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter exceeds a percentage of adjusted capital equal to the hurdle rate divided by 0.875 (or 1 minus 0.125) for such quarter (i.e., approximately 1.429% quarterly, or 5.714% annually, of adjusted capital). Thereafter, the Adviser is entitled to receive 12.5% of our Core Earnings. Because the performance fee is calculated based on Core Earnings as opposed to NAV like the management fee, the Adviser may be entitled to a performance fee even if shareholders experience a decline in NAV per share in the relevant quarter.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to shareholders of Class S shares, Class D shares and Class I shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and our independent trustees and approved by a majority of our independent trustees. Core Earnings is calculated by the Adviser (after consultation with and approval by our independent trustees with respect to the exclusion of certain non-cash items and adjustments). However, the Adviser is ultimately and solely responsible for determining Core Earnings.
For the avoidance of doubt, we will not pay the Adviser a performance fee on Class B shares, Class R shares or Class E shares, and as a result, it is a class-specific expense. The performance fee may be paid, at the Adviser’s election, in cash or Class E shares, or any combination thereof. To the extent that the Adviser elects to receive any portion of the performance fee in Class E shares, we may repurchase such Class E shares from the Adviser at a later date. Our Class E shares obtained by the Adviser will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
In the event the Management Agreement is terminated, the Adviser will be entitled to receive its prorated management fee and performance fee through the date of termination. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” below for further information about the management fee and performance fee.
From the Formation Date through July 16, 2024, no management fee or performance fee has accrued or been paid.
Organization and Offering Expense Reimbursement
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting (including NAV calculation), printing, mailing, subscription processing and filing fees and offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, due diligence expenses of participating broker-dealers supported by itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers, reimbursements for customary travel, lodging and meals, and fees, expenses and taxes related to the filing, registration and qualification of our shares or the sale thereof under federal and state laws, but excluding ongoing servicing fees) through August 1, 2025, the first anniversary of the initial closing of our private offering. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following August 1, 2025. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser on our behalf through such date will not be deducted as an expense until reimbursed by us. After August 1, 2025, we will reimburse the Adviser for any organization and offering expenses associated with our private offering that it incurs on our behalf as and when incurred. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
As of September 30, 2024, the Company had accrued $3.2 million of organizational and offering expenses.
Acquisition Expense Reimbursement
We do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection, acquisition, origination, financing and management of CRE Debt and Residential Investments, whether or not such investments are made. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. We will also make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Fees from Other Services of the Adviser” below.
Operating Expense Reimbursement
We will pay directly or reimburse the Adviser or its affiliates for costs and expenses the Adviser or its affiliates incur in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from either an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, accountants, tax advisors, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition, purchase and sale of our investments, (ii) expenses of managing, operating and disposing of our investments, whether payable to an affiliate or a non-affiliated person, (iii) expenses related to the personnel of the Adviser performing services for us other than those who provide investment advisory services to us, and (iv) expenses relating to compliance-related matters and regulatory filings relating to our activities.
The Adviser has agreed to advance certain of our operating costs and expenses, including Borrowing Costs (as defined herein), costs and expenses incurred pursuant to the Administration Agreement, and other expenses incurred on our behalf (but excluding organization and offering expenses), through the earlier of (i) the date that our aggregate NAV is at least $300 million and (ii) December 31, 2024 (the “Operating Expense Commencement Date”). We will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date. “Borrowing Costs” are the interest, fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs), whether or not any facilities, financing arrangements or indebtedness are implemented. For purposes of calculating our NAV, the operating costs and expenses paid by the Adviser on our behalf through the Operating Expense Commencement Date will not be deducted as an expense until reimbursed by us.
After the Operating Expense Commencement Date, we will reimburse the Adviser for any operating expenses and Borrowing Costs that it incurs on our behalf as and when incurred. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction.
Fees from Other Services of the Adviser
We may retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance and budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, mortgage servicing, special servicing, services related to capital markets and credit origination, and/or other types of insurance and related services, asset management services, transaction support services, transaction consulting services and other similar operational matters. We or our subsidiaries may also issue equity incentives to certain employees of such affiliates. Any payments made to the Adviser’s affiliates will not reduce the management fee or performance fee payable to the Adviser. Any such arrangements will be at or below market rates. For more information about such services, please see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Other Conflicts.”
Administration Agreement
The description below of the Administration Agreement is only a summary. Statements in this Registration Statement concerning the Administration Agreement include the material provisions of the agreement. The description set forth below is qualified in its entirety by reference to the Administration Agreement filed as an exhibit to this Registration Statement.
The Adviser serves as our administrator. Under the terms of the Administration Agreement, the Adviser will perform, or oversee the performance of, administrative services necessary for our operation, which includes, but is not limited to, providing office space, equipment and office services; maintaining financial and other records; preparing and distributing reports to shareholders and reports required to be filed with the SEC; and managing the payment of expenses and the performance of administrative and professional services rendered by others, which could include employees of the Adviser or its affiliates. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Administration Agreement.
We will reimburse the Adviser for services performed for us pursuant to the terms of the Administration Agreement, which will include certain costs and expenses associated with arranging financing on our behalf, for certain organization costs incurred prior to the commencement of our operations, and for certain offering costs. In addition, we will reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to certain individuals who devote time to our business and affairs and act on our behalf, in each case, based on the applicable percentage of time such individual allocated, on an estimated basis, to our operations. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Adviser for any services performed for us by such affiliate or third party. To the extent that the Adviser outsources any of its functions, we will pay the fees associated with such functions on a direct basis, without profit to the Adviser.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the board of trustees and a majority of the independent trustees. We or the Adviser may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice. Our decision to terminate the agreement may be made by a majority of the board of trustees and a majority of the independent trustees.
The Administration Agreement provides the Adviser and its affiliates’ respective directors, officers, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Administration Agreement, except where attributable to such person’s Disabling Conduct or violation of the antifraud provisions of any U.S. federal securities law, in each case, as finally determined by a court of competent jurisdiction.
Allocation of Investment Opportunities
Fortress Affiliates invest their own capital in a broad range of investments. In certain cases, the investment objectives and programs of Fortress Affiliates are similar to, or overlap with, our investment objectives and proposed investment programs. In particular, there will be overlap of commercial real estate debt, residential loans and assets and/or real estate-related debt and equity securities investment opportunities with certain other Fortress Managed Accounts that are actively investing and similar overlap with future other Fortress Managed Accounts. We do not have the exclusive right to any investment opportunity. Accordingly, Fortress Affiliates are under no obligation to offer investment opportunities to us and may choose to allocate all or part of any such opportunity to any Fortress Affiliate or any business in which a Fortress Affiliate has invested. Fortress Affiliates may give advice and recommend investments to other Fortress Managed Accounts which may differ from advice given to, or investments recommended or bought for, us, even though the investment objectives of such Fortress Managed Accounts may be the same or similar.
Fortress Affiliates may also offer additional investment products that are similar to ours, and Fortress may permit existing or future Fortress Affiliates to have exclusive rights or priority with respect to certain investment opportunities. As a result, we may not be afforded the chance to participate in attractive investment opportunities in which other Fortress Affiliates are given the opportunity to participate, or in some cases may be allocated a small part of an investment opportunity within our investment objectives when other Fortress Affiliates are allocated a larger portion. We may be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and may find that our ability to participate in any particular opportunity may be substantially limited. In addition, the creation of new Fortress Managed Accounts may give rise to additional conflicts of interests that may not be foreseeable.
In making allocation decisions with respect to investment opportunities that could reasonably be expected to fit the investment objectives of one or more Fortress Affiliates, on the one hand, and us, on the other hand, Fortress anticipates that it will consider one or more of the following: the objectives and investment program of a Fortress Affiliate, any exclusive and/or priority rights to investment opportunities that may have been granted to certain Fortress Affiliates, the expected duration of the investment in light of a Fortress Affiliate’s objectives and investment program, the amount of available capital (including financing), the magnitude of the investment opportunity, regulatory and tax considerations, the degree of risk arising from an investment, the expected investment return, the internal source of the investment opportunity, relative liquidity, likelihood of current income and/or such other factors as Fortress deems to be appropriate. These factors provide substantial discretion to Fortress to resolve conflicts of interest arising from limited investment opportunities.
We expect, from time to time, to co-invest alongside a Fortress Affiliate (including the Drawbridge Special Opportunities Fund LP (together with Drawbridge Special Opportunities Fund Ltd. and any successor, co-invest or similar funds, the “DBSO Funds”), the Fortress Credit Opportunities Funds (together with successor, co-invest or similar funds, the “FCO Funds”), the Fortress Real Estate Opportunities Funds III and IV (together with successor, co-invest or similar funds, the “FROF Funds”), and the Fortress Lending Funds (together with successor, co-invest or similar funds, the “FLF Funds”)), including in the acquisition of a portfolio of commercial real estate debt and residential loans and assets from the same seller. Fortress will have discretion to allocate the assets from such portfolio and the associated purchase price between us and such Fortress Affiliate, and no approval of the board of trustees will be required for such transaction. We expect that assets with higher investment risks – and most likely higher returns – will be allocated to such Fortress Affiliates (particularly, the FCO Funds and the FLF Funds) and not to us.
For additional information, see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”
Term
The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their shares on a quarterly basis (as further discussed below). See “—Share Repurchase Plan” below for more information regarding repurchases.

Governmental Regulations
Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things,: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.
In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.
Competition
We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours, will seek investment opportunities under Fortress’s prevailing policies and procedures.
In the face of this competition, our Adviser has access to Fortress’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay any upfront selling commission, dealer manager fees, or other similar placement fees (together, the “Upfront Sales Load”) when purchasing shares under our distribution reinvestment plan; however, all outstanding Class S shares, Class R shares and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.
Share Repurchase Plan
Shareholders may request on a quarterly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular quarter, we will only repurchase shares as of the opening of the last business day of that quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that (i) Class S shares, Class D shares, Class I shares and Class E shares that have not been outstanding for at least one year will be repurchased in accordance with the Early Repurchase Deduction and subject to certain limited exceptions and (ii) Class B shares and Class R shares that have not been outstanding for at least two years may not be repurchased. The one-year and two-year holding periods are each measured as of the first calendar day immediately following the prospective repurchase date. The Early Repurchase Deduction and Mandatory Holding Period (as defined herein), as applicable, may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances.
However, while shareholders may request on a quarterly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in the discretion of our board of trustees. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month.
To have shares repurchased under our share repurchase plan, an investor’s repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of share repurchases will be made within three business days of the Repurchase Date at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to the Company’s prior month NAV per share), subject to an Early Repurchase Deduction. We will disclose the repurchase price for each quarter when available on our website at https://pws.fortress.com/repurchase-offers-fcr and directly to financial intermediaries. We are providing our website address solely for the information of investors. The information on our website, however, is not incorporated by reference in or otherwise part of this Registration Statement. The Early Repurchase Deduction and Mandatory Holding Period do not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter.
The aggregate NAV of total repurchases of Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). Shares issued to the Adviser and its affiliates under our management fee, performance fee or as reimbursements of expenses are not subject to these repurchase limitations.
Mandatory Holding Period (Class B Shares and Class R Shares)
Class B shares and Class R shares may only be repurchased by us to the extent they have been outstanding for at least two years (such period with respect to any such shares, a “Mandatory Holding Period”). The Mandatory Holding Period is measured as of the first calendar day immediately following the prospective repurchase date. The Mandatory Holding Period will not apply to Class B shares or Class R shares acquired through our distribution reinvestment plan.
We may, from time to time, waive the Mandatory Holding Period in the following circumstances (subject to the conditions described below):
•	repurchases resulting from death or qualifying disability; or

•	in the event that a shareholder’s Class B shares or Class R shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance.
As set forth above, we may waive the Mandatory Holding Period in respect of repurchases of Class B shares or Class R shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder who is a natural person, including such shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of such shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such shareholder along with a physician’s certification of disability as defined in Section 72(m)(7) of the Code; provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months after the death of the shareholder or the initial determination of the shareholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of any Class B shares or Class R shares, the request to have such shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Mandatory Holding Period upon death or disability does not apply.
In addition, Class B shares may be sold to certain feeder vehicles primarily created to hold such shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company may agree not to apply the Mandatory Holding Period to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, the Company will not apply the Mandatory Holding Period on repurchases of any Class B shares or Class R shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company.
Early Repurchase Deduction
For Class S shares, Class D shares, Class I shares and Class E shares, there is no minimum holding period and shareholders holding any such shares can request that we repurchase such shares at any time. However, subject to limited exceptions, Class S shares, Class D shares, Class I shares and Class E shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price. The one-year holding period is measured as of the first calendar day immediately following the prospective repurchase date. The Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to (i) Class S shares, Class D shares, Class I shares and Class E shares acquired through our distribution reinvestment plan and (ii) Class B shares or Class R shares, which cannot be repurchased during the Mandatory Holding Period.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining shareholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our shares. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
•	repurchases resulting from death or qualifying disability; or
•	in the event that a shareholder’s Class S shares, Class D shares, Class I shares or Class E shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance.
As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of Class S shares, Class D shares, Class I shares and Class E shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a shareholder who is a natural person, including such shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of such shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such shareholder along with a physician’s certification of disability as defined in Section 72(m)(7) of the Code; provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. We must receive the written repurchase request within 12 months after the death of the shareholder or the initial determination of the shareholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of any Class S shares, Class D shares, Class I shares or Class E shares, the request to have such shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death or disability does not apply.
In addition, Class I shares may be sold to certain feeder vehicles primarily created to hold such shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Company may agree not to apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. Further, the Company will not apply the Early Repurchase Deduction on repurchases of any Class S shares, Class D shares, Class I shares or Class E shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company.
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares repurchased at the end of the quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our assets, borrowings or offering proceeds (including from sales of our common shares to Fortress Affiliates), and we have no limits on the amounts we may fund from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in commercial real estate debt, residential loans and assets or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares than have been requested to be repurchased (including relative to the 5% quarterly limit under our share repurchase plan), or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan (including to make exceptions to the repurchase limitations, or repurchase fewer shares than such repurchase limitations) if it deems in its reasonable judgment such action to be in our best interest and the best interest of our shareholders. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.
Notwithstanding anything herein to the contrary, any shares held by the Adviser acquired as payment of the Adviser’s management fee or performance fee will not be subject to the limits of our share repurchase plan, including the Early Repurchase Deduction. Shareholders who are exchanging any class of shares for an equivalent aggregate NAV of another class of shares will not be subject to, and such exchanges will not be treated as repurchases for the calculation of, the 5% quarterly limitation on repurchases and will not be subject to the Early Repurchase Deduction.
Human Capital
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Management Agreement and Declaration of Trust. See “—Management Agreement.”
The Private Offering
Subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or our Adviser). A subscription order may be cancelled at any time before the time it has been accepted.
The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our prior month’s NAV per share for such class as of the last calendar day of such month. Our NAV may vary significantly from one month to the next. We may offer shares of any class at a price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share of the applicable class, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share or such class of shares since the end of the prior month.
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares of any class and repurchase outstanding shares of any class will not change depending on the level of demand by investors or the volume of requests for repurchases. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Calculation and Valuation of Net Asset Value” for more information about the calculation of NAV per share of any class.
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in the private placement memorandum for our private offering. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
Generally, within 15 calendar days after the last calendar day of each month after the initial closing of our private offering, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time.
As of July 16, 2024, we had not issued or sold any common shares to investors in our private offering. See “Item 10. Recent Sales of Unregistered Securities” for additional information regarding the sale of securities in connection with our private offering.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
Investors may obtain copies of our filings with the SEC, free of charge, from the website maintained by the SEC at www.sec.gov. In addition, from time to time, we may use our website (https://pws.fortress.com/repurchase-offers-fcr) as a distribution channel for company information. Accordingly, investors should monitor this channel, in addition to following our SEC filings. Our filings with the SEC, however, are the primary source for current, material information about us. We are providing our website address solely for the information of investors. The information on our website, however, is not incorporated by reference in or otherwise part of this Registration Statement.
Certain U.S. Tax Considerations
The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
The following discussion is a summary of the U.S. federal income tax considerations generally applicable to an investment in our common shares. This summary does not discuss the consequences of an investment in other securities that may be issued by us or our subsidiaries. This summary is based upon the Code, the regulations promulgated thereunder (“Treasury Regulations”), rulings, and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This summary is also based on the assumptions that our operation and the limited liability companies and limited partnerships in which we own interests, subsidiary

REITs, and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. As used in this section, references to “Fortress Credit Realty Income Trust,” “we,” “our,” and “us” mean only Fortress Credit Realty Income Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated.
This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions; insurance companies; broker-dealers; regulated investment companies; partnerships and trusts; persons who hold our common shares on behalf of other persons as nominees; holders that receive our common shares through the exercise of stock options or otherwise as compensation; persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment; and, except to the extent discussed below, tax-exempt organizations, and foreign investors, as determined for U.S. federal income tax purposes). If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership should consult its tax advisors about the U.S. federal income tax consequences to its partners of the acquisition, ownership, or disposition of our common shares.
This summary does not discuss any state, local, or non-U.S. tax laws, or any tax considerations other than with respect to regular U.S. federal income taxation. This summary assumes that investors will hold our common shares as a capital asset (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding any matter discussed in this Registration Statement. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
The U.S. federal income tax treatment of a particular holder depends upon determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any holder of our common shares will depend on the holder’s particular tax circumstances. Accordingly, each holder is urged to consult its tax advisor regarding the federal, state, local, and foreign tax consequences of acquiring, holding, exchanging, or otherwise disposing of our common shares and of our election to be subject to tax as a REIT for U.S. federal income tax purposes.
Taxation of Fortress Credit Realty Income Trust
We intend to qualify and elect to be subject to tax as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ending December 31, 2024. We believe that we will be organized, and expect to operate in such a manner as to qualify for taxation, as a REIT. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify as a REIT for any particular year. See “—Failure to Qualify.”
The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.
Taxation of REITs in General
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the shareholder level upon a distribution of dividends by the REIT.
Any net operating losses, foreign tax credits, and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Shareholders—Taxation of Taxable U.S. Holders—Distributions.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:
1.	We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.
2.
A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRSs (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between us and our TRSs are not comparable to similar arrangements between unrelated third parties.

3.
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

4.
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

5.
If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with our gross income.

6.
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool, or “TMP”), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt shareholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable mortgage pools and excess inclusion income” below.

7.
If we should fail to satisfy the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure, and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

8.
If we should fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be required to pay a 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts actually distributed; plus (b) retained amounts on which income tax was paid at the corporate level.

9.
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet the record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General.”

10.
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a subchapter C corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on the disposition of any such assets during the five-year period following the acquisition of such assets from the subchapter C corporation.

11.	The earnings of any subsidiary of ours that is taxed as a C corporation (including any TRS) will generally be subject to U.S. federal corporate income tax.

We and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income taxes, property taxes, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Code defines a REIT as a corporation, trust, or association:
1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;
4.	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
5.	the beneficial ownership of which is held by 100 or more persons;
6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7.	that meets other tests described below (including with respect to the nature of its income and assets); and
8.	that makes an election to be taxed as a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
The Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that condition (6) applies during the last half of the taxable year (and is waived for the REIT’s first taxable year). Our Declaration of Trust will provide certain restrictions regarding transfers of its shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above.
To monitor our compliance with the share ownership requirements, we will generally be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder who fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We will satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below, regardless of whether the REIT receives a distribution from the partnership. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, described below, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any entities in which we own interests and that are treated as partnerships for U.S. federal income tax purposes (“Subsidiary Partnerships”) will be treated as our assets and items of income for purposes of applying the REIT requirements described below.
Our direct and indirect investment in partnerships will involve special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership for

U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests and gross income tests (see “—Asset Tests” and “—Income Tests”) and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described below (see “—Failure to Qualify”). In addition, any change in the status of any of the Subsidiary Partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we might recognize taxable income or gain without any related cash distributions.
If we were to be a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
In addition, under the Code and the Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners.
With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships subsequent to our formation, such property initially will have a tax basis equal to its fair value and the special allocation provisions described above will not apply.
Finally, the rules applicable to U.S. federal income tax audits of partnerships provide that, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in Subsidiary Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest, and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Disregarded Subsidiaries. Any entities that will be wholly owned by us or Subsidiary Partnerships, including single member limited liability companies, will generally be disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. In addition, we could own corporate subsidiaries that are organized and operated as “qualified REIT subsidiaries” within the meaning of the Code. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, will not be subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by an unrelated person—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Subsidiary REITs. We may own interests in one or more corporations that have elected to be taxed as REITs; provided that each such entity qualifies as a REIT, our interest in the entity will be treated as a qualifying real estate asset for purposes of the REIT asset tests, and any dividend income or gains derived by us from such entity will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each such entity will need to independently satisfy the various REIT qualification requirements described in this summary. If such an entity were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of the entity to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.
Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or other fees for services or foreign currency gains).
Certain of our operations may be conducted through our TRSs. Because we will not be required to include the assets and income of such TRSs in determining our compliance with the REIT requirements, we could use our TRSs to facilitate our ability to offer services and activities to our tenants that are not generally considered as qualifying REIT services and activities. If we fail to properly structure and provide such nonqualifying services and activities through our TRSs, our ability to satisfy the REIT gross income requirement, and also our REIT status, may be jeopardized.
A TRS may generally engage in any business except the operation or management of a lodging or health care facility. If any of our TRSs were deemed to operate or manage a health care or lodging facility, they would fail to qualify as TRSs, and this would generally cause us to fail to qualify as a REIT. We believe that none of our TRSs will operate or manage any health care or lodging facilities. However, there can be no assurance that the IRS will not contend that any of our TRSs operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby potentially resulting in the disqualification of us as a REIT.
Several provisions of the Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, we would be obligated to pay a 100% penalty tax on certain payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between us and the TRS were not comparable to similar arrangements among unrelated third parties.
In general, TRSs pay U.S. federal, state, and local income taxes on their taxable income at normal corporate rates. Any U.S. federal, state, or local income taxes that our TRSs are required to pay will reduce our cash flow from operating activities and our ability to make payments to holders of its securities.
Income Tests
To maintain qualification as a REIT, we must annually satisfy two gross income requirements:
•
First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, and certain hedging transactions, generally must be derived from “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as specified income from temporary investments.
•
Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness, and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gains from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure: (i) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below; and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and certain typical mezzanine loan aspects may not be described in the Revenue Procedure. We generally intend to structure any investments in mezzanine loans in a manner that reasonably complies with the various requirements applicable to our qualification as a REIT. To the extent that, notwithstanding our intent, any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
If a loan is modified by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury Regulations, the modified loan will be considered to have been reissued to the lender in a debt-for-debt exchange with the borrower. Such deemed reissuance could, subject to the application of the safe harbor in Revenue Procedure 2014-51, adversely affect the qualification of interest income from such loan for purposes of the 75% gross income test. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a deemed reissuance may not adversely affect the qualification of interest income from the applicable loan for purposes of the 75% gross income test if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed loans without adversely affecting the qualification of the interest income from such loans for purposes of the 75% gross income test.
Rents received by us, if any, directly or through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received or accrued as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Also, neither we nor an actual or constructive owner of 10% or more of our shares may actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of shares entitled to vote, or 10% or more of the total value of all classes of shares of the tenant.
Moreover, we generally must not operate or manage a property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We and our affiliates will be permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services will be deemed to be at least 150% of the direct cost of providing the services. Moreover, we will generally be permitted to provide services to tenants or others through a

TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. We believe that substantially all of the services we will render at our properties will be of the type that are usually or customarily performed in connection with the rental of space and will not be primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Subject to our ability to provide a de minimis amount of non-customary services to tenants, we intend to cause services that are not “usually or customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Any income or gain derived by us directly or through our Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests; provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “—Derivatives and Hedging Transactions.”
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our tax return. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Asset Tests
We, at the close of each calendar quarter of our taxable year, must also satisfy five tests relating to the nature of our assets.
1.
First, at least 75% of the value of the total assets held by us must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities, and mortgage loans and debt instruments (whether or not secured by real property) that are issued by a REIT that is a Publicly Offered REIT. Assets that qualify for purposes of the 75% asset test are generally not subject to the additional asset tests described below (except as described in clause (5)).

2.	Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
3.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries, and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on its proportionate interest in the equity and certain debt securities issued by the partnership.

4.	Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our total assets.
5.
Fifth, no more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by a REIT that is a Publicly Offered REIT were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we will be treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions, described below, are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a REIT that is not a Publicly Offered REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% value test, as explained below).
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Certain of our mezzanine loans may qualify for the safe harbor in the Revenue Procedure pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. See “— Income Tests.”
Additionally, if a loan is modified by an agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable Treasury Regulations, the modified loan will be considered to have been reissued to the lender in a debt-for-debt exchange with the borrower. Such deemed reissuance could, subject to the application of the safe harbor in Revenue Procedure 2014-51, adversely affect the qualification of such loan for purposes of the asset tests. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a deemed reissuance may not adversely affect the qualification of loan for purposes of the 75% asset test. See “—Income Tests” above. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to satisfy the asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the asset tests.
We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Generally, independent appraisals have not been obtained to support our conclusions as to the value of our assets, including the value of our interest in any TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.
Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if: (a) it provides the IRS with a description of each asset causing the failure; (b) the failure is due to reasonable cause and not willful neglect; (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate; and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.
A second relief provision contained in the Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (b) either (i) the REIT disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or (ii) the relevant tests are otherwise satisfied within that time frame.
If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets but instead arose from changes in the market value of our assets. If the condition described in (2) was not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose. No assurance can be given that we would qualify for relief under these provisions.
Annual Distribution Requirements
In order to qualify as a REIT, we will be required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of 90% of our “real estate investment trust taxable income,” computed without regard to the deduction for dividends paid and our net capital gain, and 90% of our net income, if any, (after tax) from foreclosure property (as described below); minus the sum of specified items of non-cash income. For so long as we are not a Publicly Offered REIT, in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction by us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents. There is no controlling authority addressing a REIT that has different classes of shares that bear different shareholder service fees such as the Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares, and the IRS could assert that such differences cause distributions by us to be preferential dividends. Although we believe that differences in distributions between the Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares as a result of different service fees that are reflected in our organizational documents should not cause distributions in respect of these shares to be preferential dividends, no assurance can be given in that regard. If the IRS were to successfully assert that our distributions are preferential dividends, we could cease to qualify for taxation as a REIT or could be required to pay penalty taxes or additional distributions and interest charges in order to maintain our qualification for taxation as a REIT.
For distributions to qualify to satisfy the distribution requirement for any given year, such distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In addition, any dividend declared in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, so long as the dividend is actually paid by us before the end of January of the next calendar year.
To the extent that we distribute at least 90%, but less than 100%, of our “real estate investment trust taxable income,” as adjusted, including our capital gains, we will be subject to tax on the retained amount at ordinary corporate tax rates. In any year, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In such a case, our shareholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of the common shares they hold of ours by the difference between the designated amounts included in their income as long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of shareholders, of any distributions that are actually made by the REIT, which are generally taxable to shareholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Shareholders—Taxation of Taxable U.S. Holders—Distributions.”
If we should fail to distribute during each calendar year at least the sum of:
•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for such year (excluding retained net capital gain); and
•	any undistributed taxable income from prior periods, then
we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income retained on which we have paid U.S. federal corporate income tax.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt or payment of cash and (ii) the inclusion of certain items in income or the recognition of certain deductions, as applicable, by us for U.S. federal income tax purposes. For example, if we acquire a distressed loan that is subsequently modified by agreement with the borrower and such amendment to the outstanding loan is a “significant modification” under the applicable Treasury Regulations, the modified loan may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance would cause us to recognize income (without the corresponding receipt of cash) to the extent the principal amount of the modified loan exceeds our adjusted tax basis in the unmodified loan. In the event that such timing differences occur, in order to meet the distribution requirements, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, it may be possible for us to declare a taxable dividend payable in cash or stock at the election of each shareholder, including where the aggregate amount of cash and/or stock to be distributed in such dividend is subject to limitation. In such case, for U.S. federal income tax purposes, assuming certain conditions are satisfied, taxable shareholders receiving such dividends will be required to include the full amount of the dividend in income (including the portion payable in stock) to the extent of our current and accumulated earnings and profits.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
Prohibited Transactions
Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by us will be treated as inventory or as property held for sale to customers or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Derivatives and Hedging Transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury Regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in the foregoing clause (i) or the disposition of property with respect to which we entered into a qualified hedging position described in the foregoing clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable mortgage pools and excess inclusion income
An entity, or a portion of an entity, may be classified as a TMP, under the Code if:
•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations (liabilities) that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the shareholders of the REIT.
A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income must be allocated among its shareholders in proportion to dividends paid. The REIT is required to notify shareholders of the amount of “excess inclusion income” allocated to them. A shareholder’s share of excess inclusion income:
•	cannot be offset by any net operating losses otherwise available to the shareholder;
•	is subject to tax as UBTI in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax; and
•
results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign shareholders.

See “—Taxation of Shareholders.” To the extent that excess inclusion income is allocated to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such shareholders by the amount of such tax paid by the REIT attributable to such shareholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.”
The manner in which excess inclusion income is calculated, or would be allocated to shareholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that is not a disregarded entity, is a TMP or owns an interest in a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a customer of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
This determination of whether any amount is arm’s length is inherently factual, and the IRS may assert that any such amounts paid or received by a TRS of ours do not represent arm’s-length amounts. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if the failure is due to reasonable cause and not to willful neglect, and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders that are individuals will generally be taxable at the preferential income tax rates for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction.
Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
The remainder of this discussion assumes we will retain our qualification for taxation as a REIT.

Taxation of Shareholders
As used herein, the term “U.S. Holder” means a holder of our shares who for U.S. federal income tax purposes is:
1.	an individual who is a citizen or resident of the United States;
2.
a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

3.	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or
4.
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Taxable U.S. Holders
Distributions. Provided that we qualify as a REIT, distributions made to our U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. The amount of our earnings and profits for this purpose will include any undistributed earnings and profits attributable to periods beginning prior to the holder’s acquisition of our common shares, meaning that a shareholder could receive a taxable distribution that, economically, represents a return of its invested capital. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by U.S. Holders that are individuals, trusts, and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to: (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax); (ii) dividends received by the REIT from TRSs or other taxable C corporations; or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).
In addition, for taxable years that begin before January 1, 2026, shareholders that are individuals, trusts, or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends, as described below, or dividends eligible or reduced rates applicable to qualified dividend income, as described above), subject to certain limitations.
Distributions that are designated as capital gain dividends will generally be taxed to U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its shares. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal rates in the case of shareholders that are individuals, trusts, or estates, and ordinary income rates in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay taxes on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we pay. Our shareholders would increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. See “—Taxation of Fortress Credit Realty Income Trust—Annual Distribution Requirements.”
Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October,

November, or December of any year, and payable to a U.S. Holder of record on a specified date in any such month, will be treated as both paid by us and received by the U.S. Holder on December 31 of such year; provided that the dividend is actually paid by us before the end of January of the following calendar year.
To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Fortress Credit Realty Income Trust —Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of shareholders to the extent that the REIT has current or accumulated earnings and profits.
Dispositions of Our Common Shares. Except as described below under “—Repurchases,” a U.S. Holder will realize gain or loss upon the sale or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair value of any property and cash received in such disposition and the U.S. Holder’s adjusted tax basis in the shares at the time of the disposition. In general, capital gains recognized by individuals upon the sale or disposition of shares of our common shares will be subject to a taxation at long-term capital gains rates if our common shares are held for more than 12 months and will be taxed at ordinary income rates if our common shares are held for 12 months or less. Gains recognized by U.S. Holders that are corporations are currently subject to U.S. federal income tax at ordinary income rates, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. Holder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of shares or other securities of ours in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. In addition, the Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of shares or securities of ours or transactions that might be undertaken directly or indirectly by us. Moreover, prospective investors should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.
Repurchases. A repurchase of our common shares will be treated under Section 302 of the Code as a distribution, generally taxable in accordance with the sections of this discussion relating to distributions to U.S. Holders, unless the repurchase satisfies one or more of the tests set forth in Section 302(b) of the Code that enable the repurchase to be treated as a sale or exchange of the redeemed shares. A repurchase will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder’s interest in our shares; (ii) results in a “complete termination” of the holder’s interest in all classes of our shares; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a repurchase of our common shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair value of any property received by the holder in the repurchase. The holder’s adjusted tax basis in our common shares redeemed would, in that case, be transferred to the holder’s remaining shareholdings in us. If, however, the holder has no remaining common shares of ours, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

With respect to a repurchase of our common shares that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of shares that were acquired at different prices and thus have different bases. Each U.S. Holder should consult its own tax advisor with respect to the treatment of a repurchase of our common shares that is treated as a distribution.
If a repurchase is not treated as a distribution to a particular U.S. Holder under the Section 302(b) tests described above, it will generally be treated as to that holder as a taxable sale or other disposition, in accordance with the sections of this discussion relating to dispositions of our common shares by our shareholders.
Taxation of Non-U.S. Holders
The following is a summary of certain anticipated U.S. federal income and estate tax considerations for the ownership and disposition of our common shares applicable to non-U.S. Holders. The discussion is based on current law, is for general information only and addresses only selected, and not all, aspects of U.S. federal income and estate taxation relevant to non-U.S. Holders.
Ordinary Dividends. The portion of distributions received by non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) not attributable to our capital gains; and (iii) not effectively connected with a U.S. trade or business of the non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30% (unless reduced or excepted by an applicable tax treaty or under the Code, and the non-U.S. Holder provides appropriate documentation regarding its eligibility for such benefits). In general, non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. Holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business, the non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. Holder that is a corporation.
Non-Dividend Distributions. Unless our common shares constitute a U.S. real property interest (“USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by us that are not payable out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute USRPI, distributions by us in excess of the sum of its earnings and profits plus the shareholder’s basis in our common shares will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends. Under the FIRPTA, a distribution made by us to a non-U.S. Holder, to the extent attributable to gains from dispositions of a USRPI that we held directly or through pass-through subsidiaries (such gains, “USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 21% of the maximum amount attributable to USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. Holder that is a corporation. A distribution is not a USRPI Capital Gain dividend if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. Holder that are attributable to dispositions by us of assets other than USRPIs will generally not be subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the non-U.S. Holder’s U.S. trade or business, in which case the non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain; or (ii) the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. Holder will incur a 30% tax on his capital gains, which may be offset by certain U.S.-source capital losses.

Dispositions of Our Common Shares. Unless our common shares constitute a USRPI, a sale of our common shares by a non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The shares will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, however, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our common shares, as described in the Code). Under recently finalized U.S. Treasury Department regulations (the “Final Regulations”), for purposes of the determination of whether a REIT is a domestically controlled REIT, the ownership by non-U.S. persons is determined by looking through certain entities including non-publicly traded partnerships, REITs, regulated investment companies, or domestic “C” corporations owned more than 50% directly or indirectly by foreign persons and by treating qualified foreign pension funds as foreign persons for this purpose. If we are classified as a USRPI, we cannot predict whether we will be a domestically controlled qualified investment entity. We further do not expect that our shares will be “regularly traded” for purposes of the FIRPTA exceptions that apply to certain small shareholders of regularly traded stock.
If we are and continue to be a domestically controlled qualified investment entity, the sale of our common shares should not be subject to taxation under FIRPTA (except in the case of a repurchase to the extent the repurchase proceeds are attributable to our gain from USRPIs). If gain on the sale of shares of ours were subject to taxation under FIRPTA, the non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our common shares that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a non-U.S. Holder in two cases: (i) if the non-U.S. Holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. Holder, the non-U.S. Holder will be subject to the same treatment as a domestic shareholder with respect to such gain, and a non-U.S. Holder that is a corporation may also be subject to a 30% branch profits tax (unless reduced or eliminated by treaty); or (ii) the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. Holder will incur a 30% tax on his capital gains, which may be offset by certain U.S.-source capital losses.
In addition, even if we are and continue to be a domestically controlled qualified investment entity, upon disposition of our common shares, a non-U.S. Holder may be treated as having capital gain from the sale or exchange of a USRPI if the non-U.S. Holder: (i) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our common shares within 61 days of the first day of the 30-day period described in (i), unless such non-U.S. Holder held 5% or less of our shares at all times during the one-year period ending on the distribution date.
Special FIRPTA Rules. There are certain exemptions from FIRPTA for particular types of foreign investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries, and certain widely held, publicly traded “qualified collective investment vehicles.” Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. Non-U.S. Holders are urged to consult their tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder, a qualified foreign pension fund or a qualified collective investment vehicle.
Repurchases. As described under “Taxation of Taxable U.S. Holders—Repurchases,” depending on a shareholder’s particular circumstances, a repurchase of our common shares will be treated under Section 302 of the Code either as a distribution, generally taxable in accordance with the sections of this discussion relating to distributions to non-U.S. Holders, or a sale or exchange, generally taxable in accordance with the sections of this discussion relating to dispositions of our common shares by non-U.S. Holders. If we cannot determine whether the distribution should be treated is “not essentially equivalent to a dividend” under Section 302(b), we may choose to treat as a distribution and therefore withhold as if it were a dividend.

Estate Tax. Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code are subject to different UBTI rules, which will generally require such shareholders to characterize distributions from us as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless: (1) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely-held” test; and (2) either (i) one pension trust owns more than 25% of the value of our shares, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our shares and generally should prevent us from becoming a pension-held REIT.
Other Tax Considerations
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after the reinvestment, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Holders are urged to consult with their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common shares.
Medicare 3.8% Tax on Investment Income
Certain U.S. Holders who are individuals, estates, or trusts, and whose income exceeds certain thresholds, are required to pay a 3.8% Medicare tax on their “net investment income,” which will include dividends received from us and capital gains from the sale or other disposition of our common shares.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% generally will be required on dividends made in respect of our common shares held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends made in respect of our common shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to shareholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our common shares.
State, Local and Foreign Taxes
We and our common shareholders may be subject to state, local, or foreign taxation in various jurisdictions, including those in which it or they transact business, own property, or reside. It should be noted that we intend to own properties located in a number of states and local jurisdictions and may be required to file income tax returns in some or all of those jurisdictions. The state, local, or foreign tax treatment of us and our common shareholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local, or foreign tax laws on an investment in us.
Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the REIT by (i) “employee benefit plans” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”), “Keogh” plans and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Rules
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the REIT of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the REIT, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws, the role that an investment in the REIT has in the Plan’s investment portfolio, taking into account the Plan’s purposes, the risk of loss and the potential return in respect of such investment, the composition of the Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan and the projected return of the portfolio relative to the Plan’s funding objectives.
Prohibited Transactions
ERISA and Section 4975 of the Code generally prohibit a fiduciary from causing a Covered Plan to engage in a broad range of transactions involving the assets of the Covered Plan and persons having a specified relationship to the Plan (“parties in interest” under ERISA and “disqualified persons” under the Code) unless a statutory or administrative exemption applies. Among other matters, an excise tax may be imposed pursuant to section 4975 of the Code on disqualified persons in respect of non-exempt prohibited transactions involving the assets of the Covered Plan. Generally speaking, parties in interest for purposes of ERISA would be disqualified persons under section 4975 of the Code.
For example, the acquisition of shares with “plan assets” of a Covered Plan with respect to which the REIT, the Adviser and their respective affiliates is considered a party in interest or a disqualified person could result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, regulatory or administrative exemption. The U.S. Department of Labor (the “DOL”) has issued a number of prohibited transaction class exemptions (“PTCEs”) that potentially may apply to the acquisition of shares. These class exemptions include, without limitation, PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. In addition, ERISA section 408(b)(17) and section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and the Code for certain transactions; provided that neither the party in interest nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any exemption will be available with respect to all prohibited transactions that might arise in connection with an investment in shares, or that all of the conditions of any such exemptions will be satisfied with respect to any particular Covered Plan.
Plan Assets
Certain U.S. Department of Labor regulations promulgated under ERISA, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) describe what constitutes the assets of a Covered Plan for purposes of various provisions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and section 4975 of the Code when a Covered Plan makes an equity investment in an entity, such as an investment in the REIT. If a Covered Plan invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant” (each within the meaning of the Plan Asset Regulations). The term “benefit plan investor” (“Benefit Plan Investor”) is defined in the Plan Asset Regulations as (a) any “employee benefit plan” (as defined in section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any “plan” described in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity.
Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (any such person, a “Controlling Person”). Under the Plan Asset Regulations, a publicly-offered security includes a security that is “freely transferable,” part of a class of securities that is “widely held” and either sold as a part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within 120 days (or such other time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
Accordingly, Fortress will have the power to take certain actions to avoid having the assets of the Company characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares.

With respect to each class of shares, the Company intends to limit Benefit Plan Investors’ holding of such shares to less than 25%, disregarding equity interests held by Controlling Persons, within the meaning of the Plan Asset Regulations, but may decline to do so to the extent it determines that such shares qualify as “publicly-offered securities” within the meaning of the Plan Asset Regulations.
If the assets of the Company were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Covered Plan any profit realized on the transaction and (ii) reimburse the Covered Plan for any losses suffered by the Covered Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a Covered Plan who decide to invest in the REIT could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the REIT or as co-fiduciaries for actions taken by or on behalf of the REIT, Fortress or the Adviser. With respect to an IRA that invests in the REIT, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.
Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide investment advice and neither the Company, the Adviser nor any of their affiliates or agents will act in a fiduciary capacity to any Plan. Fortress, the Adviser, and their respective affiliates have a financial interest in investors’ investment in shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of Fortress, the Adviser, and their respective affiliates; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the shares and any related transactions; and (d) neither the Company, the Adviser nor any of their affiliates or agents have acted in a fiduciary capacity to the Plan with respect to its decision to invest in shares.
Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Covered Plans subject to ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the management fee and performance fee payable to the Adviser, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA and Code issues is not and should not be construed as legal advice. Fiduciaries of Covered Plans should consult their own counsel with respect to issues arising under ERISA and the Code and are solely responsible for making their own independent decision that an investment in the REIT satisfies its fiduciary obligations under ERISA and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
Governmental Plans and Non-U.S. Plans
Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in the REIT. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the shares should consult with their counsel regarding their proposed investment in the shares.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the REIT. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in the REIT and the considerations discussed above, if applicable.

ITEM 1A.	RISK FACTORS
A purchase of the Company’s shares involves a high degree of risk and is suitable only for sophisticated individuals and institutions for whom a purchase of the Company’s shares does not represent a complete investment program and who fully understand and are capable of bearing the risks of a purchase of the Company’s shares. There can be no assurance that the business objectives of the Company will be achieved, that any acquisitions targeted pursuant to the Company’s business objectives will be made by the Company or that a shareholder will receive a return of its capital. In addition, there will be occasions when the Adviser and its affiliates will encounter potential conflicts of interest in connection with the Company, as described below under “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Potential Conflicts of Interest.” The following discussion enumerates certain risk factors that should be carefully evaluated before making a purchase of the Company’s shares. This summary does not purport to be a complete discussion of all of the risks and other factors and considerations which relate to or might arise from investing in the Company.
Risks Related to Our Business and Operations
If we are unable to raise substantial additional funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Our private offering is being made on a “best efforts” basis, meaning that the Dealer Manager and participating broker-dealers are only required to use their best efforts to sell our common shares and have no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in our private offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio will increase unless and until we raise sufficient proceeds to diversify the portfolio. Further, we expect to have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in our private offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to you.
We face risks associated with the deployment of our capital.
In light of the nature of our continuous offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable assets, including, without limitation, commercial real estate debt and residential loans and assets, on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares in our private offering or any private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.
The business of identifying, structuring and completing real estate and real estate-related transactions is highly competitive and involves a high degree of uncertainty. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. For example, we will continue to pay the Adviser the management fee based on our NAV, which includes cash, money market accounts and other similar temporary investments. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall investment returns and dividend distribution yields. In the event we fail to timely invest the net proceeds of sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

In addition, the nature of our investment strategy means that significant amounts of our capital may be committed to a single investment or group of related investments. Accordingly, we may be obligated to devote future capital raised in our private offering to such committed investments and unable to pursue other potential investment opportunities at ideal times, if at all.
Following our initial investment in any investment, we are permitted to invest additional funds in such investment or could have the opportunity to increase our investment in such investment by investing in additional real estate debt or equity assets related thereto (whether for opportunistic reasons, to fund the needs of the investment, as an equity cure under applicable debt documents or for other reasons). There can be no assurance that we will make follow-on investments or that we will have sufficient funds to make all or any of such follow-on investments (including an event of default under applicable documents). Any decision by us not to make follow-on investments or our inability to make such investments could have a substantial adverse effect on a particular investment in need of such an investment.
If we are unable to successfully integrate new investments and manage our growth, our results of operations and financial condition may suffer.
We may significantly increase the size and/or change the types of investments in our portfolio. We may be unable to successfully and efficiently integrate newly acquired investments into our existing portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment concentration or portfolio mix may place significant demands on our Adviser’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect our results of operations and financial condition.
Adverse economic conditions, including an economic slowdown or downturn, could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
Our business could be significantly affected by global and national economic and market conditions generally and by the local economic conditions where the properties securing our investments are concentrated. A return to a recessionary period, elevated inflation, adverse trends in employment levels, geopolitical instability or conflicts (including the hostilities between Russia and Ukraine, or the conflict in the Middle East, including between Israel and Hamas and other developing conflicts), trade or supply chain disruptions, economic or other sanctions, uncertainty regarding the breach of the U.S. debt ceiling or a sustained capital market correction could have an adverse effect on our business, including on the value of our investments and collateral securing our financing, which can impact our liquidity. Any deterioration of the real estate market as a result of these conditions may cause us to experience losses related to our assets and to sell assets at a loss.
The length and severity of any economic slowdown or downturn cannot be predicted. As a result, we may see increases in bankruptcies and defaults of the tenants occupying the properties owned by our borrowers and securing our investments, and those properties may experience higher vacancy rates and delays in re-leasing vacant space. Increases in bankruptcies and defaults may also negatively impact our borrowers’ ability to service their debt. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.
The current worldwide financial markets situation, as well as various social and political tensions in the U.S. and around the world (including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. For example, the conflict between Russia and Ukraine, or the conflict in the Middle East, including between Israel and Hamas and other developing conflicts, and resulting market volatility, could adversely affect our business, financial condition or results of operations. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. In addition, other government actions, including sanctions, export controls, tariffs and trade wars (including with respect to China, Iran or otherwise), could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our common shares and/or debt securities to decline. We will continue to monitor developments and seek to manage our investments in a manner consistent with achieving our investment objectives, but there can be no assurance that we will be successful in doing so.
In addition, the current regulatory environment in the U.S. and in other countries may be impacted by future legislative developments. The outcome of elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.
The valuation of our investments may not be certain or transparent as a result of the highly volatile environments we operate in.
Investing in highly volatile environments presents certain inherent risks, including reduced market liquidity, reduced price transparency and less certainty in core assumptions in respect of a particular investment or an investment strategy as a whole. While such investment environments provide the opportunity for significant returns, they also present significant risks, many of which cannot be predicted, managed or hedged against. If we fail to identify or adequately evaluate potential risks or changes, we may invest at a valuation that is not commensurate with the risk profile of a particular investment or where we would otherwise not invest were more accurate information available, resulting in reduced returns or a complete or partial loss of capital. There can be no assurance that we will accurately identify all potential considerations that may adversely affect the performance of any one or more of our investments or investment strategies.
Adverse economic conditions and other events or occurrences that negatively affect the general economy in the United States or in markets in which the properties securing our investments are geographically concentrated may materially and adversely affect our results of operations.
Our operating performance may be impacted by the economic conditions of specific markets in which there are concentrations of properties securing our investments. Our revenues from, and the value of, our assets may be affected by local or regional real estate conditions (such as an oversupply of or reduced demand for properties) and the local or regional economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics and other factors may adversely impact the economic climate in these markets. Because of the number of assets we have secured by properties located in certain of our geographic markets, a downturn in their economies or real estate conditions or any decrease in demand for properties resulting from the regulatory environment, business climate or energy or fiscal problems therein could materially and adversely affect our business and the businesses of the tenants occupying the properties owned by our borrowers and securing our investments.
We are exposed to general economic conditions, local, regional, national and international economic conditions and other events and occurrences that negatively affect the markets in which we own assets. For example, if commercial real estate property values decrease materially it may cause borrowers to default on their mortgages or negotiate more favorable terms and conditions on their mortgages. All of the foregoing factors may adversely affect the value of the collateral securing loans and other assets held by us and thereby lower or even eliminate any value to be derived from a restructuring or liquidation of such investments.
In addition, given that our assets and the properties securing our assets are expected to primarily be located in the United States, a downturn in the United States economy, or unfavorable political or economic changes in the United States, could materially and adversely affect us disproportionately to our competitors whose portfolios are more geographically diverse.
Our investments may be concentrated and are subject to risk of default.
While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors, which we adopted without your consent. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of shares of our common shares and accordingly reduce our ability to make distributions to our shareholders.

We are subject to additional counterparty risks in connection with engaging in private transactions, which are typically not subject to credit evaluation and regulatory oversight.
We will be subject to various counterparty risks. For example, we may effect a portion of our transactions in “over-the-counter” or “interdealer” markets or through private transactions. The participants in such markets and the counterparties in such private transactions are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. This may expose us to the risk that a counterparty will not settle a transaction because of a credit or liquidity problem, thus causing us to suffer losses. In addition, in the case of a default, we could become subject to adverse market movements while replacement transactions are executed. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties. Furthermore, upon the bankruptcy, insolvency or liquidation of any counterparty, we may be deemed to be a general unsecured creditor of such counterparty and could suffer a total loss with respect to any positions and/or transactions with such counterparty. In the recent market conditions, counterparty risk has substantially increased and is more difficult to predict. In addition to heightened risks of bankruptcy, in this environment there is a greater risk that counterparties may have their assets frozen or seized as a result of government intervention or regulation. We are not restricted from dealing with any particular counterparty or from concentrating any or all of our transactions with a single counterparty. Our ability to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses and could materially and adversely affect our results of operations and financial condition.
Inflation risks may have an adverse impact on our returns.
Inflation in the United States has recently accelerated and may continue to do so in the future. It remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time or have a significant effect on the United States or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, any may in the future have, negative effects on the economies and financial markets, which may in turn affect the markets in which we invest. For example, wages and prices of inputs increase during periods of inflation, which negatively impact returns on investments. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns.
Moreover, as inflation increases, the real value of our investments and distributions therefrom can decline. If we are unable to increase the revenue and profits of our investments at times of higher inflation, we may not be able to pay out higher distributions to shareholders to compensate for the relative decrease in the value of money, thereby affecting the expected return of investors.
Real estate valuation is inherently subjective and uncertain.
Real estate valuation is inherently subjective and uncertain. The valuation of real estate and therefore the valuation of any underlying security relating to loans made by us is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. As a result, the valuations of the real estate assets against which we make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.
Our business and operations could suffer in the event of system failures or cybersecurity breaches.
Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal and hosted information technology systems, our systems are vulnerable to damages from any number of sources, including energy blackouts, natural disasters, terrorism, war, telecommunication failures and cybersecurity attacks, such as computer viruses, malware or unauthorized access. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed to not be detected and, in fact, may not be detected. We may also incur additional costs to remedy damages caused by such disruptions. Any compromise of our security could result in a violation of applicable privacy and other laws, unauthorized access to information of ours and others, significant legal and financial exposure, damage to our reputation among our borrowers, the tenants occupying the properties owned by our borrowers that secure our investments and our investors generally, and loss or misuse of the information and a loss of confidence in our security measures, any of which could harm our business.
Third parties with which the Adviser does business are also sources of cybersecurity or other technological risk. The Adviser outsources certain functions and these relationships allow for the storage and processing of the Adviser’s information, as well as client, counterparty, employee, and borrower information. While the Adviser engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects the Adviser’s data, resulting in increased costs and other consequences as described above.
Actions by our competitors in the markets in which we invest may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of those assets.
We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Some of our competitors may be larger and have greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
Declining real estate valuations and impairment charges could materially and adversely affect our business, financial condition, results of operations and cash flows.
We continuously monitor events and changes in circumstances, including those resulting from an economic downturn that could indicate that the carrying value of the real estate and, subsequently, the related intangible assets that secure our investments may not be recoverable. Examples of such indicators may include a significant decrease in NAV, a significant adverse change in the extent or manner in which the property securing our investment is being used or in its physical condition, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development, or a history of operating or cash flow losses. Declining real estate valuations also impact borrowers’ ability to service debt, which may impact our financial performance as lender.
Our business may be adversely affected by the impact on the financial markets due to recent bank failures.
Recent bank failures in the United States and elsewhere could have far-reaching effects on the U.S. and other financial markets, including widespread failures of financial institutions, limited availability of credit, counterparty credit risks and adverse effects on issuers of debt and equity and other assets in which we invest and other instruments to which we have exposure, as well as the broader economy. Any or all of these developments may have a material adverse effect on us; for example, fluctuations in the market prices of securities and/or interest rates may adversely affect the value of our portfolio and/or increase the inherent risks associated with an investment in real estate-related assets. The ability of assets securing our investments to refinance may depend on their ability to obtain additional financing. Any deterioration of the global debt markets or the credit ratings of certain investors (including, without limitation, sovereign nations), any possible future failures of certain financial services companies or a significant rise in interest rates, taxes or market perception of counterparty default risk will likely significantly reduce investor demand for Company-level financing and similar types of liquidity for investment grade, high-yield, and senior and other types of bank debt. This, in turn, is likely to result in some potential lenders being unable or unwilling to finance new investments, to provide working capital or to provide financing for other purposes permitted under the Management Agreement or to be willing to provide such financing only on terms less favorable than those that had been available in the recent past. Certain U.S. banks have recently experienced liquidity issues related to, among other factors, rising interest rates. It is currently unknown the extent to which these events will affect the availability of financing for commercial real estate. While disruption in the capital markets could enhance our ability to originate or acquire debt investments on attractive terms, a component of our investment strategy rests on our ability to obtain financing for our investments and operations on terms accretive to our investment strategy. A lack of such financing would adversely affect our ability to achieve our investment objectives.
Our investments are substantially illiquid and our ability to dispose of our investments may be further limited as a result of an absence of an established market for the investments, as well as legal, contractual and other restrictions.
Our ability to dispose of investments could be limited for several reasons. Illiquidity could result from the absence of an established market for the investments, as well as legal, contractual or other restrictions on their resale by us. Dispositions of investments could be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. In view of these limitations on liquidity, the return of capital and the realization of gains, if any, generally will occur only upon the partial or complete disposition of an investment. While an investment could be sold at any time, it is generally expected that this will not occur until a number of years after the initial investment. Before such time, there could potentially be no current return on the investment. Furthermore, the expenses of operating the Company (including the management fee payable to the Adviser or its designee) could potentially exceed its income, thereby requiring that the difference be paid from the Company’s capital.
Furthermore, the market prices for our assets may fluctuate due to a variety of factors that are inherently difficult to predict, including, but not limited to, changes in interest rates, prevailing credit spreads, general economic, real estate and financial market conditions, and domestic or international economic or political events. Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring it to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so. In times of extreme market disruption, there may be no market at all for one or more investment assets, potentially resulting in our inability to dispose of our assets for an indefinite period of time, which could have an adverse effect on our business, financial conditions, results of operations and cash flows.
The lack of liquidity in our investments may adversely affect our business.
The lack of liquidity of the investments we make in real estate loans and investments, other than certain of our investments in CMBS and RMBS, may make it difficult for us to sell such investments if the need or desire arises. To the extent we acquire securities, many of the securities we purchase may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, subordinated loans, transitional loans, construction loans and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our adviser has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
We face credit risks with respect to our portfolio.
With respect to our portfolio of commercial real estate debt and residential loans and assets, such investments generally are subject to various creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under the relevant creditors’ rights laws, (ii) so called lender liability claims by the issuer of the obligations and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any underlying company or property, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership or distressed exchange, can significantly diminish the value of our investment in our investments. In this case, the risk of loss of principal in the investment will be exacerbated. Moreover, the CRE debt securities in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The CRE debt securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Our investments in may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
We are also exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance to the terms of the loan agreement. We intend to manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our investments on an ongoing basis. In addition, we intend to re-evaluate the credit risk inherent in our investments on a regular basis, taking into consideration a number of fundamental macro-economic factors such as gross domestic product, unemployment, interest rates, capital markets activity, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
Additionally, we are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Additionally, a paramount risk in originating and investing in loans is the possibility of material misrepresentation or omission on the part of the borrower. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect our ability to perfect or effectuate a lien on the collateral securing the loan. We will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high quality counterparties.
We may face various market value risks.
We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities, and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring investments secured by different property types located in diverse but liquid markets, with stable credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.

We may invest in undervalued loans and other instruments.
We may invest in undervalued loans and other instruments. The identification of investment opportunities in undervalued loans and other instruments is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired. While investments in undervalued instruments offer the opportunity for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated by our investments may not adequately compensate shareholders for the business and financial risks assumed.
We may incur substantial losses if we have purchased investments based on the belief that they were undervalued by their sellers, if they were not in fact undervalued at the time of purchase. In addition, we may be required to hold such investments for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the investment would not decline during such time. Moreover, during this period, a portion of our assets would be committed to those investments purchased, thus preventing us from investing in other opportunities. In addition, we may finance such purchases with borrowed funds and thus will have to pay interest on such funds during such waiting period.
The commercial mortgage loans we intend to originate and acquire and the mortgage loans underlying investments in CMBS are subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.
Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,
•	tenant mix;
•	success of tenant businesses;
•	property management decisions;
•	property location, condition and design;
•	competition from comparable types of properties;
•	changes in laws that increase operating expenses or limit rents that may be charged;
•	changes in national, regional or local economic conditions or specific industry segments, including the credit and securitization markets;
•	declines in regional or local real estate values;
•	declines in regional or local rental or occupancy rates;
•	increases in interest rates, real estate tax rates and other operating expenses;
•	inability to pass increases in costs of operations along to tenants;
•	costs of remediation and liabilities associated with environmental conditions;
•	the potential for uninsured or underinsured property losses;
•	in the case of transitional mortgage loans, limited cash flows at the beginning;
•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and
•	acts of God, terrorist attacks, social unrest and civil disturbances.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our shareholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.
Our portfolio may include transitional loans to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a transitional loan often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.
In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it would adversely affect our results of operations and financial condition.
The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.
We may invest in B Notes. B Notes are mortgage loans typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) contractually subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to B Notes would result in operating losses for us and may limit our ability to make distributions to our shareholders.
Construction loans may expose us to increased lending risk, including an increased risk of loss.
We may invest in construction loans, which may expose us to increased lending risks. Construction lending generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating construction costs and anticipating construction delays (or governmental shut-downs of construction activity), the dependency on timely, successful completion and the lease-up and commencement of operations post-completion, and the borrower’s ability to secure permanent “take-out” financing. For construction loans, increased risks include the accuracy of the estimate of the property’s value at completion of construction and the estimated cost of construction—all of which may be affected by unanticipated delays and cost overruns. Such loans typically involve an expectation that the borrower’s sponsors will contribute sufficient equity funds in order to keep the loan “in balance,” and the sponsors’ failure or inability to meet this obligation could result in delays in construction or an inability to complete such work. Commercial construction loans also expose the lender to additional risks of contractor non-performance or borrower disputes with contractors resulting in mechanic’s or materialmen’s liens on the property and possible further delay. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans.
If a borrower fails to complete the construction of a project or experiences cost overruns, or if we fail to fund our entire commitment on a construction loan, there could be adverse consequences associated with the loan, including: a decline in the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents if we fail to fund or choose to stop funding; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.
We may be subject to contingent funding obligations under construction loans and other investments that we originate or acquire.
We may be subject to contingent funding obligations under construction loans and other investments that we originate or acquire. Construction loans are funded in tranches, usually based on completion by the borrower of certain construction milestones. As the lender under a construction loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. Certain other commercial real estate loans or residential loans may have delayed draw features, upsize options or “good news” funding requirements, which would require us to fund additional amounts under the loan upon certain events such as the borrower ending a lease agreement with a long-term tenant in the building or the property achieving certain net operating income or other performance milestones. We may not have the funds available at such future date(s) to meet our funding obligations under these construction loans or other investments. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. In addition, we will need to maintain a certain amount of funds available for future disbursements and funding requirements that could otherwise be used to acquire assets, invest in future business opportunities or make distributions to shareholders or we may be forced to sell assets at depressed prices or borrow funds to fund our loan commitment. This could have an adverse effect on our results of operations and ability to make distributions to our shareholders.
Investments we may make in CMBS may be subject to losses.
Investments we may make in CMBS may be subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a subordinated loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, subordinated loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed security, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.
We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.
With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.
With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.
Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co- lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate- holder (without cause).
Investment ratings that we may use are relative and subjective.
In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.
Subordinated loan assets in which we may invest involve greater risks of loss than senior loans secured by income-producing properties.
We may invest in subordinated loans, which take the form of loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, subordinated loans may have higher LTV ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to subordinated loans would result in operating losses for us and may limit our ability to make distributions to our shareholders.
We may invest in preferred equity and other real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We may invest in non-controlling preferred equity positions and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically (but not always) has the right to effectuate a change of control with respect to the ownership of the property. In addition, preferred equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and/or performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate.
Residential mortgage loans, RMBS and other pools of residential mortgage loans that we may acquire are subject to different types of risks than commercial mortgage loans.
We may invest directly in residential mortgage loans and may purchase RMBS and/or interests in other pools of residential mortgage loans. RMBS evidence interests in or are secured by the pools of residential mortgage loans in which we may invest are subject to all of the risks of the respective underlying mortgage loans.
Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, environmental disasters, acts of terrorism, government shutdowns, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we may invest in non-agency RMBS, which are backed by residential real property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. In the event of any default under a mortgage loan we hold directly we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral (which, for many residential and other real estate properties, has already significantly declined and may decline further in the future) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the return on our investments. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
The non-QM loans in which we may invest are subject to increased risks.
We may acquire residential loans sometimes referred to as “non-qualified mortgages” or “non-QMs” that will not have the benefit of enhanced legal protections otherwise available in connection with the origination of residential loans to a more restrictive credit standard than just determining a borrower’s ability to repay, as further described below.
The non-QM loans in which we invest are subject to increased risk of loss compared to investments in certain of our other target assets, such as agency RMBS. A non-QM loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower, and the priority and enforceability of the lien will significantly impact the value of any such non-QM loan. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon the sale of such real estate may not be sufficient to recover our cost basis in the non-QM loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses. The value of non-QM loans is also subject to property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies and to a reduction in a borrower’s mortgage debt by a bankruptcy court. In addition, claims may be assessed against us because of our position as a mortgage holder or property owner, including assignee liability, environmental hazards and other liabilities. In some cases, these claims may lead to losses exceeding the purchase price of the related non-QM loan or property. Unlike agency RMBS, non-QM loans are not guaranteed by the U.S. Government or by Fannie Mae and Freddie Mac. Additionally, by directly acquiring non-QM loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. The occurrence of any of these risks could have a material adverse effect on us.
In addition, non-QM loans have flexibility in underwriting guidelines and are subject to credit risk. The underwriting guidelines for non-QM loans may be permissive as to the borrower’s debt-to-income ratio, credit history, and/or income documentation. Loans that are underwritten pursuant to less stringent underwriting guidelines could experience substantially higher rates of delinquencies, defaults and foreclosures than those experienced by loans underwritten to more stringent underwriting guidelines. If our non-QM loans are underwritten to more flexible guidelines which have increased risk and may cause higher delinquency, default, or foreclosure rates given economic stress, the performance of our investments in non-QM loan portfolio could be correspondingly adversely affected, which could materially and adversely affect us.
The residential loans, including “non-QM” loans, that we may acquire, originate or invest in may subject us to legal, regulatory and other risks, which could adversely impact our business and financial results.
We may acquire, originate or invest in non-QM loans that will not have the benefit of enhanced legal protections otherwise available in connection with the origination of QM loans, as further described below. The ownership of non-QM loans could subject us to legal, regulatory, and other risks, including those arising under U.S. federal consumer protection laws and regulations designed to regulate residential mortgage loan underwriting and originators’ lending processes, standards and disclosures to borrowers.
These laws and regulations include the CFPB’s “Know Before You Owe” mortgage disclosure rule, the CFPB’s TILA-RESPA Integrated Disclosure rule (also referred to as “TRID”), the “ability-to-repay” rules (“ATR Rules”) under the Truth-in-Lending Act and “qualified mortgage” regulations, in addition to various U.S. federal, state and local laws and regulations intended to discourage predatory lending practices by residential loan originators. The ATR Rules specify the characteristics of a “qualified mortgage” and two levels of presumption of compliance with the ATR Rules: a safe harbor and a rebuttable presumption for higher priced loans. The “safe harbor” under the ATR Rules applies to a covered transaction that meets the definition of “qualified mortgage” and is not a “higher-priced covered transaction.” For any covered transaction that meets the definition of a “qualified mortgage” and is not a “higher-priced covered transaction,” the creditor or assignee will be deemed to have complied with the ability-to-repay requirement and, accordingly, will be conclusively presumed to have made a good faith and reasonable determination of the consumer’s reasonable ability to repay. Creditors or assignees will have the benefit of a rebuttable presumption of compliance with the applicable ATR Rules if they have complied with the qualified mortgage characteristics of the ATR Rules other than the residential loan being higher-priced in excess of certain thresholds.
Non-QM loans, such as residential mortgage loans where the borrower’s debt-to-income ratio exceeds 43%, are among the loan products that we may acquire that do not constitute qualified mortgages and, accordingly, do not have the benefit of either a safe harbor from liability under the ATR Rules or a rebuttable presumption of compliance with the ATR Rules. Application of certain standards set forth in the ATR Rules is highly subjective and subject to interpretive uncertainties. As a result, a court may determine that a residential loan did not meet the standard or test even if the originator reasonably believed such standard or test had been satisfied. Failure of residential loan originators or servicers to comply with these laws and regulations could subject us, as an assignee or purchaser of these loans (or as an investor in securities backed by these loans), to monetary penalties assessed by the CFPB through its administrative enforcement authority and by mortgagors through a private right of action against lenders or as a defense to foreclosure, including by recoupment or setoff of finance charges and fees collected, and could result in rescission of the affected residential loans, which could adversely impact our business and financial results. Such risks may be higher in connection with the acquisition of non-QM loans. Borrowers under non-QM loans may be more likely to challenge the analysis conducted under the ATR Rules by lenders. Even if a borrower does not succeed in the challenge, additional costs may be incurred in connection with challenging and defending such claims, which may be more costly in judicial foreclosure jurisdictions than in non-judicial foreclosure jurisdictions, and there may be more of a likelihood such claims are made since the borrower is already exposed to the judicial system to process the foreclosure.
We may invest in Alt-A mortgage loans and subprime residential mortgage loans or purchase RMBS or other securities backed by Alt-A and subprime residential loans, which are subject to increased risks.
We may invest in alternative documentation (“Alt-A”) mortgage loans and subprime mortgage residential mortgage loans or RMBS or other pools of residential mortgage loans that include or are backed by collateral consisting of Alt-A mortgage loans and subprime residential mortgage loans. “Subprime” mortgage loans and “Alt-A” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien “prime” mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have a high debt-to-income ratio, and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. These loans are also more likely to be negatively impacted by governmental interventions, such as mandated modification programs or foreclosure moratoria, bankruptcy cramdown, regulatory enforcement actions and other requirements. Thus, because of the higher delinquency rates and losses associated with Alt-A mortgage loans and subprime residential mortgage loans, the performance of Alt-A mortgage loans and subprime residential mortgage loans or non-agency RMBS backed by Alt-A mortgage loans and subprime residential mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.
We may invest in jumbo prime mortgage loans, which will expose us to additional credit risk.
We may invest in jumbo prime mortgage loans, which generally do not conform to Fannie Mae or Freddie Mac underwriting guidelines primarily because the mortgage balance exceeds the maximum amount permitted by such underwriting guidelines. Jumbo prime mortgage loans are subject to the risks described above relating to investments in residential mortgage loans, but may expose us to increased risks because of their larger balances and because they cannot be immediately sold to Fannie Mae or Freddie Mac. Additionally, in the event of a default by a borrower on a jumbo prime mortgage loan, we could experience greater losses than a typical loan in our portfolio due to the large mortgage balance associated with jumbo prime mortgage loans.
The RMBS and CMBS in which we invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.
The value of RMBS and CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. RMBS and CMBS are also subject to several risks created through the securitization process. Subordinate RMBS and CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate RMBS and CMBS will not be fully paid. Subordinate RMBS and CMBS are also subject to greater credit risk than those RMBS and CMBS that are more highly rated.
Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.
Our investments may not conform to conventional loan standards applied by traditional lenders and may be either not rated or rated as non-investment grade by one or more rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the market value of our common shares. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.
The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.
Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.
We may invest in residential bridge “fix and flip” loans, which would expose us to the risk that the borrower of such loan may not be able to sell the property on attractive terms or at all once the property has been re-developed, which may materially and adversely affect us.
We may invest in residential bridge “fix and flip” loans, which are particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As these loans provide borrowers with short-term capital typically in connection with the acquisition and re-development of a single-family or multi-family residence, with a view to the borrower selling the property, there is a risk that a borrower may not be able to sell the property on attractive terms or at all once the property has been re-developed. Moreover, the borrower may experience difficulty in completing the re-development of the property on schedule or at all, whether as a result of cost over-runs, construction-related delays, or other issues, which may result in delays selling the property or an inability to sell the property at all. Since the borrower would typically use the proceeds of the sale of the property to repay the bridge loan, if any of the foregoing events were to occur, the borrower may be unable to repay its loan on a timely basis or at all, which may materially and adversely affect us.
We may acquire MSRs or excess MSRs, which would expose us to significant risks.
We may acquire MSRs or “excess MSRs.” MSRs represent the right to service mortgage loans, which involves activities such as collecting mortgage payments, escrowing, and paying taxes and insurance premiums and forwarding principal and interest payments to the mortgage lender. In return for providing these services, the holder of an MSR is entitled to receive a servicing fee, typically specified as a percentage (expressed in basis points) of the serviced loan’s unpaid principal balance. An MSR is made up of two components: a basic fee and an “excess MSR.” The basic fee is the amount of compensation for the performance of servicing duties (including advance obligations), and the excess MSR is the amount that exceeds the basic fee.
MSRs would arise from contractual agreements between us and investors (or their agents) in mortgage loans and mortgage securities. The determination of the value of MSRs will require us to make numerous estimates and assumptions. Such estimates and assumptions include, without limitation, estimates of future cash flows associated with MSRs based upon assumptions involving interest rates as well as the prepayment rates, delinquencies, and foreclosure rates of the underlying serviced mortgage loans. The ultimate realization of the fair value of MSRs may be materially different than the values of such MSRs estimated by us. The use of different estimates or assumptions in connection with the valuation of these assets could produce materially different fair values for such assets, which could have a material adverse effect on us.
Changes in interest rates are a key driver of the performance of MSRs. Historically, the fair value of MSRs has increased when interest rates rise and decreased when interest rates decline due to the effect those changes in interest rates have on prepayment estimates. To the extent we do not hedge against changes in the value of MSRs, our investments in MSRs would be more susceptible to volatility due to changes in the value of, or cash flows from, the MSRs as interest rates change.
Prepayment speeds significantly affect MSRs. Prepayment speed is the measurement of how quickly borrowers pay down the unpaid principal balance of their loans or how quickly loans are otherwise brought current, modified, liquidated, or charged off. We may base the price we pay for MSRs and the rate of amortization of those assets on, among other things, projections of the cash flows from the related pool of mortgage loans. Our Manager’s expectation of prepayment speeds is a significant assumption underlying those cash flow projections. If prepayment speed expectations increase significantly, the value of the MSRs could decline. Furthermore, a significant increase in prepayment speeds could materially reduce the ultimate cash flows we receive from MSRs, and we could ultimately receive substantially less return on such assets. Moreover, delinquency rates have a significant impact on the valuation of any MSRs. An increase in delinquencies generally results in lower revenue because typically we would only collect servicing fees for performing loans. Our Manager’s expectation of delinquencies is also a significant assumption underlying projections of potential returns. If delinquencies are significantly greater than expected, the estimated value of the MSRs could be diminished. If the estimated value of MSRs is reduced, we could suffer a loss.
Furthermore, MSRs and the related servicing activities are subject to numerous U.S. federal, state, and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on the holders of such investments. Our failure to comply, or the failure of the servicer to comply, with the laws, rules, or regulations to which they are subject by virtue of ownership of MSRs, whether actual or alleged, could expose us to fines, penalties, or potential litigation liabilities, including costs, settlements, and judgments, any of which could have a material adverse effect on us.
Because excess MSRs are a component of the related MSR, the risks of owning an excess MSR are similar to the risks of owning an MSR. The valuation of excess MSRs is based on many of the same estimates and assumptions used to value MSR assets, thereby creating the same potential for material differences between estimated value and the actual value that is ultimately realized. Also, the performance of excess MSRs is impacted by the same drivers as the performance of MSR assets, including interest rates, prepayment speeds, and delinquency rates.
We face risks associated with our investments in tax liens.
The tax lien market in the United States and in other jurisdictions is competitive, including from regional banks and other investment clubs. Our investment strategy and the returns on our investments in tax liens may be affected by our competition. In many jurisdictions, tax liens are sold at public auction. The amount due on the auction date is usually an aggregate of the delinquent taxes, penalties and interest. At an auction, bidders bid on the interest rate that the certificate will earn from the date of sale of the certificate to the date of foreclosure on the property. The certificates are sold to the bidder that bids the lowest yield. Increased competition may drive interest rates lower than what is viable for our investment strategy. There can be no assurance that we will be able to purchase our targeted tax liens or realize our projected return rates, which may adversely affect our business.
Our investment in a tax lien is dependent upon the value of the property underlying the tax lien. If the property that is subject to a tax lien is worth less than the amount of the tax lien we purchased, our investment may be worth less than we paid for it. In addition, if the property does not comply with legal requirements such as zoning codes, building codes or environmental laws, we may be required to make improvements to bring it into compliance. The cost of bringing the property into compliance could be substantial. In either case, our investment in a tax lien could result in losses that will adversely affect our business.
Once we have acquired a tax lien certificate, we will not know when or if it will be redeemed by the owner of the underlying property. Property owners may redeem the certificate almost immediately, or they may redeem the certificate at some other time prior to the expiration of the statutory redemption period or they may choose not to redeem the certificate at all and allow the property to be foreclosed by the tax lien holder. In the event that the tax lien certificate is not redeemed and the property is foreclosed, we will not be able to predict how quickly it may be rented or sold, if it can be rented or sold at all, which may result in a significant amount of our funds being illiquid, which will have an adverse effect on our business.
If the property owner that failed to pay the taxes represented by our tax lien files a petition in bankruptcy we could lose our lien and possibly our entire investment. Under U.S. bankruptcy law, a debtor or the trustee appointed by the bankruptcy court may have a tax lien subordinated to administrative expenses in the estate or even extinguished altogether. If this were to happen, we could become a general, unsecured creditor. This means that other creditors might receive funds available for distribution before we do, or that we will be forced to share, pro rata, with other general unsecured creditors, an amount of money that is less than the aggregate debt due. The bankruptcy courts can also order the reduction or forfeiture of interest or provide the debtor with extensions of time for making the payoff beyond the normal three-year redemption period. In any event, our investment in a tax lien is vulnerable to various other charges and priorities and we may not realize our target rate of return.
There may be other federal, state or municipal liens that have equal or better priority against the property subject to the tax lien that we purchased, which may delay or limit us from receiving any return on the property. Federal tax liens enjoy the federal government’s special 120 day right of redemption. Under this right, even after an investor has successfully foreclosed on a tax lien, the federal government has 120 days from the date of judgment to pay the investor the amount of the lien plus attorney’s fees and costs and any amounts necessarily incurred for the maintenance of the encumbered property. If this occurs in connection to a tax lien in which we have invested, the federal government would then succeed to our interest in the property. This delay in the payment to us could detrimentally affect the return we make on our investment.
Finally, there may be administrative problems and inefficiencies that reduce the return on our investment in tax liens. For example, if we fail to notify the treasurer’s office of a change of address, we may fail to receive a notice of redemption in connection with such tax liens and, after such redemption has occurred, we would no longer be earning any interest on our investment. In some counties, the treasurer’s office does not process redemptions quickly. Thus, substantial time may pass when our investment is not earning interest.
Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.
The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
Prepayments of our debt investments by borrowers could adversely impact our results of operations and financial condition.
We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.
We may be exposed to environmental liabilities with respect to properties underlying our investments.
In the course of our business, including to the extent we foreclose on properties with respect to which we have extended loans, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. Under various U.S. federal, state, local and foreign laws, these liabilities may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.
Insurance on loans and real estate-related securities collateral may not adequately cover all losses and uninsured losses could materially and adversely affect us.
There can be no assurance that insurance will be available or sufficient to cover all of our risks. Losses of a catastrophic nature, such as those caused by hurricanes, flooding, volcanic eruptions and earthquakes, among other things, or losses as a result of outbreaks of pandemics or acts of terrorism, may be covered by insurance policies with limitations such as large deductibles or co-payments that we may not be able to pay. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received may not be adequate to restore an affected property to its condition prior to a loss or to compensate us for our losses, including lost revenues or other costs. Any uninsured loss could result in the corresponding nonperformance of or loss on our investment related to such property.
We could be subject to misconduct and unauthorized conduct from third party providers, which could result in litigation or serious financial harm.
Misconduct by employees of the Adviser or its affiliates or by our third-party service providers could cause us significant losses. Employee misconduct may include binding us to transactions that present unacceptable risks and unauthorized activities or concealing unsuccessful activities (which, in either case, may result in unknown and unmanaged risks or losses). Losses could also result from actions by third-party service providers, including failing to record transactions or improperly performing custodial, administrative and other responsibilities. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting our business prospects. There can be no assurance that the measures that we, the Adviser and its affiliates expect to implement to prevent and detect employee misconduct and to select reliable third-party providers will be effective in all cases.

We may not be able to obtain the necessary permits and licenses to invest in certain assets.
Our ability to invest in certain assets, obtain financing for investments and/or engage in lending, advisory and broker activities may be subject to the issuance of permits or licenses. We expect to apply for all required licenses and permits in a timely manner, but there can be no assurance as to whether and when such licenses or permits will be obtained. In addition, we may, from time to time, apply to obtain additional licenses or permits at the instruction of our Adviser, and in certain cases, subject to the discretion of our board of trustees, so long as such actions are deemed to be in the best interest of the Company. We expect that the application process for such licenses or permits could be costly and take several months. Furthermore, we may be subject to various information and other requirements in order to maintain our licenses and permits, and there is no assurance that we will satisfy those requirements. If we are unable to obtain any necessary permits or licenses in a timely manner, or at all, or if we are unable to maintain any of our permits or licenses, we may not be able to pursue certain investment opportunities and we may be required to adapt our investment strategies accordingly, which may limit the types of investments that we make. Therefore, our inability to obtain or maintain necessary permits or licenses could have a material adverse effect on our operations.
In certain instances, including in order to comply with certain state lender licensing requirements, certain Fortress Affiliates, including Fortress Credit Corp. and DBD Credit Funding LLC, will originate or acquire loans or other investments on our behalf prior to such loans or investments being acquired by us. Neither we nor such Fortress Affiliates (on our behalf) intend to originate or acquire loans or other investments in states where such permits or licenses are required until obtaining the required permit or license. We may, in the future, affiliate ourself (either directly or via a Fortress Affiliate) with third parties such as financial institutions in order to be able to originate or acquire loans in jurisdictions where we might otherwise be restricted.
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and liquidity and disputes between us and our joint venture partners.
We may make investments through joint ventures. Such joint venture investments may involve risks not otherwise present when we make investments without partners, including the following:
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we may not have exclusive control over the investment or the joint venture, which may prevent us from taking actions that are in our best interest and could create the potential risk of creating impasses on decisions, such as with respect to acquisitions or dispositions;

•	joint venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire and/or on advantageous terms;
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joint venture agreements may contain buy-sell provisions pursuant to which one partner may initiate procedures requiring the other partner to choose between buying the other partner’s interest or selling its interest to that partner;

•	a partner may, at any time, have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals;
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a partner may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act;

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a partner may fail to fund its share of required capital contributions or may become bankrupt, which may mean that we and any other remaining partners generally would remain liable for the joint venture’s liabilities;

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disputes between us and a partner may result in litigation or arbitration that could increase our expenses and prevent our Adviser and our officers and trustees from focusing their time and efforts on our business and could result in subjecting the investments owned by the joint venture to additional risk; or

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we may, in certain circumstances, be liable for the actions of a partner, and the activities of a partner could adversely affect our ability to qualify as a REIT or maintain our exclusion from registration under the Investment Company Act, even though we do not control the joint venture.

Any of the above may subject us to liabilities in excess of those contemplated and adversely affect the value of our joint venture investments.

Compliance or failure to comply with regulatory requirements could result in substantial costs.
As a result of previous financial crises and highly-publicized financial scandals, the regulatory environment in which we, the Board and the Adviser operate or are managed or the way in which they are structured is subject to heightened regulation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) established new regulatory requirements intended to enhance the regulation of markets, market participants and financial instruments. It is also impossible to determine the scope and extent of the impact of any additional new laws, regulations or initiatives that may be proposed, or whether proposals will become law. Compliance with Dodd-Frank and other new laws or regulations could make compliance more difficult and expensive and affect the manner in which we, the Board and the Adviser operate, are managed and/or are structured. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the type of investment activities carried out by us, the Board and the Adviser. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if we are deemed to have violated any regulations.
Our businesses and the Adviser and its affiliates, as well as the financial services industry generally, are subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations or exchanges in the United States and other jurisdictions in which they operate relating to, among other things, antitrust law, anti-money laundering laws, anti-bribery laws, laws relating to foreign officials, privacy laws with respect to client information and the regulatory oversight of the trading and other investment activities of investment managers, including the Adviser. Each of the regulatory bodies with jurisdiction over us and the Adviser or its affiliates, has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. Any failure to comply with these rules and regulations could expose us or the Adviser to liability or other risks.
Furthermore, we and the Adviser rely on interpretive guidance from governmental agencies, including the SEC, with respect to certain positions and practices relevant to their businesses. No assurance can be given that the SEC staff will concur with ours or the Adviser’s positions and practices or that the SEC staff will not, in the future, issue further guidance that may require us or the Adviser to change their positions and practices. To the extent the SEC staff publishes new or different guidance or changes current regulations with respect to these matters, we and the Adviser may be required to adjust their strategies or operations accordingly. Any failure to comply with these rules and regulations could expose us or the Adviser to liability or other risks.
Additionally, the SEC has indicated that it intends to seek to enact changes to numerous areas of law and regulations that would impact the business of the Adviser and us. In particular, the SEC has signaled an increased emphasis on investment adviser and private fund regulation and has proposed, and adopted, a number of new rules that would impose significant changes on private fund advisers and their management of private funds, and the SEC is expected to propose additional changes in the future. Any such changes are expected to materially impact the Adviser and its affiliates and are expected to result in increased expenses associated with ongoing regulatory and compliance matters. Significant time and resources may be required to comply with new regulations, which potentially will detract from the time and resources dedicated to FCR.
Such oversight and regulation will likely cause us to incur additional expenses, divert the attention of the Adviser and its personnel and may result in fines if we are deemed to have violated any regulations. Regulation generally as well as regulation more specifically addressed to the alternative asset management industry, including tax laws and regulation, could increase the cost of identifying, structuring and completing loan transactions, the profitability of enterprises and the cost of operating the Company. Additional regulation could also increase the risk of third-party litigation. The transactional nature of our business exposes us and the Adviser and certain related parties generally to the risks of third-party litigation. Under the Declaration of Trust, we will generally, to the extent permitted by law, be responsible for indemnifying the Adviser and certain related parties for losses or obligations they may incur with respect to such litigation.
Litigation outcomes may have an adverse impact on us.
In the ordinary course of our business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amount of time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. The expense of defending claims against us and paying any amounts pursuant to settlements or judgments would be borne by us and would reduce net assets. Our board of trustees will be indemnified by us in connection with such litigation, subject to certain conditions.
We may use our assets or return of investor’s distributions to pay for existing exculpation and indemnification obligations.
Certain exculpation provisions contained in the agreements we have entered into may limit the rights of action otherwise available to us or our investors against certain person identified under such agreements absent such limitations. We are also responsible for indemnifying such indemnified persons for any losses incurred by them except to the extent such persons fail to meet the applicable standard of conduct set forth in such agreements. Liabilities arising from such indemnification obligations may be material. Any such indemnification obligations would be payable out of our assets and/or return of distributions previously made to investors.
Actual or perceived threats associated with epidemics, pandemics or public health crises could have a material adverse effect on our results of operations and the businesses of the tenants occupying the properties securing our investments.
Epidemics, pandemics, and other public health crises, such as the COVID-19 pandemic, could materially and adversely affect our ability to pay distributions, the tenants occupying the properties securing our investments and our results of operations and liquidity. While many of the direct impacts of the COVID-19 pandemic have eased, the longer-term macroeconomic effects continue to impact many industries.
The extent to which such epidemics, pandemics and other public health crises, such as the COVID-19 pandemic, may impact our investments and operations will depend on a variety of factors, including, among others, the duration of the pandemic, information that may emerge concerning severity, and the actions taken to contain the pandemic or treat the disease, particularly in the markets in which the properties securing our investments are located. As a result, the full impact of any pandemic on our business is highly uncertain and cannot be predicted with confidence. Nevertheless, any future epidemics, pandemics or public health crises could materially and adversely affect our business, financial condition, liquidity and results of operations, as well as our ability to pay distributions to our shareholders, for the reasons discussed above.
Continued government intervention and instability in Europe may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.
The already challenged economic and political environment in Europe may be adversely affected by events outside our control, such as changes in government policies, EU directives in the credit sector and other areas, the impact of the COVID-19 pandemic and resulting increase in sovereign debt, political instability, terrorist attacks, social unrest and rioting or military action affecting Europe and/or other areas abroad and taxation and other political, economic or social developments in or affecting Europe. Policymakers in many advanced economies have publicly acknowledged the need to urgently adopt credible strategies to contain public debt and excessive fiscal deficits and later bring them down to more sustainable levels, which pressures may be acutely present following the conclusion of stimulus measures introduced or expected to be introduced in response to the COVID-19 pandemic. The implementation of these policies may restrict economic recovery. Against a background of increasing unease over the macro/financial implications of sizeable fiscal imbalances, investors have reduced their investment in many Eurozone countries. Continued reduction in investment flows may restrict economic recovery. Due to the uncertainty regarding the success of any austerity measures and reforms, new taxes may be imposed on us and existing taxes may be increased. There can be no assurance that such government intervention, political instability or additional taxes will not have an adverse effect on our returns.
The need to reduce Europe’s dependency on European Central Bank funding will also increase the likelihood of deleveraging, reducing some European countries’ loans to the economy. In the context of continued market turmoil, worsening macroeconomic conditions and increasing unemployment, coupled with declining consumer spending and business investment and the worsening credit profile of some European corporate and retail borrowers, the value of assets collateralizing secured loans, including houses and other real estate, could decline significantly. Such a decline could result in impairment of the value of the loan assets or an increase in the level of non-performing loans, either of which may have a material adverse effect on our returns.

We are subject to risks investing outside of the United States, including business uncertainties, currency exchange risks and political, social and economic uncertainty.
We may invest a portion of our net assets in assets located, or secured by properties located, outside the United States. In addition to business uncertainties and currency exchange risks, such investments may be affected by political, social and economic uncertainty affecting a country or region. Many real estate markets are not as developed or as efficient as those in the United States, and as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly as to bankruptcy and reorganization. Financial accounting and auditing standards and practices may differ, and there may be less publicly available information in respect of such companies. For a company that keeps accounting records in local currency, inflation accounting rules in some countries require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data may be materially affected by restatements for inflation and may not accurately reflect the real condition of real estate and companies. Accordingly, our ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.
We may be subject to additional risks which include possible adverse political and economic developments, possible seizure or nationalization of foreign deposits and possible adoption of governmental restrictions which might adversely affect payment to investors located outside the country of the issuer/property owner, whether from currency blockage or otherwise. Furthermore, some of the investments and/or the income they generate may be subject to taxes levied by governments which have the effect of increasing the cost of such investments and reducing the realized gain or increasing the realized loss on such investments at the time of sale. Income received by FCR from sources within some countries may be reduced by withholding and other taxes imposed by such countries. Any such taxes paid by us will reduce our net income or return from such investments and our ability to make distributions. While we may take these factors into consideration in making our investment decisions, no assurance can be given that we will be able to fully avoid these risks.
We are subject to certain risks related to incurring contingent liabilities in connection with investments, including the assumption by us of default risk or other third-party risks.
We may from time to time incur contingent liabilities in connection with an investment. For example, in order to procure financing in connection with our investment activities, we may enter into agreements pursuant to which we agree to assume responsibility for default risk or other risk presented by a third party, a warehouse financing vehicle or an investment vehicle. In addition, in connection with the disposition of an asset by us, we may be required to make certain representations about such asset, and may also be required to indemnify the purchasers of such asset with respect to certain matters, including the accuracy of such representations. Any such representations made by us may survive for a period of time subsequent to the disposition of an asset. We may incur numerous other types of contingent liabilities. There can be no assurance that we will adequately reserve for our contingent liabilities and that such liabilities will not have an adverse effect on our business.
We may face risks associated with options, including losing our entire investment due to the volatility of the underlying security or currency.
As part of our hedging program, we may purchase and sell (“write”) options on securities and currencies on national and international securities exchanges and in the domestic and international over-the-counter markets. The seller (“writer”) of a put option which is covered (e.g., the writer has a short position in the underlying security or currency) assumes the risk of an increase in the market price of the underlying security or currency above the sales price (in establishing the short position) of the underlying security or currency, plus the premium received, and gives up the opportunity for gain on the underlying security or currency below the exercise price of the option. The buyer of a put option assumes the risk of losing its entire investment in the put option. The writer of a call option which is covered (e.g., the writer holds the underlying security or currency) assumes the risk of a decline in the market price of the underlying security or currency less the premium received, and gives up the opportunity for gain on the underlying security or currency above the exercise price of the option. The buyer of a call option assumes the risk of losing its entire investment in the call option.

Options on securities may be cash settled, settled by physical delivery or settled by entering into a closing purchase transaction. In entering into a closing purchase transaction, we may be subject to the risk of loss to the extent that the premium paid for entering into such closing purchase transaction exceeds the premium received when the option was written, which could have an adverse effect on our business, financial conditions, results of operations and cash flows.
We may face risks associated with forward trading, including illiquidity and revenue losses due to disruptions in the market.
Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by us due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward trading, to our possible detriment. The occurrence of any of the foregoing could have an adverse effect on our business, financial conditions, results of operations and cash flows.
We may face risks related to foreign currency
Any of our loans and investments that may be denominated in a foreign currency, from time to time, will also be subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates.
We intend to hedge our net currency exposures in a prudent manner. However, our currency hedging strategies may not eliminate all of our currency risk due to, among other things, uncertainties in the timing and/or amounts of payments received on the related investments, and/or unequal, inaccurate, or unavailable hedges to perfectly offset changes in future exchange rates. Additionally, we may be required under certain circumstances to collateralize our currency hedges for the benefit of the hedge counterparty, which could adversely affect our liquidity.
Sustainability risks may have a greater impact on us than that assessed by the Adviser.
We may be affected by the impact of a number of sustainability factors, also referred to as environmental, social and governance (“ESG”) factors, on real estate assets securing or related to loans originated by us or other investments in which we invest (“sustainability risks”). The reach of sustainability themes may be broad and this subsection is therefore not an exhaustive list of all risks related to ESG factors which could have a negative impact (whether or not material) on the value of an underlying or related real estate asset and therefore adversely impact our returns.
The real estate assets securing or related to our loans and investments may be negatively affected by the exposure to environmental conditions such as droughts, famines, floods, storms and other climate change and environmental-related events; although a number of these risks may be insurable, it is not guaranteed that the insurance coverage may in all cases be adequate and losses connected to these events may be material. In addition, the actions taken on the real estate assets securing or related to our loans to improve such real estate asset’s sustainability profile, such as energy efficiency, clean energy production and consumption, waste reduction and water treatment typically impose significant short-term costs. Similarly, social initiatives and the adherence to high governance standards, for example in the areas of transparency, corporate governance, management of conflicts of interest and fair remuneration principles may require material investments and effort where economic returns may be uncertain. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns.
Prospective investors should consider the adverse impacts that our investments may have on sustainability themes: the failure to support assets which provide a positive contribution to the sustainability factors or to support the generation of a negative impact may result in a number of negative fallouts ranging from reputational damages and, in some circumstances, fines and direct economic consequences from ESG related regulatory requirements that range from energy performance standards to mandatory disclosure.
We may also be negatively impacted (e.g., from a reputational point of view) if we do business with parties who fail to meet key ESG targets or make misleading statements with respect to ESG related objectives. In the event a counter-party of ours, or the real estate securing an investment of ours, uses manipulation or misinformation to bolster its ESG claims, we could be negatively impacted through no fault of our own.
Shareholders may differ in their views of whether or how ESG matters should be addressed and, as a result, we may invest in investments or manage our investments in a manner that does not reflect the beliefs and values of any particular investor. In considering investment opportunities and making ongoing decisions with respect to our investments, including decisions relating to follow-on investments, the Adviser may consider certain ESG factors. We may forego particular investments that do not meet certain ESG criteria or present material ESG risk that we may otherwise have made if we were seeking to make investments solely on the basis of financial returns. Further, it is possible that our investments are unable to obtain or realize the intended ESG outcomes.
Climate change and regulations intended to control its impact may affect the value of the real estate assets securing or related to loans we originated or in which we invest. We and the Adviser cannot predict the long-term impacts on real estate-related assets from climate change or related regulations. Laws enacted to mitigate climate change could increase energy costs, could make some buildings of property owners obsolete or cause such owners to make material investments in their properties to meet carbon or energy performance standards, which could materially and adversely affect the value of older properties underlying or relating to our investments. Climate change may also have indirect effects on property owners by increasing the cost of (or making unavailable) property insurance. Moreover, compliance with new laws or regulations related to climate change, including compliance with “green” building codes or tenant preferences for “green” buildings, may cause property owners to incur additional costs when renovating older properties. Any decrease in value or significant costs and investments affecting the assets securing or related to loans originated by us or in which we invest may result in a borrower’s default or inability to pay amounts due on a loan, which would, in turn, adversely impact our returns. There can be no assurance that climate change will not have a material adverse effect on our assets, operations or business.
There can be no guarantee that the actual impact of the sustainability factors on our returns will not be materially greater than the impact assessed or expected by the Adviser.
We may have to incur additional operational and/or compliance costs if EU regulations on data protection and privacy have an extraterritorial effect on our business.
Through their participation in the Company, investors may provide to the Adviser or other service providers “personal data” as such term is defined in Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data. The Adviser and its affiliates are subject to Fortress’s Privacy Policy pursuant to which the Adviser and its affiliates handle, safeguard and protect such personal data. Investors should review and be cognizant of the contents of the Adviser’s Privacy Policy. In particular, investors should be aware that by transferring personal data to the Adviser, they will be transferring it outside of the EU. In addition, the Adviser may subsequently transfer such personal data to other entities that are also located outside of the EU. A copy of the Adviser’s Privacy Policy is included in each investor’s subscription agreement.
The legal and regulatory landscape for data protection and privacy is constantly evolving and recent legislative changes in the European Economic Area (the “EEA”) have, among other things, increased the regulatory scrutiny of the handling of personal data by data controllers and processors, and raised the prospect of sanctions in the event of a personal data breach.
Although our sponsor, the Adviser and FCR are not domiciled in the EEA, certain EEA laws relating to data protection and privacy may have extraterritorial effect on FCR, including (i) the General Data Protection Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (the “GDPR”), the UK General Data Protection Regulation as defined by the Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”) and any national laws supplementing the GDPR or the UK GDPR; (ii) Directive 2002/58/EC on privacy and electronic communications as implemented under national laws; and (iii) other EEA data protection laws, regulations or regulatory requirements, guidance and codes of practice issued by any supervisory authority or any applicable national, international, regional or other data privacy authority, applicable to the processing of personal data (as amended and supplemented from time to time) (together, along with any other data protection laws, regulations or regulatory requirements, guidance and codes of practice in any jurisdiction anywhere in the world, “Data Protection Laws”).
In particular, certain Data Protection Laws may apply to FCR’s investment in certain investments, to the extent our sponsor or the Adviser (or any person on FCR’s behalf) processes personal data (as defined under the GDPR) relating to underlying tenants, obligors or their representatives who are themselves natural persons in the EEA. As such, the Adviser may be required to implement certain policies and procedures and update agreements, in order to ensure FCR are compliant with the Data Protection Laws, including relating to the transfer of personal data to countries outside the EEA in the course of managing such investments. As industry best practices and the implementation of the Data Protection Laws develop, additional compliance requirements relating to the processing of personal data may also be imposed on FCR from time to time. In addition, if our sponsor, the Adviser or any person processing personal data on FCR behalf, suffers a personal data breach (as defined under the GDPR) or otherwise fails to comply with its obligations under the Data Protection Laws, FCR (including through its representatives in the EEA) may be directly or indirectly exposed to claims, investigative or other enforcement actions (including criminal proceedings and significant administrative fines) brought by the affected individuals and/or the relevant EEA regulatory authorities. Any costs, expenses, penalties and administrative fines incurred or suffered by FCR in connection with the foregoing, together with any operational and/or compliance costs associated with ensuring FCR are compliant with the Data Protection Laws, may ultimately be borne by investors, and can be expected to reduce the returns that would otherwise be distributable to investors if no processing of personal data was carried out. Additionally, any violations of Data Protection Laws could delay or prevent potential acquisitions, and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our results of operations.
Trade errors may result in losses.
On occasion, errors may occur with respect to trades executed on our behalf. Trade errors can result from a variety of situations, including, for example, when the wrong investment is purchased or sold, or when the wrong dollar amount of an instrument is purchased or sold (e.g., $100,000 instead of $1,000,000). Trade errors frequently result in losses but may, occasionally, result in gains. The Adviser will endeavor to detect trade errors prior to settlement and correct and/or mitigate them in an expeditious manner. To the extent an error is caused by a third party, such as a broker, the Adviser may seek to recover any losses associated with such error from such third party. The Adviser will determine whether any trade error has resulted from gross negligence on its part, and, unless it finds that to be the case, any losses will be borne by (and any gains will benefit) us. The Adviser will establish internal policies regarding the manner in which such determinations are to be made, but shareholders should be aware that, in making such determinations, the Adviser will have a conflict of interest. Generally, the Adviser will not be held accountable for trade errors that do not breach the standard of care set forth above.
Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.
Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon an applicable exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests that may be treated as “commodity interests” to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.
Risks Related to Our Relationship with Fortress, Our Adviser and the Management Agreement
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the origination, acquisition, financing and management of our portfolio of commercial real estate debt and residential loans and assets, and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Fortress’s (or its affiliate’s) businesses and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The Adviser’s inability to retain the services of key professionals could hurt our performance.
The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Adviser’s investment committee (the “Investment Committee”). Accordingly, our success depends to a significant degree upon the contributions of certain key professionals employed by the Adviser or its affiliates, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate debt investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
There are conflicts of interest in our relationships with our Adviser, which could result in outcomes that are not in our best interests.
We are subject to conflicts of interest arising out of our relationship with our Adviser. Pursuant to the Management Agreement, our Adviser is obligated to supply us with our management team. However, our Adviser is not obligated to dedicate any specific personnel exclusively to us, nor are Fortress personnel provided to us by our Adviser obligated to dedicate any specific portion of their time to the management of our business. Additionally, our Adviser is a wholly owned subsidiary of FIG LLC, which is a wholly owned subsidiary of Fortress.
We may acquire or sell assets in which Fortress or its affiliates may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions, subject to any requirements in our organizational documents, including any required approvals by our independent trustees. Additionally, we may engage in transactions directly with Fortress, our Adviser or their affiliates, subject to any requirements in our organizational documents. When we acquire an asset from Fortress or one of its affiliates, or sell an asset to Fortress or one of its affiliates, the purchase price we pay to Fortress or one of its affiliates or the purchase price paid to us by Fortress or one of its affiliates may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arms’ length negotiations with an unaffiliated third party. Fortress will face conflicts of interest in determining this purchase price and there is no assurance that any conflict will be resolved in our favor.
Additionally, Fortress sponsors investment funds and intends to sponsor investment funds in the future and the economic terms of such funds may be more advantageous to Fortress than the economic terms received by the Adviser. As such, Fortress may be incentivized to prioritize the acquisition or disposition of any asset by such funds over us.
Fortress also faces conflicts of interest with respect to our continuous offering. As our NAV grows the Adviser’s management fee will grow as well and there will also be the potential for a larger performance fee. This may incentivize the Adviser and Fortress to continue our offering even at times when it is not otherwise beneficial to us.
Fortress may raise or manage other Fortress Managed Accounts, which could result in the reallocation of Fortress personnel and the direction of potential investments to such other Fortress Managed Accounts.
Fortress reserves the right to raise or manage other Fortress Managed Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., office, industrial, retail or multifamily) or making non-controlling investments in public and private debt and equity securities or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “Item 1(c). Description of Business—Allocation of Investment Opportunities.” In particular, we expect that there will be overlap of commercial real estate debt, residential loans and assets and/or real estate-related debt and equity securities investment opportunities with certain other Fortress Managed Accounts that are actively investing and similar overlap with future other Fortress Managed Accounts. The closing of another Fortress Managed Account could result in the reallocation of Fortress personnel, including reallocation of Fortress Credit and Real Estate Platform team members, to such other Fortress Managed Account. In addition, potential investments that may be suitable for us may be directed toward such other Fortress Managed Account.
Certain other Fortress Managed Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Fortress Affiliates invest their own capital in a broad range of investments. In certain cases, the investment objectives and programs of Fortress Affiliates are similar to, or overlap with, our investment objectives and proposed investment programs. In particular, there will be overlap of commercial real estate debt, residential loans and assets and/or real estate-related debt and equity securities investment opportunities with certain other Fortress Managed Accounts that are actively investing and similar overlap with future other Fortress Managed Accounts. See “Item 1(c). Description of Business—Allocation of Investment Opportunities.” We do not have the exclusive right to any investment opportunity. Accordingly, Fortress Affiliates are under no obligation to offer investment opportunities to us and may choose to allocate all or part of any such opportunity to any Fortress Affiliate or any business in which a Fortress Affiliate has invested. Fortress Affiliates may give advice and recommend investments to other Fortress Managed Accounts which may differ from advice given to, or investments recommended or bought for, us, even though the investment objectives of such Fortress Managed Accounts may be the same or similar.
Fortress Affiliates may also offer additional investment products that are similar to us, and Fortress may permit existing or future Fortress Affiliates to have exclusive rights or priority with respect to certain investment opportunities. As a result, we may not be afforded the chance to participate in attractive investment opportunities in which other Fortress Affiliates are given the opportunity to participate, or in some cases may be allocated a small part of an investment opportunity within our investment objectives when other Fortress Affiliates are allocated a larger portion. We may be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and may find that our ability to participate in any particular opportunity may be substantially limited. In addition, the creation of new Fortress Managed Accounts may give rise to additional conflicts of interests that may not be foreseeable.
In making allocation decisions with respect to investment opportunities that could reasonably be expected to fit the investment objectives of one or more Fortress Affiliates, on the one hand, and us, on the other hand, Fortress anticipates that it will consider one or more of the following: the objectives and investment program of a Fortress Affiliate, any exclusive and/or priority rights to investment opportunities that may have been granted to certain Fortress Affiliates, the expected duration of the investment in light of a Fortress Affiliate’s objectives and investment program, the amount of available capital (including financing), the magnitude of the investment opportunity, regulatory and tax considerations, the degree of risk arising from an investment, the expected investment return, the internal source of the investment opportunity, relative liquidity, likelihood of current income and/or such other factors as Fortress deems to be appropriate. These factors provide substantial discretion to Fortress to resolve conflicts of interest arising from limited investment opportunities.
We expect, from time to time, to co-invest alongside a Fortress Affiliate (including the DBSO Funds, the FCO Funds, the FROF Funds and the FLF Funds), including in the acquisition of a portfolio of commercial real estate debt and residential loans and assets from the same seller. Fortress will have discretion to allocate the assets from such portfolio and the associated purchase price between us and such Fortress Affiliate, and no approval of the board of trustees will be required for such transaction. We expect that assets with higher investment risks – and most likely higher returns – will be allocated to such Fortress Affiliates (particularly, the FCO Funds and the FLF Funds) and not to us.
For additional information, see “Item 1(c). Description of Business—Allocation of Investment Opportunities.”

Our Adviser’s and its affiliates’ liability is limited under the Management Agreement, and we have agreed to indemnify our Adviser and its affiliates against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which our Adviser and its affiliates would not be liable.
Our Adviser maintains a contractual relationship with us. Under the terms of the Management Agreement, our Adviser and the other Indemnified Parties will not be liable to us for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as our investment adviser, and we will indemnify the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of us or our security holders) arising from any actual or alleged act or omission to act performed or omitted by it in connection with any matter arising out of or in connection with the Management Agreement, our business or affairs or any investment made or held by us, or otherwise as our investment adviser, and for any losses due to any actual or alleged act or omission to act of any of our brokers, agents, counsels or accountants (provided that the selection, engagement or retention of such broker, agent, counsel or accountant by the Indemnified Party did not constitute Disabling Conduct), in each case except for any such losses primarily attributable to such Indemnified Party’s Disabling Conduct.
In addition, to the fullest extent permitted by applicable law, neither our Adviser nor any of its affiliates will (i) be or be deemed to be in breach of the Management Agreement, or of any duty owed by the Adviser or such affiliate to us with respect to any actual or potential conflict of interests, or (ii) have or be deemed to have any liability to us, in each case in respect of any act or omission to act (x) specifically authorized by the Management Agreement, (y) approved by our board of trustees or (z) approved by a majority in interest of shareholders, and neither the Adviser nor any of its affiliates will be held responsible for any action of our board of trustees in following or declining to follow any advice or recommendation given by the Adviser.
As a result, we could experience unfavorable operating results or incur losses for which our Adviser and its affiliates would not be liable. For additional information, see “Item 12—Indemnification of Trustees and Officers—Management Agreement.”
If our Adviser ceases to be our Adviser pursuant to the Management Agreement, counterparties to our agreements may cease doing business with us.
If our Adviser ceases to be our Adviser, it could constitute an event of default or early termination event under financing and other agreements we may enter into in the future, upon which our counterparties may have the right to terminate their agreements with us. If our Adviser ceases to be our Adviser for any reason, including upon the non-renewal of the Management Agreement our business and our ability to make distributions to our shareholders may be materially and adversely affected.
The time and resources that individuals associated with our Adviser devote to us may be diverted, and we may face additional competition due to, among other things, the fact that neither our Adviser nor its affiliates is prohibited from raising money for or managing another entity that makes the same types of investments that we target.
Fortress is not prohibited from raising money for and managing future investment entities, in addition to the Fortress clients, that make the same or similar types of investments as those we target. As a result, the time and resources that our Adviser devotes to us may be diverted, and during times of intense activity in other investment programs they may devote less time and resources to our business than is necessary or appropriate. In addition, we may compete with any such investment entity also managed by the Adviser or its affiliates for the same investors and investment opportunities. Furthermore, certain members of the Investment Committee are officers of Fortress and will devote a portion of their time to the operations of Fortress.
The Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers to which we may have exposure in the case we are required to act as landlord due to foreclosures on the properties securing our investments.
Our Adviser and its affiliates may provide a broad range of financial services to companies that may be tenants of the properties securing our investments, including providing arrangement, syndication, origination, structuring and other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any payment received by our Adviser or its affiliates for providing these services will not be shared with us and may be received before we realize a return on our investment. In addition, we may enter into sale leaseback transactions with companies to which other Fortress Managed Accounts provide financing or hold an interest. In the event of a restructuring, such other Fortress Managed Accounts may be a secured lender of the company and we would be an unsecured lender. Fortress could, in certain circumstances, have an incentive not to pursue actions against a tenant that would be in our best interest. While Fortress will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Fortress Managed Accounts, such transactions are not required to be presented to our board of trustees for approval (unless otherwise required by the Advisers Act or our conflicts of interest policy), and there can be no assurance that any conflicts will be resolved in our favor.
The Adviser or its affiliates may have incentives to favor their respective other accounts and clients and/or Fortress over us, which may result in conflicts of interest that could be harmful to us.
Because our Adviser and its affiliates manage assets for, or may in the future manage assets for, other Fortress Managed Accounts, certain conflicts of interest are present. For instance, our Adviser and its affiliates may receive asset management performance-based, or other fees from certain accounts that are higher than the fees received by our Adviser from us. In addition, certain members of the Investment Committee and other executives and employees of our Adviser may hold and receive interests in Fortress and for its affiliates, in addition to cash and carried interest. In these instances, a portfolio manager for our Adviser may have an incentive to favor the higher fee and/or performance-based fee accounts over us and/or to favor Fortress. In addition, a conflict of interest exists to the extent our Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in our Adviser’s or its affiliates’ employee benefit plans. In these circumstances, our Adviser has an incentive to favor these other investment companies or accounts over us. Our board of trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.
The management fee and performance fee may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments that increase the risk of our portfolio.
We will pay the Adviser the management fee regardless of the performance of our portfolio. The Adviser’s entitlement to the management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Adviser the management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.
The performance fee may create an incentive for the Adviser to make investments on our behalf that are riskier or more speculative than it would otherwise make in the absence of such performance-based compensation.
Because the management fee is based on our NAV, the Adviser may also be motivated to delay or curtail repurchases or take other actions to maintain a higher NAV, which would, in each case, increase amounts payable to the Adviser, but may make it more difficult for us to efficiently deploy new capital. FCF, an affiliate of Fortress that has been appointed to assist in the placement of certain shares (including Class B shares and Class I shares) to certain institutional investors, may also be incentivized to sell more of our common shares to increase aggregate NAV, but we may not be able to efficiently deploy such new capital.
We may compete for capital and investment opportunities with other entities managed by our Adviser or its affiliates, subjecting our Adviser to certain conflicts of interest.
Our Adviser will experience conflicts of interest in connection with the management of our business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by our Adviser and its affiliates; payment to our Adviser; services that may be provided by our Adviser and its affiliates to issuers in which we may invest; investments by us and other clients of our Adviser; the formation of additional investment funds managed by our Adviser; differing recommendations given by our Adviser to us versus other clients; our Adviser’s use of information gained from issuers in our portfolio for investments by other clients, subject to applicable law; and restrictions on our Adviser’s use of “inside information” with respect to potential investments by us.
We do not have the exclusive right to any investment opportunity. Accordingly, Fortress Affiliates are under no obligation to offer investment opportunities to us and may choose to allocate all or part of any such opportunity to any Fortress Affiliate or any business in which a Fortress Affiliate has invested. Fortress Affiliates may give advice and recommend investments to other Fortress Managed Accounts which may differ from advice given to, or investments recommended or bought for, us, even though the investment objectives of such Fortress Managed Accounts may be the same or similar.
During the term, Fortress Affiliates may offer additional investment products that are similar to FCR and Fortress may permit existing or future Fortress Affiliates to have exclusive rights or priority with respect to certain investment opportunities. As a result, we may not be afforded the chance to participate in attractive investment opportunities in which other Fortress Affiliates are given the opportunity to participate, or in some cases may be allocated a small part of an investment opportunity within the investment objectives of ours when other Fortress Affiliates are allocated a larger portion. We may be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and may find that its ability to participate in any particular opportunity may be substantially limited. In addition, the creation of new Fortress Managed Accounts may give rise to additional conflicts of interests that may not be foreseeable.
In making allocation decisions with respect to investment opportunities that could reasonably be expected to fit the investment objectives of one or more Fortress Affiliates, on the one hand, and us, on the other hand, Fortress anticipates that it will consider one or more of the following: the objectives and investment program of a Fortress Affiliate, any exclusive and/or priority rights to investment opportunities that may have been granted to certain Fortress Affiliates, the expected duration of the investment in light of a Fortress Affiliate’s objectives and investment program, the amount of available capital (including financing), the magnitude of the investment opportunity, regulatory and tax considerations, the degree of risk arising from an investment, the expected holding period of an investment, the expected investment return, the internal source of the investment opportunity, relative liquidity, likelihood of current income and/or such other factors as Fortress deems to be appropriate. These factors provide substantial discretion to Fortress to resolve conflicts of interest arising from limited investment opportunities.
Additionally, we may co-invest in and/or compete for investments with the other Fortress Managed Accounts, subjecting our Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending investments on our behalf. In addition, other Fortress Managed Accounts with which we co-invest are likely to have a finite duration requiring asset sales, which could affect the price of our assets. To mitigate these conflicts, the Adviser will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and reasonable basis and in accordance with Fortress’s investment allocation policy in effect at the time (and subject to change).
Fortress’s allocation policy seeks to ensure equitable allocation of investment opportunities between us and/or other Fortress Managed Accounts.
We may co-invest with Fortress affiliates and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest.
We may hold interests in an entity or asset that are of a different class or type than the class or type of interests held by another Fortress Affiliate. For example, we may hold senior debt with respect to a property and a Fortress Affiliate may hold fee title to the same property. This would potentially result in us being senior to the Fortress Affiliate in the capital structure of such entity, which could mean that in a workout or other distressed scenario we might be adverse to other Fortress Affiliates and might recover all or part of our investment while the Fortress Affiliates might not. We will not be required to take any action or withhold from taking any action to mitigate losses by the Fortress Affiliates in such a scenario and may be less aggressive in exercising remedies against the Fortress Affiliates or the underlying property than we would be against an unaffiliated third-party.
In addition, another Fortress Affiliate may also participate in a separate tranche of a financing with respect to an issuer/ borrower in which we have an interest or otherwise in different classes of such issuer’s securities creating potentially conflicting loyalties between the Adviser’s duties to us and to other affiliates. In connection with negotiating loans, bank or securitization financings in respect of our assets or originations, from time to time Fortress may obtain the right to participate on its own behalf (or on behalf of Fortress Managed Accounts) in a portion of the financings with respect to such transactions (including transactions where the underlying collateral includes property owned by Fortress Affiliates). For example, if we make a mezzanine debt investment with respect to the same issuer to whom another Fortress Affiliate has made a mortgage loan, Fortress may have conflicting loyalties between its duties to us and to such other affiliates. Further, it is possible that in a bankruptcy proceeding our interest may be subordinated or otherwise adversely affected by virtue of such other Fortress Affiliate’s involvement and actions relating to its investment. For example, in circumstances where we hold a junior mezzanine interest in an asset, holders of more senior classes of debt issued by such entity (which may include a Fortress Affiliate) may take actions for their benefit (particularly in circumstances where such issuer faces financial difficulty or distress) that further subordinate or adversely impact the value of our investment in such issuer. Conflicts can also be expected to arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction.
While we will seek to resolve any such conflicts in a fair and reasonable manner in accordance with Fortress’s prevailing policies and procedures with respect to conflicts resolution among Fortress Managed Accounts, there can be no assurance that any conflicts will be resolved in our favor. Unless otherwise required by the Advisers Act or our conflicts of interest policy, the Adviser will not be required to present to our board of trustees for approval the following transactions: (i) originating, acquiring or holding debt with respect to a property that is owned or controlled by a Fortress Affiliate, unless the terms of the applicable debt agreement are inconsistent with indicative market terms for transactions involving similar assets as confirmed by an independent third-party, or (ii) obtaining any short-term borrowings from Fortress Affiliates. Such permitted transactions may include, without limitation, an acquisition by us of a portfolio of commercial real estate debt and/or residential loans and assets in which a portfolio company of a Fortress Managed Account owns a portion of the debt or a portion of the underlying property.
Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.
We, directly or through our Adviser, may obtain confidential information about the companies that become tenants of the properties securing our investments or be deemed to have such confidential information. Our Adviser may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. In addition, Fortress clients may invest in entities that manage companies that are tenants of the properties securing our investments and, as a result, may obtain additional confidential information about such companies. The possession of such information may, to our detriment, limit the ability of us and our Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of our Adviser or its affiliates may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of our Adviser come into possession of material non-public information with respect to our investments, such personnel will be restricted by our Adviser’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of our management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of our Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of our Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with our Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of our Adviser or Fortress.
The recommendations given to us by our Adviser may differ from those rendered to their other clients.
Our Adviser and its affiliates may give advice and recommend an investment to other Fortress Managed Accounts which may differ from advice given to, or investments recommended or bought for, us even though such other clients’ investment objectives may be similar to ours, which could have an adverse effect on our business, financial condition and results of operations.
The past performance of the Adviser and Fortress are not a predictor of our future results.
This Registration Statement includes certain information regarding our Adviser and Fortress, including information regarding their historical activities, investment experience and relationships with tenants occupying the properties securing our investments. However, neither the track record, investment experience, nor the relationships of the Adviser or Fortress should be understood to imply or predict, whether directly or indirectly, any level of our future performance. Our performance is dependent upon future events and is therefore inherently uncertain. Past performance cannot be relied upon to predict future events due to a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics, varying degrees of competition and varying circumstances pertaining to the real estate markets.
Risks Related to Our Organization and Structure
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of Fortress or the Adviser and its affiliates will be sufficient to allow us to successfully achieve our investment objectives, and performance and investment profile of other Fortress Managed Accounts or other affiliates should not be used as an indicator of our likely performance or investment profile. As a result, an investment in our common shares may entail more risk than the common shares of beneficial ownership of a REIT with a substantial operating history.
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (i) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (ii) a merger, consolidation, conversion, or transfer or other disposition of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust (but excluding a Conversion Event, an internal restructuring transaction (including the conversion of us into another type of legal entity) or any transaction that could be taken by a Maryland corporation without approval of its shareholders pursuant to the Maryland General Corporation Law), (iii) removal of a trustee for “cause” and the election of successor trustee to the extent provided in our Declaration of Trust, (iv) in the event that there are no trustees, the election of trustees and (v) such other matters that our board of trustees have submitted to our shareholders for approval or ratification.
All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.
Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.
Under the Maryland Statutory Trust Act (the “MSTA”) and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders (unless the trustee so removed was designated by Fortress pursuant to the Declaration of Trust) or in the event there are no trustees. A trustee may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter in accordance with our Declaration of Trust.
Our Bylaws provide that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for “cause” or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Independent trustee vacancies shall be filled by a majority of the remaining independent trustees, except where removed for “cause” by the shareholders. For so long as Fortress or its affiliate acts as investment advisor or manager to us, Fortress has the right to designate a number of trustees for election to our board of trustees, which number will initially be two (each, a “Fortress Designee”); provided that if the number of trustees constituting our board of trustees is increased or decreased, the number of Fortress Designees will be increased or decreased proportionately (but in no event will the number of Fortress Designees (i) equal or exceed 50% of the total size of our board of trustees or (ii) be less than one). Our board of trustees must also consult with Fortress in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal of a trustee for “cause” by shareholders in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a trustee for “cause” was a trustee designated by Fortress, Fortress has the exclusive right to designate a successor trustee for election to our board of trustees.

These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control. In addition, in the event that “cause” exists to remove a trustee but shareholders are unable to remove such trustee because of the inability to obtain the affirmative vote of two-thirds of the common shares entitled to vote on the matter, our reputation, our business and our results of operations could be materially adversely affected.
Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may be senior to the rights of the holders of our current common shares or discourage a third party from acquiring us.
Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our board of trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could be senior to the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.
Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Maryland law and our Declaration of Trust also provide that, to the maximum extent permitted by Maryland law, we shall indemnify each present and former trustee and officer (including persons who serve at our request as directors, officers or trustees of another organization in which we have any interest as a shareholder, creditor or otherwise) and the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and affiliates (each a “Covered Person”), against any claim or liability to which the Covered Person may become subject by reason of such status, except such Covered Person’s gross negligence or intentional misconduct. In addition, we shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, we shall have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (A) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (x) approved or authorized by our board of trustees or (y) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (B) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
Pursuant to our Declaration of Trust, our board of trustees may, from time to time, change our investment strategy, including our related operational policies, without providing advance notice to, or obtaining the consent of, our shareholders.
Our board of trustees may, from time to time, change our investment strategy, including our related operational policies with respect to investments, indebtedness, capitalization and distributions, at any time without providing advance notice to, or obtaining the consent of, our shareholders, which could result in us making investments that are different from, or that provide a lower yield compared to, the types of investments described in this Registration Statement and in our investment guidelines. We may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could have a material adverse effect on our business, financial condition, results of operations, cash flows, the NAV of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
Our Bylaws designate the Circuit Court for Baltimore City, Maryland or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to bring a claim in a judicial forum that the shareholders believe is a more favorable judicial forum for disputes with us or our trustees, officers or other employees.
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law; (ii) any derivative action or proceeding brought on our behalf, other than actions arising under United States federal securities laws; (iii) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders; (iv) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or Bylaws; or (v) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. This provision may limit a shareholder’s ability to bring a claim in a judicial forum that it believes is more favorable for disputes against us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees.
Our Declaration of Trust contains provisions that may delay, defer or prevent an acquisition of our shares or a change of control and that provide Fortress with substantial control of us.
Our Declaration of Trust, with certain exceptions, authorizes our board of trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exception is granted by our board of trustees, no person may own more than 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares, any other class or series of our shares outstanding at the time of such determination, or the aggregate of our outstanding shares of beneficial interest. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or transfer of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders.
Our conflict of interest policy may not be successful in eliminating the influence of future conflicts of interest that may arise between us and our trustees, officers and employees.
We have adopted a policy that transactions in which our trustees, officers or employees have a material direct or indirect pecuniary interest must be approved by a majority of our disinterested trustees. Other than this policy, however, we may not adopt additional formal procedures for the review and approval of conflict of interest transactions generally. As such, our policies and procedures may not be successful in eliminating the influence of conflicts of interest.
Our Declaration of Trust contains a provision that expressly permits the Adviser, each of its affiliates and each of our trustees and officers to pursue transactions that may be competitive with, or complementary to, our business.
Our Declaration of Trust provides that if the Adviser, each of its affiliates and each of our trustees and officers, acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in such business opportunity. Accordingly, the Adviser, each of its affiliates and each of our trustees and officers may exploit any business opportunity or direct such opportunity to any person or entity other than us, including acquisition opportunities that may be competitive with, or complementary to, our business. As a result, those acquisition opportunities may not be available to us and could materially and adversely affect our business, financial condition, results of operations, cash flows, the NAV of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders. See “—We may compete for capital and investment opportunities with other entities managed by our Adviser or its affiliates, subjecting our Adviser to certain conflicts of interest.”

Our board of trustees may change our major corporate, investment and financing policies without shareholder approval and those changes may materially and adversely affect our business, financial condition, results of operations and cash flows.
Our board of trustees will determine and may alter or eliminate our major corporate policies, including our acquisition, investment, financing, growth, operations and distribution policies and whether to maintain our status as a REIT. While our shareholders have the power to remove trustees in certain situations, our shareholders will have limited direct control over changes in our policies and those changes could materially and adversely affect our business, financial condition, results of operations, cash flows, the NAV of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
Risks Related to Debt Financing
There are risks associated with entering into financing arrangements, such as warehouse repurchase facilities and credit facilities, and such arrangements may contain provisions that expose us to particular risk of loss.
We have entered into the GS Repurchase Facilities and the Atlas Repurchase Facility and, to the extent that we enter into future financing arrangements, such as warehouse repurchase facilities and credit facilities, to finance our acquisition and origination of commercial real estate debt and residential loans and assets, we are and in the future will be subject to various risks. For example, debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors.
Our GS Repurchase Agreements and Atlas Repurchase Agreement and, to the extent that we enter into additional warehouse repurchase facilities in the future, each transaction under such repurchase agreements will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, but our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements, including the GS Repurchase Agreements and Atlas Repurchase Agreement, involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.
Furthermore, any cross-default provisions could magnify the effect of an individual default. If a cross-default provision were exercised, this could result in a substantial loss. Also, we may, in the future, enter into financing arrangements that contain financial covenants that could require us to maintain certain financial ratios. If we were to breach the financial covenants contained in any such financing arrangement, we might be required to repay such debt immediately in whole or in part, together with any attendant costs, and we might be forced to sell some of our assets to fund such costs. We might also be required to reduce or suspend distributions to our investors. Such financial covenants may also limit our ability to adopt the financial structure (e.g., by reducing levels of borrowing) which we would have adopted in the absence of such covenants.
To the extent we choose to use special purpose entities for individual transactions to reduce recourse risk, the bona fides of such entities may be subject to later challenge based on a number of theories, including veil piercing, substantive consolidation and other grounds. We may provide either direct or contingent guarantees in support of credit facilities used to acquire investments, fund expenses relating to investments and/or in connection with derivative transactions, and there can be no assurance that such guarantees will not have adverse consequences on our business, financial condition, results of operations or cash flows.

We have provided under the GS Guaranties and the Atlas Guaranty, and in the future may provide, guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers, and we expect to be liable under such guaranties for customary “bad-boy” events.
Our access to external sources of capital is subject to factors outside of our control and could materially and adversely affect our growth prospects and our ability to take advantage of strategic opportunities, satisfy debt obligations and make distributions to our shareholders.
In order to maintain our qualification as a REIT, we are generally required under the Code to annually distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to U.S. federal corporate income tax to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition financing, from operating cash flow due to differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of nondeductible capital expenditures, the creation of reserves, certain restrictions on distributions under loan documents or required debt or amortization payments. Consequently, in order to meet the REIT distribution requirements and maintain our REIT status and to avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis in order to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings.
Therefore, we may need to rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. In addition, any additional debt we incur will increase our leverage and debt service obligations. Our access to third-party sources of capital depends, in part, on:
•	general market conditions;
•	the market’s perception of our growth potential;
•	our current debt levels;
•	our current and expected future earnings;
•	our cash flow and dividends; and
•	the NAV of our shares.
If we cannot obtain capital from third-party sources, we may not be able to acquire assets when strategic opportunities exist, meet the capital and operating needs of our existing assets or satisfy our debt service obligations.
To the extent that capital is not available to acquire additional assets, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors or a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period. Such a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have an adverse effect on our financial condition and on the NAV of our shares.
Additionally, we may seek to borrow certain amounts from certain Fortress Affiliates. However, the Fortress Affiliates are under no obligation to lend any amounts to us and there can be no assurance that any Fortress Affiliate will provide any such financings to us.
For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.
We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, including the GS Repurchase Facilities and Atlas Repurchase Facility. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common shares. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common share distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to the Adviser.
We are subject to certain risks related to using secured leverage, including having parties seek recourse against FCR’s assets generally, and such recourse may not be limited to any particular investment or asset.
Pursuant to the GS Guaranties and Atlas Guaranty, and to the extent that we determine to utilize leverage in the future, one or more investments or our other assets may be pledged to secure the indebtedness. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and such recourse may not be limited to any particular investment or asset, such as the loan or property giving rise to the liability. To the extent we choose to use special purpose entities for individual transactions to reduce recourse risk, the bona fides of such entities may be subject to later challenge based on a number of theories, including veil piercing, substantive consolidation and other grounds. We may provide either direct or contingent guarantees in support of credit facilities used to acquire investments, fund expenses relating to investments and/or in connection with derivative transactions, and there can be no assurance that such guarantees will not have adverse consequences on our business, financial condition, results of operations or cash flows.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
We may utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.
We may utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.

We may be affected by our inability to access or renew short-term financing credit facilities in connection with an anticipated portfolio-level financing.
In some cases, relatively short-term credit facilities may be used to finance the acquisition of assets until a sufficient quantity of assets is accumulated, at which time the assets are refinanced through portfolio-level financing, which may include a securitization. As a result, we are subject to the risk that we will not be able to acquire, during the period that the short-term facilities are available, a sufficient amount of eligible assets for the purposes of a portfolio-level financing. We also bear the risk that we will not be able to obtain such short-term credit facilities or may not be able to renew any short-term credit facilities after they expire should we find it necessary to obtain extensions for such short-term credit facilities to allow more time to seek and acquire the necessary eligible instruments for a long-term financing. Our inability to renew or extend these short-term credit facilities may require us to seek more costly financing for these assets or to lose the ability to utilize them in connection with a portfolio-level financing. We may provide guarantees in support of credit facilities used to acquire assets, and there can be no assurance that any recourse exercised under such guarantees will not have adverse consequences for us. The occurrence of the foregoing could have an adverse effect on our business, financial condition, results of operations and cash flows.
The amount of our debt may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.
We may incur a significant amount of debt through bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements (including the GS Repurchase Facilities and Atlas Repurchase Facility) and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt securities to fund our growth. The percentage and forms of direct or indirect leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our board of trustees. In addition, we may leverage individual assets at substantially higher levels.
If we are unable to refinance our debt on acceptable terms, or at all, we may be forced to dispose of one or more of our investments on disadvantageous terms, which may result in losses to us and may adversely affect cash available for distributions to our shareholders. In addition, if then prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, our interest expense would increase, which would materially and adversely affect our future operating results and liquidity. We may also refinance our debt through equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our shareholders.
Our substantial outstanding indebtedness, and the limitations imposed on us by our financing agreements, could have other significant adverse consequences, including the following:
•	fluctuations in our net assets;
•
we may be required to dedicate a substantial portion of our cash flow (including capital contributions) to paying principal and interest payments on our indebtedness, reducing the cash flow available to fund our business, to pay dividends (and investors may be allocated income in excess of cash available for distribution), including those necessary to maintain our REIT qualification, or to use for other purposes;

•	we may be unable to sell assets (including assets held by any investment vehicle) that are pledged to secure an indebtedness;
•
we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon emerging acquisition opportunities or meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•
we may violate restrictive covenants in our loan documents, which would entitle the lenders to require us to retain cash for reserves or to pay down loan balances, and we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under our hedge agreements and these agreements may not effectively hedge interest rate fluctuation risk;

•
we may default on our obligations and the lenders or mortgagees may foreclose on our assets that secure their loans (and in such circumstances the recovery we receive may be significantly diminished as compared to our expected return of such investment); and

•	during the term of any indebtedness, our returns may be materially reduced by increased costs attributable to regulatory changes, including a possible gross-up for taxes.
If any one of these events were to occur, our business, financial condition, results of operations, cash flows, the NAV of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders could be materially and adversely affected. A foreclosure may also have substantial adverse tax consequences for us.
In addition, many of these same issues may also apply to the GS Repurchase Facilities and Atlas Repurchase Facility which we have in place and any future credit facilities. For example, the loan documents for the GS Repurchase Facilities and Atlas Repurchase Facility include, and any future credit facilities may include, various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to acquire, originate or invest in assets provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
There can be no assurance that a leveraging strategy will be successful, and such strategy may subject us to increased risk of loss, which could result in the total loss of capital and could adversely affect our results of operations and financial condition.
We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our shareholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.
Covenants in the agreements governing our indebtedness could restrict our ability to make distributions to our shareholders necessary to qualify as a REIT, which could materially and adversely affect us and the NAV of our shares.
We intend to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, each year to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, including net capital gains, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute or are deemed to have distributed to our shareholders in a calendar year is less than a minimum amount specified under the Code. Certain of the agreements governing our existing and future indebtedness may contain restrictions on our ability to make distributions to our shareholders, and we may be unable to make distributions necessary for us to avoid U.S. federal corporate income and excise taxes and maintain our qualification as a REIT without breaching such agreements. If we default under covenants that restrict our ability to make distributions and are unable to cure the default, refinance the indebtedness or meet payment obligations, our business, financial condition, results of operations and cash flows generally and, in particular, the amount of our distributable cash flow could be materially and adversely affected.

The financial covenants in the credit agreements we enter into in connection with incurring indebtedness may restrict our operating, origination, acquisition and divestiture activities, which may harm our financial condition and operating results.
The financial covenants in the GS Repurchase Facilities and Atlas Repurchase Facility and in our future loan agreements may restrict our operating, origination, acquisition and divestiture activities, which may harm our financial condition and operating results. The GS Repurchase Facilities and Atlas Repurchase Facility and future credit agreements we enter into in connection with incurring indebtedness may contain customary negative covenants, such as those that limit our ability, without the prior consent of the lender, to sell or otherwise transfer any ownership interest in an investment, incur additional indebtedness applicable to an investment, discontinue insurance coverage, dispose of or refinance loans and enter into transactions with affiliates. Additionally, our ability to borrow under the GS Repurchase Facilities and Atlas Repurchase Facility and any future credit facility may be subject to financial and other covenants, including restrictions on the maximum availability, which may be based on cash flows of our investments securing such credit facilities, the payment of dividends, and overall restrictions on the amount of indebtedness we can incur. If we breach covenants in our debt agreements, the lenders could declare a default and require us to repay the debt immediately and, if the debt is secured, take possession of the asset or assets securing the loan.
Changes in market interest rates may affect our cost of capital and materially and adversely affect us.
Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the hurdle rate which is used for purposes of calculating the performance fee payable to the Adviser and may result in a substantial increase of the amount of such performance fee allocated to the Adviser.
Failure to hedge effectively may materially and adversely affect our financial condition, results of operations, cash flows, cash available for distribution and our ability to service our debt obligations.
We may from time to time purchase or sell various financial instruments, including forward swaps or options on currencies, securities and indices, interest rate cap or collar agreements and interest rate swap agreements, when seeking to mitigate risk associated with our investments (e.g., our exposure to interest rate volatility); however, it is generally impossible to fully hedge an investment given the uncertainty as to the amount and timing of projected cash flows and investment returns, if any, on our investments. Such investments may also be used for investment or speculative purposes which can lead to losses on both our investments and the related transactions. Conversely, there will be times in which we believe that it is not advisable to enter into hedging transactions and instead elect to remain unhedged against particular types of risks that in other cases we hedge against. Accordingly, we may be exposed to fluctuations in currencies and other market conditions specific to the underlying asset.
Interest rate hedging agreements also involve specific risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established.
The success of our hedging transactions will be subject to our ability to predict correlations between the value of the portfolios’ assets and the direction of currency exchange rates, interest rates and securities prices and similar matters. Therefore, while we may enter into such transactions to seek to reduce perceived risks, unanticipated changes in values may result in a poorer overall performance than if we had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary, potentially leaving us with exposure to all or a portion of the risks being hedged.
Due to our size, particularly at the commencement of our operations, or due to other factors, we may not always be able to obtain hedging from third parties at attractive rates. Accordingly, Fortress or its affiliates may provide us with hedging services but are under no obligation to do so. To the extent that any hedging services are provided, Fortress or its affiliates may charge us a service fee of up to 5 basis points on the gross notional amount of the amount subject to hedging and such services shall not require board of trustees approval.
Hedging may reduce the overall returns on our investments. Failure to hedge effectively may materially adversely affect our results of operations and financial condition.
Seller financing increase risks associated with the use of leverage.
We may utilize seller financing (i.e., make investments that are financed, in whole or in part, by us borrowing from the sellers of the investments or their affiliates) and other one-off financing solutions on a case-by-case basis. Providers of seller financing may be motivated to sell a particular asset, and may be willing to provide a prospective purchaser of such asset with more favorable pricing and/or greater amounts of leverage than would otherwise be the case if such purchaser sought financing from unrelated, third-party providers of leverage. To the extent that we are able to obtain seller financing in connection with a particular investment, we may seek to employ more leverage than would otherwise be the case in the absence of such seller financing. While our use of seller financing could increase the potential return to shareholders to the extent that there are gains associated with such investment, such use of seller financing will increase risks associated with the use of leverage generally, including the risks associated with such investment, including, without limitation, the risk of loss of that investment and the exposure of such investment to adverse economic factors such as deteriorations in overall conditions in the economy, the real estate markets or in the condition of the particular issuer.
Risks Related to Tax Laws and Regulations
We may fail to qualify as a REIT.
If we fail to qualify as a REIT, we will not be allowed a deduction for dividends paid to our shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates on all such income. This would substantially reduce our funds available for distribution to our investors. Unless entitled to relief under certain provisions of the Code, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.
We intend to operate in a manner that enables us to meet the requirements for qualification and taxation as a REIT. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Moreover, even a technical or inadvertent mistake could jeopardize our REIT status. Our qualification as a REIT will depend on our satisfaction of certain asset, income, investment, organizational, distribution, shareholder ownership, and other requirements on a continuing basis. Our ability to satisfy the asset tests will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we do not obtain independent appraisals. Our compliance with the REIT annual income and quarterly asset requirements will also depend upon our ability to manage successfully the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers constitutes a violation of the REIT requirements. Moreover, future economic, market, legal, tax, or other considerations may cause us to fail to qualify as a REIT, or our board of trustees may determine to revoke our REIT status.
REIT distribution requirements limit our available cash.
As a REIT, we will be subject to annual distribution requirements. This will limit the amount of cash available for other business purposes, including amounts to fund our growth. We will generally be required to distribute annually at least 90% of our “real estate investment trust taxable income,” which is generally equivalent to net taxable ordinary income, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for our distributed earnings not to be subject to U.S. federal corporate income tax. In addition, we will be required to distribute 100% of our taxable income and capital gains in order not to be subject to corporate-level tax on undistributed income. We intend to make distributions to our shareholders to comply with the requirements applicable to REITs under the Code and to generally avoid corporate-level tax on undistributed income. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to make such distributions.
We may not satisfy our distribution requirements with “preferential dividends” prior to becoming a Publicly Offered REIT.
For so long as we are not a Publicly Offered REIT, in order for distributions to be counted as satisfying the annual distribution requirement, and to give rise to a tax deduction by us, the distributions must not be “preferential dividends.” We will not initially be a Publicly Offered REIT and cannot predict if or when we may become a Publicly Offered REIT. A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents. There is no controlling authority addressing a REIT that has different classes of shares that bear different shareholder services fees such as the Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares, and the IRS could assert that such differences cause distributions to be preferential dividends. Although we believe that differences in distributions between the Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares as a result of different service fees that are reflected in our organizational documents should not cause distributions in respect of these shares to be preferential dividends prior to our becoming a Publicly Offered REIT, no assurance can be given in that regard. If the IRS were to successfully assert that our distributions are preferential dividends prior to our becoming a Publicly Offered REIT, we could cease to qualify for taxation as a REIT or could be required to pay penalty taxes or additional distributions and interest charges in order to maintain our qualification for taxation as a REIT.
We may be subject to federal, state, and local income taxes in certain circumstances.
Even as a REIT, we may be subject to U.S. federal income and excise taxes in various situations, such as on our undistributed income. We could also be required to pay a 100% tax on any net income on non-arm’s-length transactions between us and a TRS and on any net income from sales of assets that are treated as held for sale primarily in the ordinary course. State and local tax laws may not conform to the U.S. federal income tax treatment, and we may be subject to state or local taxation in various state or local jurisdictions in which we own assets or transacts business. Any taxes imposed on us would reduce our operating cash flow and net income and could negatively impact our ability to pay dividends and distributions.
Dividends payable by REITs generally do not qualify for the reduced federal income tax rates available for some dividends.
REITs are entitled to a U.S. federal tax deduction for dividends paid to their shareholders. As compared to other taxable corporations, this ability to reduce or eliminate the REIT’s taxable income by paying dividends to shareholders is a principal benefit of maintaining REIT status, generally resulting in a lower combined tax liability of the REIT and its shareholders as compared to that of the combined tax liability of other taxable corporations and their shareholders. Notwithstanding this combined benefit, dividends payable by REITs may result in marginally higher taxes to the shareholder.
C-corporations are generally required to pay U.S. federal income tax on earnings. After tax earnings are then available for shareholder dividends. The maximum U.S. federal tax rate applicable to income from “qualified dividends” payable to United States shareholders that are individuals, trusts, or estates is currently 20%, plus the 3.8% Medicare investment tax surcharge. While dividends payable by REITs are generally not eligible for the qualified dividend reduced rates, shareholders that are individuals, trusts, or estates, and meet certain requirements, may generally deduct 20% of the aggregate amount of ordinary dividends from REITs. This deduction is available for taxable years beginning before January 1, 2026, and will generally cause the maximum tax rate for ordinary dividends from REITs to such shareholders to be 29.6%, plus the 3.8% Medicare investment tax surcharge.
Complying with the REIT requirements may cause us to forgo otherwise attractive business opportunities.
To qualify as a REIT, we will need to continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts distributed to our shareholders, and the ownership of our shares. As a result of these tests, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution, forgo otherwise attractive investment opportunities, liquidate assets in adverse market conditions, or contribute assets to a TRS that is subject to regular corporate federal income tax.
Complying with the REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests; provided that certain requirements are met. To the extent that we fail to properly identify such transactions as hedges, or enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may be limited in our ability to use advantageous hedging techniques, and we may implement those hedges through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.
Our taxable income may substantially exceed our net income for accounting or financial purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities, requiring us to accrue original issue discount or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to accrue and recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our shareholders.
As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (iv) make a taxable distribution of our common shares as part of a distribution in which shareholders may elect to receive common shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.
Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value (and may prevent the income therefrom from qualifying as good income under the 75% gross income test) and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.
The failure of mezzanine loans to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.
In order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, generally the loan must be secured by real property or an interest in real property. We may originate or acquire mezzanine loans that are not directly secured by real property or an interest in real property but instead are secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property or an interest in real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.
The “taxable mortgage pool” rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.
Securitizations could result in the creation of TMPs for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a TMP, we generally would not be subject to corporate tax with respect to income from such TMP. However, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Certain categories of shareholders such as foreign shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to “excess inclusion income.” In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the TMP. In that case, we may reduce the amount of our distributions to pay the tax on any “excess inclusion income” ourselves. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.
Our investments in construction loans require us to make estimates about the fair value of land improvements that may be challenged by the IRS.
We may invest in construction loans, the interest from which would be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.
Changes to U.S. federal income tax laws could materially and adversely affect us and our shareholders.
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common shares. The United States federal income tax rules dealing with REITs are constantly under review by persons involved in the legislative process, the IRS, and the United States Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. We cannot predict how changes in the tax laws might affect us and our shareholders. Revisions in federal tax laws and interpretations thereof could significantly and negatively affect our ability to qualify as a REIT and the tax considerations relevant to an investment in our common shares, or could cause us to change our investments and commitments.
Special considerations relating to benefit plan investors.
We intend to conduct our affairs so that our assets should not be deemed to be “plan assets” of any “benefit plan investor” within the meaning of the Plan Asset Regulations. In this regard, with respect to each class of shares, the Company intends to limit Benefit Plan Investors’ (as defined herein) holding of such shares to less than 25% of the total value of each class of shares (as determined for purposes of the Plan Asset Regulations), but may decline to do so to the extent it determines that such shares qualify as “publicly-offered securities” within the meaning of the Plan Asset Regulations. Accordingly, the Adviser will have the power to take certain actions to avoid having the assets of the REIT characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares.

If, notwithstanding our intent, assets of the REIT were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the REIT and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the “benefit plan investor” for any losses suffered by the “benefit plan investor” as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of “benefit plan investors” who decide to invest in the REIT could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the REIT or as co-fiduciaries for actions taken by or on behalf of the REIT, FCR or the Adviser. With respect to a “benefit plan investor” that is an IRA that invests in the REIT, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.
The fiduciary of each prospective investor must independently determine that our shares are an appropriate investment, taking into account the fiduciary’s obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan investor.
Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of our shares.
The portion of distributions received by non-U.S. Holders that is: (i) payable out of FCR’s earnings and profits; (ii) not attributable to capital gains of FCR; and (iii) not effectively connected with a U.S. trade or business of the non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable tax treaty and the non-U.S. Holder provides appropriate documentation regarding its eligibility for treaty benefits). In addition, a repurchase of our shares, to the extent not treated as a sale or exchange (as discussed under “Item 1(c). Description of Business—Certain U.S. Tax Considerations”), may be treated as an ordinary dividend that is subject to the same withholding.
If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (a) the shareholder’s proportionate share of our earnings and profits, plus (b) the shareholder’s basis in our common shares, will be taxed under the FIRPTA in the same manner as if our common shares had been sold (as described below), and the collection of the tax would be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Subject to certain exceptions discussed below, our shares will be treated as a USRPI if, at any time during a prescribed testing period, 50% or more of our assets consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing 50% test is met, however, our shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of the shares, as described in the Code). Under the Final Regulations, for purposes of the determination of whether a REIT is a domestically controlled REIT, the ownership by non-U.S. persons will be determined by looking through certain entities including non-publicly traded partnerships, REITs, regulated investment companies, or domestic “C” corporations owned more than 50% directly or indirectly by foreign persons and by treating qualified foreign pension funds as foreign persons for this purpose. If we are classified as a USRPI, we cannot predict whether we will be a domestically controlled qualified investment entity. We further do not expect that our shares will be “regularly traded” for purposes of the FIRPTA exceptions that apply to certain small shareholders of regularly traded shares.
In addition, regardless of whether our shares are USRPIs, a non-U.S. Holder that receives a distribution from us that is attributable to our gains from the disposition of USRPIs, including in connection with a repurchase of our shares (whether treated as a distribution or a sale or exchange), is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such

non-U.S. Holder’s ownership of our shares, and regardless of the amount of tax basis or gain or loss that the holder has in shares with respect to which the distribution or repurchase is made. See “Item 1(c). Description of Business—Certain U.S Tax Considerations—Taxation of Non-U.S. Holders—Repurchases.”
If we are and continue to be a domestically controlled qualified investment entity, the sale of our common shares should not be subject to taxation under FIRPTA (except in the case of a repurchase to the extent the repurchase proceeds are attributable to our gain from USRPIs). If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Potential non-U.S. Holders are urged to consult their tax advisors regarding FIRPTA and other federal, state, local, and foreign income and other tax considerations relevant to an investment in our shares in light of their particular investment or tax circumstances.
Our board of trustees is authorized to revoke our REIT election without investors approval, which may cause adverse consequences to our investors.
The Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our investors, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of trustees has certain legal duties to us and our investors and could only cause such changes in our tax treatment in good faith. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our investors, which may cause a reduction in the total return to our investors.
Risks Related to Ownership of Our Shares
The cash available for distribution to shareholders may not be sufficient to pay dividends at expected levels, nor can we assure you of our ability to make distributions in the future. We may use borrowed funds to make distributions.
All distributions will be made at the discretion of our board of trustees and will depend on our earnings, our financial condition, maintenance of our REIT qualification, limitations under Maryland law and other factors as our board of trustees may deem relevant from time to time. We may not be able to make distributions in the future. If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.
You may be restricted from acquiring or transferring certain amounts of our shares.
The share ownership restrictions of the Code for REITs and the 9.8% share ownership limits in our Declaration of Trust may inhibit market activity in our shares and restrict our business combination opportunities.
For us to qualify as a REIT, for every taxable year after the taxable year ended December 31, 2024, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
Our Declaration of Trust, with certain exceptions, requires our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, our Declaration of Trust prohibits any person from beneficially or constructively owning (i) more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding common shares, (ii) more than 9.8% (in value or in number of shares, whichever is more restrictive) of any other class or series of our shares outstanding at the time of such determination, or (iii) more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our shares of all classes or series, or such other percentages determined by our board of trustees in accordance with our Declaration of Trust. Our board of trustees may not grant an exemption from this restriction to any person if such exemption would result in our failing to qualify as a REIT. This as well as other restrictions on transferability and ownership will not apply, however, if our board of trustees determines in good faith that it is no longer in our best interests to continue to qualify as a REIT.

Your interest in us will be diluted if we issue additional shares.
Holders of our shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, including an unlimited number of common shares, of which an unlimited number of shares are classified as Class B shares, an unlimited number of shares are classified as Class R shares, an unlimited number of shares are classified as Class S shares, an unlimited number of shares are classified as Class D shares, an unlimited number of shares are classified as Class I shares, and an unlimited number of shares are classified as Class E shares, and an unlimited number of preferred shares of beneficial interest, par value $0.01 per share. In addition, our board of trustees may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. After a shareholder purchases shares in our private offering, our board of trustees may elect, without shareholder approval, to: (i) sell additional shares in this or future offerings; (ii) issue common shares in private offerings; (iii) issue common shares upon the exercise of the options we may grant to our independent trustees, officers, or future employees; (iv) issue common shares to the Adviser, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance fee; (v) issue common shares to sellers of assets we acquire; or (vi) issue equity incentives to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive arrangements. To the extent we issue additional common shares after a shareholder purchases shares in our private offering, such shareholder’s percentage ownership interest in us will be diluted. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares.
There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for our shares, and we do not expect that such a market will ever develop in the future. In our perpetual-life structure, the investor may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by the Declaration of Trust or otherwise to effect a liquidity event at any time. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. An investment in the Company should be viewed as an illiquid investment. We expect to repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares, except that, subject to limited exceptions, (i) Class S shares, Class D shares, Class I shares and Class E shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price and (ii) Class B shares and Class R shares may only be repurchased to the extent they have been outstanding for at least two years. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Item 1(c). Description of Business—Share Repurchase Plan.”
Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan (including to make exceptions to the repurchase limitations or purchase fewer shares than such repurchase limitations) if it deems such action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to, among other reasons, in our board of trustees’ discretion, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in additional assets is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases of our Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold our shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) under our share repurchase plan is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding three months). shares issued to the Adviser and its affiliates under our management fee, performance fee or as reimbursements of expenses are not subject to these repurchase limitations. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan (including to make exceptions to the repurchase limitations, or repurchase fewer shares than such repurchase limitations) if in its reasonable judgment it deems such action to be in our best interest. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all our shares requested to be repurchased in any given quarter are not repurchased, funds will be allocated pro rata based on the total number of shares being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in commercial real estate debt, residential loans and assets or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased (including relative to the 5% quarterly limit under our share repurchase plan), or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of trustees to consider at least quarterly whether the continued suspension of the plan is in the best interest of the Company and its shareholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1(c). Description of Business—Share Repurchase Plan.”
Economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting the economic conditions in the United States and/or elsewhere or globally, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system, disruptions in the labor market (including labor shortages and unemployment), market volatility (including volatility as a result of geopolitical events and military conflicts) and increasing inflation, could cause our shareholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio by asset type, could be materially adversely affected. In addition, a significant volume of repurchase requests in a given period may cause requests to exceed the 5% quarterly limit under our share repurchase plan, resulting in less than the full amount of repurchase requests being satisfied in such period.
We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares less attractive to investors.
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. We have a limited track record and may not generate sufficient income to make distributions to our shareholders. Our board of trustees (or a committee of our board of trustees) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing assets;
•	our inability to realize attractive risk-adjusted returns on our investments;
•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•	defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may not generate sufficient cash flow from operations to fully fund distributions to shareholders. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee, performance fee and/or expense reimbursements in Class E shares (in lieu of cash), how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from borrowings, offering proceeds (including from sales of our common shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets will result in us having less funds available to make investments and/or acquire assets. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional shares or other securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources. To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.
We may also defer operating expenses or pay expenses (including the fees of the Adviser) with our shares in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares from the

Adviser shortly after issuing shares. The payment of expenses in our shares will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser is under no obligation to receive future fees or distributions in our shares and may elect to receive such amounts in cash.
Purchases and repurchases of our shares are not made based on the current NAV per share of our shares.
Generally, our transaction price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share, including by updating a previously available offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.
Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.
The value of investments that are not listed on an exchange, are not traded over-the-counter and for which no third-party pricing sources are available (which may include mortgage loans, B Notes, mezzanine loans, CMBS, tax liens, single family rental loans, residential mortgages, mortgage servicing rights, RMBS, other residential assets, and other real estate related assets) will be estimated (i) by the Adviser no less frequently than monthly and (ii) reviewed and confirmed for reasonableness by one or more independent valuation advisors selected by the Adviser no less frequently than monthly. Such valuations are based on current market data and other relevant information and will reflect any credit risk associated with such investments where deemed appropriate. When the Adviser deems it necessary or advisable, investments may be valued based on proprietary pricing models used by the Adviser or independent service providers. Investments that are listed on a national securities exchange (including such investments when traded in the after-hours market) will be valued at their last sales prices on the date of determination on the largest securities exchange (by trading volume in such investment) on which such investments will have traded on such date. If no such sales of such investments occurred on the date of determination, such investments will be valued at the midpoint between the “bid” and the “asked” price for long positions and at the “asked” price for short positions on the largest securities exchange (by trading volume in such investment) on which such investments are traded, on the date of determination. Investments that are not listed on an exchange but are traded over-the-counter will be valued at the representative “bid” quotations if held long and at representative “asked” quotations if held short. Investments that are not listed on an exchange and are not traded over-the-counter but for which external pricing or valuation sources are available will be valued in accordance with such external pricing or valuation sources; provided, however, that such valuations may be adjusted by the Adviser to account for recent trading activity or other information that may not have been reflected in pricing obtained from external sources. For more information regarding our valuation process, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Calculation and Valuation of Net Asset Value.”
Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments in real estate debt and real estate-related securities will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the estimated fair value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between the estimated fair value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of our common shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our common shares in our continuous private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.
Our investments are valued on a monthly basis in accordance with our valuation guidelines. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common shares. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, nation or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class reported for the previous month.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common shares may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in a subsequent month and in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who repurchase their shares, or shareholders who buy new shares, or existing shareholders, depending on whether our published NAV per share for such class is overstated or understated.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by Eisner to calculate our NAV, including the components used in calculating our NAV, and our Adviser in its review and confirmation of the calculations in connection therewith, in each case, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We publish our NAV solely for purposes of establishing the price at which we sell and repurchase our shares, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our shares and the amount of the Adviser’s management fee and performance fee. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our shares were sold or repurchased or on the amount of the Adviser’s management fee or performance fee, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to FCR’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Calculation and Valuation of Net Asset Value.”
You may have current tax liability on distributions you elect to reinvest in our shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will generally be taxed on, the amount reinvested in our shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
Our success and possibility of returns depend on our ability to identify and select appropriate investments, and there is no assurance that investors will receive return on their capital.
Our success depends on the ability of the Adviser to identify and select appropriate investments, as well as our ability to acquire, manage and dispose of those investments. In connection therewith, although the Adviser may identify certain prospective investment opportunities in entities in which affiliates have or are concurrently making an investment, the terms of any such Fortress Affiliate’s investment may restrict us from investing in such entities as a result of its potential status as an affiliate of the entity or of another investor. There can be no assurance that we will achieve our investment or performance objectives, including the identification of suitable investment opportunities and the achievement of targeted returns, or that we will be able to fully invest our committed capital. The possibility of partial or total loss of our capital exists and no assurance can be given that investors will receive a return of their capital. Moreover, the returns and the performance of other Fortress Managed Accounts or other affiliates are not indicative of our future returns or performance.
Investors do not have the protections provided under the Investment Company Act.
While we may be considered similar to an investment company, we are not required to be and are not registered as such under the Investment Company Act in reliance upon one or more exclusions or exemptions thereunder. Accordingly, investors in the Company will not receive the protections afforded by the Investment Company Act that are available to investors in registered investment companies.
Certain of our confidentiality provisions may limit an investor’s access to information and may require investors to also maintain confidentiality.
Subject to certain exceptions, investors will be required to keep information relating to FCR confidential. Except as permitted by us or as required by applicable law, all information, documents, reports, understandings, agreements and other arrangements between and among our partners, and all other non-public information received from, or otherwise relating to, us, any of our partners or any investment, will be confidential, and investors must use their reasonable best efforts not to disclose or otherwise release to any other party such matters without our written consent. To protect the sensitive nature of such confidential information, we will have the right to keep confidential from investors any information that we reasonably believe to be in the nature of trade secrets, legally privileged materials related to a claim or other information the disclosure of which we in good faith believe is not in our best interest or could damage us or our investments or which we are required by law or by agreement with a third-party to keep confidential. In addition, we will not provide and will not be required to provide access to information pertaining to us or our investments if we, in our discretion, desire or seek to protect such information in connection with privileged information. To the extent that investors are provided with information which is subsequently found to be subject to privileged information, the value of assets held by us and the strategy in respect of such assets may be adversely affected.

ITEM 2.	FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Registration Statement. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed in “Item 1A. Risk Factors” in this Registration Statement.
Overview
We are a Maryland statutory trust formed on June 4, 2024. We are externally managed by our Adviser, an affiliate of Fortress. FCR is a credit-focused diversified mortgage REIT, which will invest in the senior parts of the capital structure, with a focus on (i) floating rate loans across CRE debt and (ii) residential loans and assets. We intend to qualify as a REIT under the Code for U.S. federal income tax purposes commencing with our initial taxable year ending December 31, 2024.
Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company. Pursuant to the Management Agreement, our board of trustees will delegate to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the origination, acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. However, the Adviser’s authority to make investments outside of the scope and criteria provided for within our investment guidelines (as such guidelines may be amended from time to time by the board of trustees) is subject to limitations and requires the prior approval of the board of trustees or any duly organized committee of the board of trustees, as the case may be. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Management Agreement.
As of July 16, 2024, we had not engaged in principal operations nor generated any revenues. Our entire activity since inception to July 16, 2024 was our initial capitalization and preparation for our proposed fundraising through our private offering. Through the Initial Capitalization, FIG LLC has agreed to purchase from the Company an aggregate amount of $20 million in Class E shares in one or more closings, as determined by us in our sole discretion, at a price per share equal to the most recently determined NAV of Class E shares or, if an NAV has yet to be calculated, then at a price of $20.00 per Class E share. On July 16, 2024 the Company issued and sold 2,500 Class E shares to FIG LLC in connection with the Initial Capitalization for an aggregate purchase price of $50,000. As of the date of this Registration Statement, we have issued and sold an aggregate of 550,000 Class E shares to FIG LLC in connection with the Initial Capitalization for an aggregate purchase price of $11 million. The Company may issue additional Class E shares to Fortress or its affiliates in connection with the Company’s acquisition of additional assets in the future. See “—Recent Developments.”
Basis of Presentation
Our financial statements are prepared in accordance with GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
Our investment objective is to (i) provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield, (ii) preserve and protect invested capital, by focusing on high quality real assets with an emphasis on current cash-flow, (iii) mitigate downside risk through conservative LTV ratios against high quality real assets with meaningful borrower equity and (iv) provide a diversified investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to credit-focused real estate assets.
We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this Registration Statement. As of July 16, 2024, we had not entered into any arrangements to acquire any investments with the net proceeds from our private offering. The number and type of investments that we intend to acquire will depend upon market conditions, the amount of proceeds we raise in our private offering and other circumstances existing at the time we are acquiring such assets.

Our investment strategy includes two complementary components – CRE Debt and Residential Investments. The CRE Debt component will originate, acquire, finance and manage a portfolio of primarily CRE Debt investments, focused on senior secured, floating-rate CRE loans diversified across both geography and asset class. Our CRE loans are expected to be primarily secured by properties located in the U.S., and include multifamily, industrial, hospitality and select other CRE asset classes, such as student housing, self-storage, retail and office. The Residential Investment component will originate, acquire, finance and manage a portfolio of diversified residential real estate assets including tax liens, second lien, jumbo and non-QM mortgages, single-family rental loans, MSRs and other ancillary residential products. The Residential Investment assets are expected to be located across the U.S., and generally will be represented by higher FICO score and lower LTVs/CLTVs. These asset types create exposure to the residential real estate market, which we believe results in a diverse and attractive risk profile while generating current cash flow.
Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets that can withstand changes in market conditions. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States, across property types, and across asset classes secured by high quality assets with significant equity subordination.
Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.
Expenses
Management Fee
For a discussion of the management fee payable to the Adviser, see “Item 1. Business—Compensation of the Adviser and Expense Reimbursement—Management Fee.”
Performance Fee
For a discussion of the performance fee payable to the Adviser, see “Item 1. Business—Compensation of the Adviser and Expense Reimbursement—Performance Fee.”
Organizational and Offering Expenses
For a discussion of the organizational and offering expenses payable to the Adviser, see “Item 1. Business—Compensation of the Adviser and Expense Reimbursement—Organization and Offering Expense Reimbursement.”
Financial Condition, Liquidity and Capital Resources
Through the Initial Capitalization, FIG LLC has agreed to purchase from the Company an aggregate amount of $20 million in Class E shares in one or more closings, as determined by us in our sole discretion, at a price per share equal to the most recently determined NAV of Class E shares or, if an NAV has yet to be calculated, then at a price of $20.00 per Class E share. As of the date of this Registration Statement, we have issued and sold an aggregate of 550,000 Class E shares to FIG LLC in connection with the Initial Capitalization for an aggregate purchase price of $11 million. The Company may issue additional Class E shares to Fortress or its affiliates in connection with the Company’s acquisition of additional assets in the future.
Our primary use of cash will be for (i) origination or acquisition of CRE debt investments, residential loans and assets, and other real estate-related debt investments, (ii) the cost of operations (including the management fee and performance participation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions (if any) to the holders of our common shares to the extent declared by our board of trustees.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, credit risk, credit market values, liquidity and foreign currency exchange rates. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk
Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our net interest income is exposed to interest rate volatility primarily as a result of the floating rate nature of the investments we hold and the financing we place on them. Additionally, we may use company-level facilities featuring floating interest rates for liquidity and working capital purposes. Furthermore, we may make investments in fixed and floating rate debt securities; the value of our positions may increase or decrease depending on interest rate movements. Finally, interest rate changes may impact the demand for loans and the availability of financing needed to expand our investment portfolio.
A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements relative to any variable rate investments we hold and to declines in the value of any fixed rate investments we may hold. Rising interest rates carry default risk to our borrowers, because cash flows from underlying properties may fall below the debt service payments due to us on the investments, triggering borrower liquidity covenants. Therefore, we expect to protect property cash flows by requiring borrowers to purchase interest rate caps, which provides a hedge against rising interest rates, whereby the borrower will receive excess cash if interest rates exceed predetermined strike prices. Furthermore, rising interest rates also cause our overall cost of borrowing to increase, partially or fully, offsetting any increase in elevated debt service payments received on our variable rate investments. In general, we will seek to match the interest rate characteristics of our investments with the interest rate characteristics of any related financing obligations. In instances where the interest rate characteristics of an investment and the related financing obligation are not matched, we may mitigate such disparity through the utilization of interest rate derivatives of the same or more similar characteristics to the related financing obligation. An increase in interest rates may result in an increase in our net investment income and the amount of the performance fee payable to the Adviser.
A decline in interest rates can be expected to lead to lower debt service payments received from any variable rate investments we may hold, decreases in the interest income earned on any floating rate investments we hold, and increases in the value of any fixed rate investments we hold. To mitigate the impact of reduced earnings as a result of declining interest rates, we expect to structure interest rate floors into each loan where the borrower will be required to pay minimum interest payments should interest rates fall below a predetermined rate. Additionally, reduced interest rates also cause our overall cost of borrowings to decrease. Because our borrowings do not typically feature interest rate floors, but our variable rate investments feature minimum interest payments due to us, declining interest rates may result in an increase to the Company’s net interest income and an increase in the amount of the performance fee payable to the Adviser.
As of July 16, 2024, we held no market sensitive instruments.
Credit Spread Risk
Credit spread risk is the risk that interest rate spreads between two different financial instruments will change. In general, U.S. fixed-rate commercial mortgage loans and CMBS are priced based on a spread to U.S. Treasury securities or interest rate swaps. We will generally benefit if credit spreads narrow during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments, and we may experience losses if credit spreads widen during the time that we hold a portfolio of mortgage loans, CMBS and/or CLO investments. We actively monitor our exposure to changes in credit spreads and we may enter into credit total return swaps or take positions in other credit-related derivative instruments to moderate our exposure to losses associated with a widening of credit spreads.
Credit Risk
We are exposed to credit risk in our investments with respect to a borrower’s ability to make required debt service payments to us and repay the unpaid principal balance in accordance to the terms of the loan agreement. We manage this risk by conducting a credit analysis prior to making an investment and by actively monitoring our portfolio and the underlying credit quality, including subordination and diversification, of our investments on an ongoing basis. In addition, we re-evaluate the credit risk inherent in our investments on a regular basis taking into consideration a number of fundamental macro-economic factors such as gross domestic product, unemployment, interest rates, capital markets activity, retail sales, store closing/openings, corporate earnings, housing inventory, affordability and regional home price trends.
We are exposed to credit risk with respect to the tenants that occupy properties that serve as collateral to our investments. To mitigate this risk, we seek to avoid large single tenant exposure and we undertake a credit evaluation of major tenants prior to making a loan. This analysis includes extensive due diligence of a potential tenant’s creditworthiness and business, as well as an assessment of the strategic importance of the property to the tenant’s core business operations.
Finally, we may be exposed to counterparty credit risk under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.
Market Value Risks
We may also be exposed to market value risk with respect to the fair value of our investments, including debt securities and borrowings due to changes in market conditions, including credit spreads, interest rates, property cash flows, and commercial property values that serve as collateral. We seek to manage our exposure to market risk by originating or acquiring investments secured by different property types located in diverse, but liquid markets with stable credit ratings. The fair value of our investments may fluctuate, therefore the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.
Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.
Liquidity Risk
Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring us to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.
Foreign Currency Risk
Our loans and investments that are denominated in a foreign currency will also be subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by hedging the net currency exposure of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to reduce our exposure to changes in portfolio value related to changes in foreign exchange rates. However, our currency hedging strategies may not eliminate all of our currency risk due to, among other things, uncertainties in the timing and/or amounts of payments received on the related investments, and/or unequal, inaccurate, or unavailable hedges to offset changes in future exchange rates.
Recent Developments
Investment Activity
On August 2, 2024, we entered into a subscription agreement for an investment in a conventional mortgage servicing rights portfolio. We have agreed to an aggregate capital commitment of $150 million and have funded $8.3 million as of September 6, 2024.
On August 9, 2024, we originated two CRE loans with an aggregate outstanding principal amount of $19.89 million and a total loan amount of $21.8 million. The loans earn interest at one-month CME term Secured Overnight Financing Rate plus 3.75%.
On September 20, 2024, we originated a CRE loan with an outstanding principal amount of $3.5 million and a total loan amount of $3.8 million. The loan earns interest at one-month CME term Secured Overnight Financing Rate plus 3.75%.

On September 26, 2024, we originated a CRE loan with an outstanding principal amount of $30.5 million and a total loan amount of $32.9 million. The loan earns interest at one-month CME term Secured Overnight Financing Rate plus 4.05%.
On September 27, 2024, we originated a CRE loan with an outstanding principal amount of $5.3 million and a total loan amount of $5.7 million. The loan earns interest at one-month CME term Secured Overnight Financing Rate plus 3.75%.
On October 2, 2024, we originated a CRE loan with an outstanding principal amount of $21 million and a total loan amount of $21.8 million. The loan earns interest at one-month CME term Secured Overnight Financing Rate plus 4.05%.
Since July 16, 2024, we acquired tax liens on properties located in New Jersey and Mississippi for a combined purchase price of $5.9 million.
Proceeds from the Issuance of Common Shares
On July 16, 2024, we issued and sold 2,500 Class E shares to FIG LLC in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $50,000. As of the date of the Registration Statement, we have issued and sold an aggregate of 550,000 Class E shares to FIG LLC in connection with the Initial Capitalization for an aggregate purchase price of $11 million. These shares were issued and sold in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. On July 31, 2024, we entered into the BTG Subscription Agreement with BTG, pursuant to which BTG agreed to purchase an aggregate of $100 million of our Class B shares in one or more closings, as determined by us in our sole discretion. BTG will have the option to acquire up to an additional $100 million of our Class B shares on the same terms as its initial purchase for a period of three years. As of the date of the Registration Statement, we have issued and sold an aggregate of 2,750,000 Class B shares to BTG pursuant to the BTG Subscription Agreement for an aggregate purchase price of $55 million.
On September 3, 2024, we issued and sold an aggregate of 2,750,675 Class B shares, 250,000 Class I shares and 244,500 Class E shares for aggregate proceeds of $64.9 million, which includes the shares issued to FIG LLC and BTG as described above.
On October 1, 2024, we issued and sold an aggregate of 1,013,280 Class B shares, 5,000 Class I shares and 2,746 Class E shares for aggregate proceeds of $20.4 million, which includes shares issued pursuant to our distribution reinvestment plan.
See “Item 10. Recent Sales of Unregistered Securities” for additional information on recent sales of shares in our private offering.
Financing Activity
On August 16, 2024, GS Seller I and Goldman Sachs entered into the GS Seller I Repurchase Agreement. On October 11, 2024, GS Seller III and Goldman Sachs entered into the GS Seller III Repurchase Agreement. The GS Repurchase Agreements provide financing of up to an aggregate of $500 million in connection with the acquisition and/or origination by the Company of certain loans as more particularly described in the GS Repurchase Agreements. Subject to the terms and conditions thereof, the GS Repurchase Agreements provide for the purchase, sale and repurchase of commercial mortgage loans, related mezzanine loans and participation interests in such commercial mortgage loans satisfying certain conditions set forth in the GS Repurchase Agreements.
Advances under the GS Repurchase Agreements accrue interest at a per annum rate equal to Term SOFR for a one-month period plus a margin as agreed upon by Goldman Sachs and the GS Sellers for each transaction. The termination date of the GS Seller I Repurchase Agreement and the GS Seller III Repurchase Facility is August 16, 2027 and October 11, 2027, respectively, as such date may be extended with availability for new transactions pursuant to a one-year extension option and as such date may be further extended without availability for new transactions for an amortization extension period of up to one additional year, subject to satisfaction of certain customary conditions in accordance with the GS Repurchase Agreements.

In connection with the GS Repurchase Agreements, the Company provided the GS Guaranties, under which the Company (i) guarantees losses associated with customary non-recourse carve-outs with respect to the Company and the GS Sellers and (ii) agrees to satisfy certain financial covenants including minimum net worth, liquidity and interest coverage and maximum leverage. The GS Guaranties may become fully recourse to the Company up to the entire amount needed for the GS Sellers to repurchase the loans and interests in such loans comprising the GS Repurchase Facilities if the GS Sellers or the Company become the subject of a voluntary or involuntary proceeding under any bankruptcy, insolvency or similar law. The Company is also liable under the GS Guaranties for costs, expenses, damages and losses actually incurred by Goldman Sachs resulting from customary “bad boy” events pertaining to the Company and/or the GS Sellers as described in the GS Guaranties.
The GS Repurchase Agreements and the GS Guaranties contain various restrictions and covenants that are customary for similar agreements. The foregoing description is only a summary of the material provisions of the GS Seller I Repurchase Agreement, the GS Seller III Repurchase Agreement, the GS Guaranty I and the GS Guaranty III, and is qualified in its entirety by reference to the full text of the GS Seller I Repurchase Agreement, the GS Guaranty I, the GS Seller III Repurchase Agreement and the GS Guaranty III, which are filed as Exhibit 10.7, Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10, respectively.
On October 11, 2024, the Atlas Seller and Atlas entered into the Atlas Repurchase Agreement to finance the acquisition and origination by the Seller of up to $200 million of certain loans as more particularly described in the Atlas Repurchase Agreement. Subject to the terms and conditions thereof, the Atlas Repurchase Agreement provides for the purchase, sale and repurchase of commercial mortgage loans, related mezzanine loans and participation interests in such commercial mortgage loans satisfying certain conditions set forth in the Atlas Repurchase Agreement.
Advances under the Atlas Repurchase Agreement, with respect to each transaction, accrue interest at a per annum rate equal to Term SOFR for a one-month period (subject to a SOFR floor rate of 2.50%) plus 250 bps. The termination date of the Atlas Repurchase Facility is October 11, 2027, as such date may be extended with availability for new transactions pursuant to one or more one-year extension options, subject to satisfaction of certain customary conditions in accordance with the Atlas Repurchase Agreement.
In connection with the Atlas Repurchase Agreement, the Company provided the Atlas Guaranty, under which the Company (i) guarantees losses associated with customary non-recourse carve-outs with respect to the Company and Atlas Seller and (ii) agrees to satisfy certain financial covenants including minimum net worth and liquidity. The Atlas Guaranty may become fully recourse to the Company up to the entire amount needed for Atlas Seller to repurchase the loans and interests in such loans comprising the Atlas Repurchase Facility if the Atlas Seller or the FCR DC JV Atlas Pledgor LLC, a Delaware limited liability company, as equity pledgor, becomes the subject of a voluntary or involuntary proceeding under any bankruptcy, insolvency or similar law. The Company is also liable under the Atlas Guaranty for costs, expenses, damages and losses actually incurred by Atlas resulting from customary “bad boy” events pertaining to the Company and/or Atlas Seller as described in the Guaranty.
The Atlas Repurchase Agreement and the Atlas Guaranty contain various restrictions and covenants that are customary for similar agreements. The foregoing description is only a summary of the material provisions of the Atlas Repurchase Agreement and the Atlas Guaranty, and is qualified in its entirety by reference to the full text of the Atlas Repurchase Agreement and Atlas Guaranty, which are filed as Exhibit 10.11 and Exhibit 10.12, respectively.
Emerging Growth Company Status
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 3.	PROPERTIES
Our principal office is located at 1345 Avenue of the Americas, New York, NY 10105. As part of the Management Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of October 1, 2024, the following table sets out certain ownership information with respect to our common shares for those persons who directly or indirectly own, control or hold with the power to vote more than 5% of our outstanding common shares, each of our trustees and named executive officers and all officers and trustees as a group. As of October 1, 2024, there were a total of 6,266,201 common shares issued and outstanding. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Unless otherwise stated, the address for each of the persons named below is in care of our principal executive offices at 1345 Avenue of the Americas, New York, NY 10105.

Name and Address	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Beneficial Owner of More than 5%
BTG Pactual NY Corporation(1)	2,750,000	43.89%
FIG LLC(2)	550,000	8.78%
Trustees and Named Executive Officers
Joshua Pack	—	—
Timothy Sloan	—	—
David Saeta	—	—
James B. Perry	—	—
David Weber	—	—
Avraham Dreyfuss	—	—
All current executive officers and trustees as a group (6 persons)	—	—%

(1)
All shares indicated as beneficially owned are Class B shares and held directly by BTG Pactual NY Corporation (“BTG”). BTG is a wholly-owned subsidiary of BTG Pactual US. The address of BTG is 601 Lexington Avenue, 57th Floor, New York, NY 10022.

(2)
FIG LLC is the direct holder of these Class E shares and Fortress Investment Group LLC, as the sole member of FIG LLC, may be deemed to beneficially own shares held by FIG LLC. The business address of the foregoing entities is 1345 Avenue of the Americas, New York, NY 10105.

Except as otherwise noted, all common shares listed in the table above are Class E shares.

ITEM 5.	TRUSTEES AND EXECUTIVE OFFICERS
We operate under the direction of our board of trustees. Our board of trustees has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the board of trustees’ supervision.
Our board of trustees currently has five members, three of whom are independent directors, as defined by our Declaration of Trust. Our Declaration of Trust provides that a trustee is independent if he or she qualifies as “independent” within the meaning of NYSE Listing Manual Rule 303A.02, as such rules or requirements may be amended from time to time.
Trustees and Executive Officers
Information regarding our trustees and executive officers is set forth below:

Name	Age*	Position
Joshua Pack	50	Co-Chief Executive Officer and Trustee
Timothy Sloan	64	Co-Chief Executive Officer and Trustee
Avraham Dreyfuss	51	Chief Financial Officer
David Saeta	65	Trustee
James B. Perry	74	Trustee
David Weber	67	Trustee

*	As of October 1, 2024
Each trustee will hold office until his or her resignation, removal, death, adjudication of legal incompetence or until the election and qualification of his, her or its successor. The address for each of our trustees is c/o 1345 Avenue of the Americas, New York, NY 10105.
Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal.
Biographical Information
Trustees
Our trustees have been divided into two groups — Independent Trustees and Non-Independent Trustees.
Non-Independent Trustees
Joshua Pack is a Co-Chief Executive Officer of the Company, member of the board of trustees of the Company and Co-CIO of the Fortress Credit Funds business. Mr. Pack is also a Co-Chief Executive Officer and a member of the board of trustees of Fortress Net Lease REIT, an affiliate of the Company, since the second quarter of 2023. Mr. Pack serves on the investment committee for the Fortress Credit Funds business, is a member of the Fortress Management and Credit Leadership Committees and is the head of the firm’s Environmental, Social and Governance (ESG) Committee. Mr. Pack has over 25 years of credit investment and workout experience through multiple credit cycles. Since joining the Fortress Credit Funds business at its inception in 2002, Mr. Pack has analyzed, structured, and negotiated hundreds of lending, structured equity, net lease and real estate transactions. Prior to joining Fortress, Mr. Pack was a vice president with Wells Fargo & Co. (“Wells Fargo”) in the capital markets group. Before that, Mr. Pack was a vice president with American Commercial Capital, an independent specialty finance company lending to middle market businesses that was subsequently acquired by Wells Fargo in 2001. Mr. Pack serves as a director on multiple corporate and philanthropic boards. Mr. Pack attended the United States Air Force Academy and received a B.A. in Economics from California State University, San Marcos. We believe that Mr. Pack’s depth of experience in investment management, including his experience as a managing partner of the Fortress Credit Funds business, as well as his intimate knowledge of our business and operations, gives the board of trustees valuable industry-specific knowledge and expertise on these and other matters.
Timothy Sloan is a Co-Chief Executive Officer of the Company, member of the board of trustees of the Company and Vice Chairman of Fortress and Head of Commercial Real Estate Debt. Mr. Sloan serves on Fortress’s Management and Credit Leadership Committees. Mr. Sloan also serves on the Investment Committee of numerous Fortress Credit Funds and is a member of the firm’s Environmental, Social and Governance (ESG) and Diversity &

Inclusion (D&I) Committees. Mr. Sloan began his career at Wells Fargo in 1987. Mr. Sloan held leadership roles in Wells Fargo’s credit and real estate operations, and headed groups including Commercial Banking, Commercial Real Estate and Specialized Financial Services as well as executive roles such as CAO, CFO and COO. In 2016, Mr. Sloan was appointed CEO, President and member of Wells Fargo’s Board of Directors. Mr. Sloan retired from Wells Fargo in 2019 after 31 years of service. Mr. Sloan is a member of the Board of Trustees of the California Institute of Technology, serving as Chair of the Board’s Investment Committee and also serves on the Board of Governors of the Huntington Library, Art Museum and Botanical Gardens. In addition, Mr. Sloan is a member of the Advisory Board of the University of Michigan’s Ross School of Business, from which he received an MBA in 1984. We believe that Mr. Sloan’s depth of experience in real estate investments and board management, including his experience on Fortress’s Management and Credit Leadership Committees, gives the board of trustees valuable industry-specific knowledge and expertise on these and other matters.
Independent Trustees
David Saeta is a member of our board of trustees. Mr. Saeta is an Executive Vice President of IDS Real Estate Group. Mr. Saeta has 39 years of commercial real estate experience acquiring, designing, entitling, developing, leasing, managing and selling office properties in Southern California. Prior to joining IDS Real Estate Group, Mr. Saeta was a Marketing Principal and Leasing Agent at Trammell Crow Company where he negotiated hundreds of leasing transactions and oversaw multiple commercial development projects. Prior to that, Mr. Saeta was a Senior Marketing Representative for Burroughs Corporation and a National Director of an NCAA program, Volunteers For Youth. Mr. Saeta serves on several nonprofit boards and has served on the BOMA board. In addition, Mr. Saeta was elected to the South Pasadena City Council, served as Mayor and was also Chair of the City’s Planning Commission. Mr. Saeta received his MBA in Finance and Real Estate from the UCLA Graduate School of Management and a B.A. in Human Biology from Stanford University. We believe Mr. Saeta’s extensive experience in commercial real estate and real estate transactions gives the board of trustees valuable industry-specific knowledge and expertise on these and other matters.
James B. Perry is a member of our board of trustees. Mr. Perry was appointed to the Board of Directors of Gaming and Leisure Properties, Inc. in March 2017. Prior to that, Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, Mr. Perry served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005. Mr. Perry holds a B.A. in History from Ohio Wesleyan University. We believe Mr. Perry’s extensive experience in executive management and leadership experience gives the board of trustees valuable industry-specific knowledge and expertise on these and other matters.
David Weber is a member of our board of trustees. Mr. Weber retired in 2022 after a distinguished career at Wells Fargo, where he served as the Chief Credit and Risk Officer for Wholesale Banking. In this role, Mr. Weber oversaw more than 50% of Wells Fargo’s total assets, managing over $500 billion in loans and other risk assets. Mr. Weber’s responsibilities spanned credit and risk decisioning for all commercial and corporate banking, asset-based lending, commercial real estate, non-profit, municipal lending, capital markets, and investment portfolio activities. In addition, Mr. Weber managed the company’s workout portfolio of distressed loans, led the agricultural lending analytics team, directed the Credit Training Program, and was a member of the Wells Fargo Management Committee. Mr. Weber also served as the President and Chief Executive Officer of the Wells Fargo HSBC Trade Bank, an equity joint venture between Wells Fargo and HSBC Group. In addition, Mr. Weber is committed to community service. Mr. Weber serves on the board and finance committee of Catholic Charities of Santa Rosa and has previously served on the boards and finance committees of the Yerba Buena Center for the Arts, the San Francisco Symphony, and the San Francisco Marin Food Bank. Mr. Weber holds a B.A. in Economics from Loyola University in New Orleans and an MBA from the Kellogg School of Management at Northwestern University. We believe that Mr. Weber’s broad expertise in the asset management, investment portfolio, and leveraged finance fields, as well as his management experience give the board of trustees valuable industry-specific knowledge and expertise on these and other matters.

Executive Officers
For information concerning the background of Messrs. Pack and Sloan, see “—Trustees—Non-Independent Trustees” above.
Avraham Dreyfuss is the Chief Financial Officer of the Company and a Managing Director. Mr. Dreyfuss is also the Chief Financial Officer of Fortress Net Lease REIT, an affiliate of the Company, since May 2023. Mr. Dreyfuss joined Fortress in April 2010. Prior to joining Fortress, Mr. Dreyfuss was the CFO at HG Vora Capital, a distressed credit hedge fund in New York City. Mr. Dreyfuss has extensive experience in the alternative investment industry working at various funds including his work as the Controller for the Lehman Brothers Absolute Strategies Division. Mr. Dreyfuss holds a B.A. in Accounting and Information Systems from Queens College of the City University of New York, and a CPA designation.
Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of the Company arising from Maryland law, our Declaration of Trust and our Bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of trustees from time to time. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
We have entered into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also maintain a directors and officers insurance policy.
Committees of the Board of Trustees
Our entire board of trustees is responsible for supervising our business. However, pursuant to our Bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by the board of trustees; provided that each committee consists of at least a majority of independent trustees. Members of each of the committees discussed below have been appointed by our board of trustees. We currently do not have a compensation committee of our board of trustees. Our independent trustees participate in the consideration of our board of trustee compensation.
The board of trustees currently has an Audit Committee and may form additional committees in the future.
Audit Committee
The Audit Committee is currently composed of Messrs. Saeta, Perry and Weber, all of whom are independent trustees. Mr. Weber serves as chair of the Audit Committee. Our board of trustees determined that David Weber is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.
The Audit Committee operates pursuant to its charter, which was approved by the board of trustees, and which sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the board of trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting.
Corporate Governance
We currently have a five-member board. Our board of trustees may increase or decrease the number of trustees, provided that the number of trustees may not be fewer than three nor more than fifteen, unless we amend our Bylaws. Although our Declaration of Trust does not require a minimum number of independent trustees, our Bylaws require that the majority of our board of trustees consist of independent trustees. The board of trustees has determined that David Saeta, James B. Perry and David Weber are independent trustees, giving us a majority independent board of trustees. Under our Declaration of Trust, a trustee is independent if he or she qualifies as “independent” within the meaning of NYSE Listing Manual Rule 303A.02, as such rules or requirements may be amended from time to time. We expect the board of trustees to continue to have a majority of independent trustees, except for a period of up to 60 days after the death, removal, resignation or other vacancy of an independent trustee pending the election of a successor independent trustee.
For so long as Fortress or its affiliate acts as investment advisor or manager to us, Fortress has the right to designate a number of trustees for election to our board of trustees, which number will initially be two; provided that if the number of trustees constituting our board of trustees is increased or decreased, the number of Fortress Designees will be increased or decreased proportionately (but in no event will the number of Fortress Designees (i) equal or exceed 50% of the total size of our board of trustees or (ii) be less than one). Our board of trustees must also consult with Fortress in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders for “cause” in accordance with our Declaration of Trust).
Each trustee will serve until his or her resignation, removal, death, adjudication of legal incompetence or until the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the board of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of (or plea of guilty or no contest to) a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our board of trustees for any reason other than removal by the shareholders for “cause” may be filled only by a vote of a majority of the remaining trustees, or if the vacancy involves an independent trustee, by a majority vote of the remaining independent trustees (if any remaining trustees are independent trustees); provided, however, if there are no trustees remaining on the board of trustees, the shareholders may fill the vacancies. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” may be filled only by the shareholders.
Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, the board will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.
Our board of trustees has adopted written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.
Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Adviser, including our co-principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Conduct, as it relates to those also covered by Fortress’s code of conduct, operates in conjunction with, and in addition to, Fortress’s code of conduct. Our Code of Conduct is designed to comply with SEC regulations relating to codes of conduct and ethics.

ITEM 6.	EXECUTIVE COMPENSATION
Executive Officer Compensation
The Company was formed in 2024, and therefore there was no compensation earned by, awarded to or paid to our executive officers or our non-employee trustees during the fiscal year ended December 31, 2023. We are externally managed and currently have no employees, and we do not expect to have any employees. The Management Agreement provides that the Adviser is responsible for managing our investment activities. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates.
None of our executive officers will receive direct compensation from us. In consideration of the provision of services of the Adviser, we reimburse the Adviser for the costs and expenses incurred by the Adviser in performing its obligations under the Administration Agreement. See “Item 1(c). Description of Business—Compensation of the Adviser and Expense Reimbursement” and “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for a description of the fees that we pay to the Adviser and the Management Agreement.
Pursuant to the Administration Agreement, we reimburse the Adviser or its affiliates for an allocable portion of the compensation paid by the Adviser or its affiliates to our executive officers based on a percentage of time such officers devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company.
Furthermore, we do not have employment agreements with our executive officers; we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers; our executive officers have not received any nonqualified deferred compensation; and we do not have arrangements to make payments to our executive officers upon their termination of employment or in the event of a change in control of the Company.
Summary Compensation Table
The Company was formed in 2024, and therefore there was no compensation earned by, awarded to or paid to our named executive officers during the fiscal year ended December 31, 2023.
Outstanding Equity Awards at Fiscal Year End
The Company was formed in 2024, and therefore there were no outstanding equity awards held by our named executive officers as of December 31, 2023.
Trustee Compensation
The Company was formed in 2024, and therefore there was no compensation earned by or paid to our non-employee trustees during the fiscal year ended December 31, 2023.
For fiscal year 2024, we expect to pay our non-employee trustees an onboarding retainer of $116,666, consisting of $58,333 in cash and $58,333 in Class E shares. In addition, we expect to pay the Chair of our Audit Committee an additional $29,167 onboarding cash retainer. The number of Class E shares to be issued will be based on the then-current per share transaction price of our Class E shares at the time of issuance.
Commencing in fiscal year 2025, we expect to compensate each of our non-employee trustees who are not affiliated with the Adviser or Fortress with an annual retainer of $200,000, consisting of $100,000 in cash and $100,000 in Class E shares. In addition, the Chair of our Audit Committee will receive an additional $50,000 annual cash retainer. The number of Class E shares to be issued will be based on the then-current per share transaction price of our Class E shares at the time of issuance.
We do not expect to pay our trustees additional fees for attending meetings of the board of trustees, but we expect to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending meetings and committee meetings of the board of trustees (including, but not limited to, airfare, hotel and food).
Our trustees who are affiliated with the Adviser or Fortress will not receive additional compensation for serving on the board of trustees or committees thereof.
Trustee Compensation Table
The Company was formed in 2024, and therefore there was no compensation earned by or paid to our non-employee trustees during the fiscal year ended December 31, 2023.

Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our board of trustees. Our independent trustees participate in the consideration of our board of trustee compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE INDEPENDENCE
(a)	Transactions with Related Persons, Promoters and Certain Control Persons
Management Agreement; Administration Agreement
We have entered into (i) the Management Agreement with the Adviser pursuant to which we pay the management fee, the performance fee and certain Company expenses and (ii) the Administration Agreement with the Adviser pursuant to which the Adviser has agreed to perform and oversee the performance of the administrative services necessary for our continued operation. In addition, pursuant to the Management Agreement and the Administration Agreement, we have agreed to reimburse the Adviser for certain expenses as they occur, including, in the case of the Administration Agreement, reimbursement to the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to certain individuals who devote time to our business and affairs and act on our behalf. See “Item 1(c). Description of Business—Management Agreement” for additional information relating to the Management Agreement, “Item 1(c). Description of Business—Administration Agreement” for additional information relating to the Administration Agreement, and “Item 1(c). Description of Business—Compensation of the Adviser and Expense Reimbursement” for additional information relating to the management fee, the performance fee and expense reimbursements. Each of the Management Agreement and the Administration Agreement has been approved by the board of trustees, including the independent trustees.
The Adviser has agreed to waive the management fee in respect of any Class B shares that are purchased by a shareholder during the Initial Share Offering Period and in respect of any Class R shares that are purchased by a shareholder during the Class R Share Offering Period, in ease case until March 31, 2025 (including any such shares issued pursuant to our distribution reinvestment plan during the Initial Share Offering Period or Class R Share Offering Period, as applicable). In addition, the management fee paid to the Adviser in respect of any Class E shares will be subject to our ability to meet the applicable REIT requirements (which may require that such management fee is waived prior to March 31, 2025 if we are not a Publicly Offered REIT), and will be waived by the Adviser following the time that we become a Publicly Offered REIT.
As of July 16, 2024, the Adviser has received no cash or shares for the management fee or performance fee.
Organizational and Offering Costs
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting (including NAV calculation), printing, mailing, subscription processing and filing fees and offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, due diligence expenses of participating broker-dealers supported by itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers, reimbursements for customary travel, lodging and meals, and fees, expenses and taxes related to the filing, registration and qualification of our shares or the sale thereof under federal and state laws, but excluding ongoing servicing fees) through August 1, 2025, the first anniversary of the initial closing of our private offering. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following August 1, 2025. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser on our behalf through such date will not be deducted as an expense until reimbursed by us. After August 1, 2025, we will reimburse the Adviser for any organization and offering expenses associated with our private offering that it incurs on our behalf as and when incurred. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. See “Item 1(c). Description of Business—Compensation of the Adviser and Expense Reimbursement—Organizational and Offering Expense Reimbursement.”
As of July 16, 2024, the Company had accrued $2.9 million of organizational and offering expenses.
Operating Expenses
We will pay directly or reimburse the Adviser or its affiliates for costs and expenses the Adviser or its affiliates incur in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from either an affiliate or a non-affiliated person, including fees paid to administrators, consultants, attorneys, accountants, tax advisors, technology providers and other services providers, and brokerage fees paid in connection with the origination, acquisition, purchase and sale of our investments, (ii) expenses of managing, operating and disposing of our investments, whether payable to an affiliate or a non-affiliated person, (iii) expenses related to the personnel of the Adviser performing services for us other than those who provide investment advisory services to us, and (iv) expenses relating to compliance-related matters and regulatory filings relating to our activities.
The Adviser has agreed to advance certain of our operating costs and expenses, including Borrowing Costs, costs and expenses incurred pursuant to the Administration Agreement, and other expenses incurred on our behalf (but excluding organization and offering expenses), through the earlier of (i) the date that our aggregate NAV is at least $300 million and (ii) December 31, 2024 (the “Operating Expense Commencement Date”). We will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date. “Borrowing Costs” are the interest, fees and expenses arising out of borrowings made by us, including, but not limited to, costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs), whether or not any facilities, financing arrangements or indebtedness are implemented. For purposes of calculating our NAV, the operating costs and expenses paid by the Adviser on our behalf through the Operating Expense Commencement Date will not be deducted as an expense until reimbursed by us.
After the Operating Expense Commencement Date, we will reimburse the Adviser for any operating expenses and Borrowing Costs that it incurs on our behalf as and when incurred. The Adviser may elect to receive all or a portion of any such reimbursements in the form of cash or Class E shares. To the extent that the Adviser elects to receive any portion of these reimbursements in Class E shares, we may repurchase such Class E shares from the Adviser at a later date and such repurchases of Class E shares will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction. See “Item 1(c). Description of Business—Compensation of the Adviser and Expense Reimbursement—Operating Expense Reimbursement.”
As of July 16, 2024, the Company had not incurred operating expenses subject to reimbursement.
Placement Agent
We have appointed Fortress Capital Formation LLC (together with its representatives, “FCF”) to assist in the placement of certain shares (including Class B shares and Class I shares) to certain institutional investors, as defined under Capital Acquisition Broker Rule 016 (definitions), in our private offering. FCF is a member of FINRA and a Fortress Affiliate. Furthermore, representatives of FCF may also be employees of the Adviser or other Fortress Affiliates. To the extent FCF offers Class B shares and/or Class I shares to such institutional investors in our private offering and receives compensation therefor from Fortress Affiliates, FCF’s relations with us, and its relations with the Fortress group generally, may conflict with the interests of those investors. Any compensation paid to FCF will be paid by an entity within the Fortress group and not by any of the Adviser, us or our investors.
Certain employees of Fortress who are registered representatives of FCF may be compensated by an affiliate of Fortress based on a variety of factors, including the amount of capital they raise for Fortress private funds and Fortress advised managed accounts. Accordingly, the management fees, performance fees and other compensation received by Fortress or its affiliates in connection with our private offering create a conflict between the interests of FCF and those of our prospective investors. For retail investors (as defined in SEC’s rule commonly known as “Regulation Best Interest”) additional information can be found in FCF’s Form CRS.
Indemnification Agreements with Trustees and Officers
We have entered into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law, the Declaration of Trust and the Bylaws. Each indemnification agreement provides that we shall indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
For additional information regarding our related party transactions, please see Note 3 to our consolidated financial statements.

Sales of Shares to FIG LLC
In order to facilitate the origination or acquisition of our initial investments, FIG LLC has agreed to purchase an aggregate of $20 million of our Class E shares in one or more closings, as determined by us in our sole discretion, at a price per share equal to the most recently determined NAV of Class E shares or, if an NAV has yet to be calculated, then at a price of $20.00 per Class E share (the “Initial Capitalization”).
FIG LLC may, from time to time, request to have any Class E shares it receives in connection with the Initial Capitalization repurchased by us at a price per share equal to the most recently determined NAV per Class E share as of the repurchase date. Any such repurchase will not be subject to the Early Repurchase Deduction.
As of the date of the Registration Statement, we have issued and sold an aggregate of 550,000 Class E shares to FIG LLC in connection with our Initial Capitalization for an aggregate purchase price of $11 million. These shares were issued and sold in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof.
Potential Conflicts of Interest
Various potential and actual conflicts of interest may arise from the overall investment activities of Fortress, the Adviser and/or one or more existing or future Fortress Managed Accounts. By acquiring shares of the Company, each investor will be deemed to have acknowledged the existence of, and to have consented to, any such actual or potential conflicts of interest between the proposed activities of the Company and the business activities of Fortress and its affiliates, and to have waived any claim with respect to the existence of any such conflict of interest, regardless of when it arises. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts. Except as otherwise stated herein, all Fortress affiliates, partners, members, shareholders, officers, directors and employees shall be deemed to be a “Fortress Affiliate.” Furthermore, solely for the purposes of this “—Potential Conflicts of Interest” section, (i) the indirect owner(s) of Fortress, and any person controlling, controlled by or under common control with such indirect owner(s) that is not also controlled by Fortress (collectively, the “Fortress Owner Group”) shall be deemed to be a Fortress Affiliate and (ii) Fortress Managed Accounts shall be deemed to include funds and accounts managed by a member of the Fortress Owner Group.
General Scope of Potential Conflicts of Interest
Fortress and its affiliates engage in investment activities that are independent from and may from time to time conflict with those of the Company. In the future, instances may arise in which the interests of Fortress or its affiliates conflict with the interests of investors or the Company.
Dealing with Potential Conflicts of Interest
As an affiliate of an investment adviser registered with the SEC, the Adviser intends to act in good faith in a manner consistent with its duties to clients under applicable law. However, the Adviser is subject to various conflicts of interest arising from its relationships with various Fortress Affiliates. Fortress Affiliates engage, and in the future will engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have extensive investment activities (including principal investments by Fortress Affiliates for their own account), on behalf of both persons or entities to which they provide investment advice on a principal basis, that are independent from, and may from time to time conflict or compete with, the Company’s investment activities and the interests of investors in the Company. These circumstances could give rise to numerous situations where interests may conflict, including in respect of the proprietary investments of Fortress Affiliates in entities or assets in which the Company invests, the investment by the Company and other Fortress Managed Accounts in the same loans, securities or other assets or in different levels of the capital structure of the same entity, or other dealings involving the Company, on the one hand, and Fortress Affiliates and/or businesses they invest in, on the other hand. The particular circumstances described under the following headings further illustrate some of the conflicts of interest that may arise. While Fortress will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Fortress Managed Accounts, such transactions are not required to be presented to our board of trustees for approval (unless otherwise required by the Advisers Act or our conflicts of interest policy), and there can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise, or should they arise, will be resolved in our favor.

Under our Declaration of Trust, none of the Adviser, any of its affiliates or any of our trustees or officers have an obligation to present, communicate or offer any business opportunity to us or any of our subsidiaries, and we renounce, on our behalf and on behalf of our subsidiaries, any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law. For more information on our waiver of the corporate opportunities doctrine, see “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares—Corporate Opportunities Waiver.”
Mubadala Transaction
On May 14, 2024, Fortress and Mubadala Investment Company, through its wholly-owned asset management subsidiary Mubadala Capital (“Mubadala Capital”), completed the acquisition of 90.01% of Fortress equity that was previously held by SoftBank Group Corp. With the close of the transaction, Fortress management and employees own 32% of Fortress equity, and hold a class of equity entitling Fortress management to appoint the majority of seats on Fortress’s board of directors. Fortress will continue to operate as an independent investment manager under the Fortress brand, with full autonomy over investment processes and decision making, personnel and operations. Fortress co-CEOs Drew McKnight and Josh Pack, Managing Partner Jack Neumark, and co-Chairman Pete Briger are the largest individual investors in the buy-out and were joined by approximately 150 members of the firm. A consortium led by Mubadala Capital now owns the remaining 68% of the equity of Fortress.
Under the new joint ownership, Fortress expects to further establish itself in the alternative investment space, particularly in credit and real estate across public and private markets, where it currently manages $48 billion of assets on behalf of approximately 2,000 institutional investors and private investors. Fortress is expected to benefit from Mubadala Capital’s global network and extensive portfolio of diversified assets, as well as its access to proprietary investment opportunities to support its growth and expansion.
Other Activities; Allocation of Time
The members of the Investment Committee and other Fortress investment professionals will devote such time and attention to the conduct of the Company’s business as such business shall reasonably require. However, there can be no assurance, for example, that the members of the Investment Committee or such investment professionals will devote any minimum number of hours each week to the affairs of the Company or that they will continue to be employed by Fortress. In the event that members of the Investment Committee cease to be actively involved with the Company, investors will be required to rely on the ability of Fortress to identify and retain other investment professionals to conduct the Company’s business.
In addition, it is possible that in the future the Adviser and its respective affiliates will manage other investment entities, and are not prohibited from raising money for and managing future investment entities, including Fortress Managed Accounts that make the same types of investments as those the Company targets. As a result, the time and resources that the Adviser devotes to the Company may, from time to time, be diverted, and during times of intense activity in other programs the Adviser could devote less time and resources to the Company than is necessary or appropriate. In addition, the Company could compete with any such other Fortress Managed Account also managed by the Adviser or its affiliates for the same investors and investment opportunities.
Fortress or its affiliates may have incentives to favor their respective other accounts and clients over the Company, which may result in conflicts of interest that could be harmful to the Company.
Because Fortress and its affiliates manage assets for and intend in the future to manage assets for, other Fortress Managed Accounts, certain conflicts of interest are present. For instance, Fortress and its affiliates may receive asset management performance-based, or other fees from certain accounts that are higher than the fees received by the Adviser from the Company. In these instances, a portfolio manager for the Adviser may have an incentive to favor the higher fee and/or performance-based fee accounts over the Company and/or to favor Fortress and/or its affiliates. In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over the Company. The board of trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.
Payments to Fortress and Fortress Affiliates
The Adviser and/or its affiliates perform operations and accounting, legal and other services for the Company and asset management services with respect to the Company’s investments and will be reimbursed for these services.

The Adviser may have a conflict of interest in determining the respective portions of the costs of such services that will be charged to the Company, other Fortress Managed Accounts and other Fortress Affiliates.
In addition, the Company will pay the management fee regardless of the performance of its investments. The Adviser’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for the Company’s investments.
The Adviser will also be entitled to earn performance-based compensation from the Company, which may create an incentive for the Adviser to make more speculative investments on behalf of the Company, and make different decisions regarding the use of leverage as well as the timing and manner of the realization of such investments than would be made if such performance-based compensation were not allocated to the Adviser. The performance-based compensation fee was set by the Adviser without negotiations with any third party.
Allocation of Investment Opportunities
Fortress currently offers a broad range of alternative investment products, including private equity funds, hedge funds, hybrid funds, publicly traded permanent capital vehicles and managed accounts. Generally, Fortress does not maintain a “wall” or “information barrier” among respective management teams that manage these investment vehicles. Accordingly, information relating to investment opportunities may be shared across the investment teams that manage these investment vehicles.
In addition, Fortress Affiliates invest their own capital in a broad range of investments. In certain cases, the investment objectives and programs of Fortress Affiliates are similar to, or overlap with, the investment objectives and proposed investment programs of the Company. In particular, there will be overlap of commercial real estate debt, residential loans and assets and/or real estate-related debt and equity securities investment opportunities with certain other Fortress Managed Accounts that are actively investing and similar overlap with future other Fortress Managed Accounts. See “Item 1A. Risk Factors—Fortress may raise or manage other Fortress Managed Accounts, which could result in the reallocation of Fortress personnel and the direction of potential investments to such other Fortress Managed Accounts.” The Company does not have the exclusive right to any investment opportunity. Accordingly, Fortress Affiliates are under no obligation to offer investment opportunities to the Company and may choose to allocate all or part of any such opportunity to any Fortress Affiliate or any business in which a Fortress Affiliate has invested. Fortress Affiliates may give advice and recommend investments to other Fortress Managed Accounts which may differ from advice given to, or investments recommended or bought for, the Company, even though the investment objectives of such Fortress Managed Accounts may be the same or similar.
Fortress Affiliates may also offer additional investment products that are similar to the Company, and Fortress may permit existing or future Fortress Affiliates to have exclusive rights or priority with respect to certain investment opportunities. As a result, the Company may not be afforded the chance to participate in attractive investment opportunities in which other Fortress Affiliates are given the opportunity to participate, or in some cases may be allocated a small part of an investment opportunity within the investment objectives of the Company when other Fortress Affiliates are allocated a larger portion. The Company may be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and may find that its ability to participate in any particular opportunity may be substantially limited. In addition, the creation of new Fortress Managed Accounts may give rise to additional conflicts of interests that may not be foreseeable.
In making allocation decisions with respect to investment opportunities that could reasonably be expected to fit the investment objectives of one or more Fortress Affiliates, on the one hand, and the Company, on the other hand, Fortress anticipates that it will consider one or more of the following: the objectives and investment program of a Fortress Affiliate, any exclusive and/or priority rights to investment opportunities that may have been granted to certain Fortress Affiliates, the expected duration of the investment in light of a Fortress Affiliate’s objectives and investment program, the amount of available capital (including financing), the magnitude of the investment opportunity, regulatory and tax considerations, the degree of risk arising from an investment, the expected investment return, the internal source of the investment opportunity, relative liquidity, likelihood of current income and/or such other factors as Fortress deems to be appropriate. These factors provide substantial discretion to Fortress to resolve conflicts of interest arising from limited investment opportunities.
The Company expects, from time to time, to co-invest alongside a Fortress Affiliate (including (i) the DBSO Funds, (ii) the FCO Funds, (iii) the FROF Funds and (iv) the FLF Funds), including in the acquisition of a portfolio of commercial real estate debt and residential loans and assets from the same seller. Fortress will have discretion to allocate the assets from such portfolio and the associated purchase price between the Company and such Fortress Affiliate, and no approval of the board of trustees will be required for such transaction. The Company expects that assets with higher investment risks—and most likely higher returns—will be allocated to such Fortress Affiliates (particularly, the FCO Funds and the FLF Funds) and not the Company. The purchase price paid by the Company for any asset from such portfolio that is allocated to the Company will be no greater than its fair market value as confirmed by (A) an independent third-party valuation agent or (B) a broker.
The Company and other Fortress Affiliates may also, from time to time, combine one or more assets into a securitization vehicle the equity of which is allocated on a pro rata basis among the Company and such Fortress Affiliates based on asset valuations, and where the valuations are (x) confirmed by an independent third-party valuation agent or (y) approved by the board of trustees.
We do not intend to make investments in Japan, unless otherwise determined by our Adviser and approved by our board of trustees. Affiliates of the Adviser manage a series of Fortress Managed Accounts called the Fortress Japan Opportunities Funds that have exclusivity with respect to certain investments in Japan.
A Fortress Affiliate manages Fortress Net Lease REIT, a Maryland statutory trust (“FNLR”), a privately placed, non-listed, perpetual life REIT. FNLR is focused primarily on acquiring, owning, financing and leasing a diversified portfolio of single-tenant commercial real estate properties subject to medium- to long-term net leases with creditworthy and/or investment grade tenants or guarantors across the United States and, to a lesser extent, Canada, Europe or other jurisdictions as it sees fit. FNLR is the only other privately placed, non-listed, perpetual life REIT that Fortress has sponsored to date.
The FROF Funds are expected to primarily make opportunistic investments in CRE assets, equity investments, loans, securities and other investments that have the potential to achieve significant total returns generally within a three-to-seven year time horizon. The FROF Funds intend to make value-oriented investments throughout the capital structure of CRE assets and are expected to invest primarily in North America and Western Europe, but may also invest in Asia, Australia and elsewhere on an opportunistic basis.
The DBSO Funds are open-ended vehicles that are expected to make opportunistic investments in undervalued and distressed assets primarily in North America and Western Europe, but also in Australia, Asia and elsewhere on an opportunistic basis. The DBSO Funds seek to achieve their investment objective primarily through (i) purchases of corporate securities, (ii) investments in loans, (iii) investments in portfolios and orphaned assets, (iv) investments in real estate, including commercial real-estate related loans and other assets and (v) acquisitions of structured finance products and portfolios of structured finance instruments of all asset types.
The FCO Funds intend to make opportunistic credit-related investments primarily in North America and Western Europe, but may also invest in Australia, Asia and elsewhere on an opportunistic basis. The FCO Funds seek to invest across a range of distressed and undervalued credit opportunities, including but not limited to opportunistic corporate loans and securities, residential loans and securities, commercial mortgage loans and securities and other consumer or commercial assets and asset-backed securities.
The FLF Funds are generally expected to make attractive risk-adjusted debt investments, primarily by originating and acquiring senior secured debt of operating businesses in a wide array of corporate industries. The FLF Funds also seek to originate and acquire loans to asset-based borrowers, including specialty finance companies and owners of commercial real estate properties. The FLF Funds intend to invest primarily in North America, although opportunities in Western Europe and other markets may be considered on an opportunistic basis.
Finally, the Company and Fortress Affiliates may make investments or engage in other activities that express inconsistent views with respect to an entity in which they have invested, a particular security, loan or other asset or relevant market conditions. If, for example, a Fortress Affiliate expresses a negative outlook on an entity in which the Company has invested, this may reduce the value of the Company’s investment(s). Similarly, the Company may elect to sell all or a part of an investment in an entity while Fortress Affiliates hold their investments in the same entity (or increase their exposure to it), or the Company may choose to make or increase the size of investment in an entity while Fortress Affiliates are selling all or part of their investment in the same entity.
Co-invest Arrangements
The Company may co-invest with third parties through partnerships, joint ventures or other entities. Such investments involve risks not present in investments where a third party is not involved, including the possibility that a third-party coventurer or partner may at any time have economic or business interests or goals which are inconsistent with those of the Company, or may be in a position to take action contrary to our investment objective. In addition, the Company may, in certain circumstances, be liable for actions of its third-party coventurers or partners.
To the extent that a particular investment opportunity exceeds the desired allocation to the Company, or there are current or prospective investors in such investment opportunity that Fortress believes will be of benefit to the Company or who may provide a strategic, sourcing or similar benefit to Fortress, the Company or one or more of the Fortress Affiliates due to industry expertise, end-user expertise or otherwise, the Adviser may, in its discretion, offer the opportunity to co-invest alongside the Company to, or otherwise partner with, one or more such strategic co-investors or any other person (including Fortress Affiliates, the Company’s management team members, consultants or advisors) (collectively, “Co-Investors”). In any event, no investor should have any expectation of receiving any such investment opportunity or to be owed any duty or obligation in connection therewith. The Adviser, Fortress, or any of their respective employees or Fortress Affiliates may make an investment, or otherwise participate, in any Co-Investor. Although Fortress endeavors to allocate fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of co-investments on a fair and reasonable basis, Co-Investors may not agree to pay or otherwise bear, or it may otherwise not be practicable for Co-Investors to bear, fees, costs or expenses related to unconsummated co-investments. In such event, such fees, costs and expenses will be considered operating expenses of and be borne by the Company (and other Fortress Managed Accounts, if applicable).
In addition, in order to facilitate an investment, the Company may make (or commit to make) such investment with a view to selling a portion of such investment to Co-Investors or other persons or obtaining third-party financing prior to or within a brief period after the closing of the acquisition. In such event, the Company will bear the risk that any or all of the excess portion of such investment may not be sold or financed or may only be sold or financed on unattractive terms and that, as a consequence, we may bear the entire portion of any breakup fee or other fees, costs and expenses related to such investment, hold a larger than expected investment or may realize lower than expected returns from such investment. Neither Fortress, the Adviser nor any of their respective affiliates will be deemed to have violated any duty or other obligation to the Company or any of its investors by engaging in such investment and sell-down activities.
Dissolution Risks
Certain Fortress Managed Accounts that may invest in tandem with the Company, may be required to liquidate their investments pursuant to the dissolution rights of their investors. Such dissolution may require the selling of the investments jointly held by such Fortress Managed Accounts and the Company under circumstances which may negatively affect the return thereon. This may negatively affect the value of the Company’s investments and/or the circumstances of their disposition and accordingly the Company’s returns.
Fees and Expenses
If any costs and expenses are incurred for the account of the Company and the Fortress Managed Accounts, the Adviser will allocate such costs and expenses among the Company and the Fortress Managed Accounts as required by applicable law or the Management Agreement. Allocations of expenses made by the Adviser will be final and binding. Such determinations are inherently subjective and may give rise to conflicts of interest. There can be no assurance that a different manner of calculation would not result in the Company bearing less (or more) expenses. Similarly, with regard to the Company’s indemnification obligations, the Adviser may be required to determine whether an Indemnified Party’s action or failure to act met the applicable standard of conduct under the Management Agreement’s indemnification provisions, and such determination is inherently subjective and may give rise to conflicts of interest. Any description in this Registration Statement of the expenses that the Company may bear is not exhaustive. From time to time the Adviser will need to make certain determinations regarding whether certain expenses are the Company’s “own” expenses and therefore should be borne by the Company. These determinations will necessarily be subjective and may give rise to conflicts of interest between the interests of the investors and the interests of the Adviser, who might otherwise bear such expenses.
Relationships with Affiliated Persons
The Company may retain or otherwise purchase services from Fortress Affiliates and businesses in which they or Fortress employees or other related persons have an interest in addition to management services to be provided by the Adviser. Conflicts of interest may arise (including for example, because the portion of reimbursable expenses may vary between different Fortress Managed Accounts) in connection with such transactions, and such conflicts of interest may have adverse consequences for the Company. In addition, if we engage a Fortress Affiliate as a service provider, potential conflicts could arise (including for example, as a result of an incentive for the Adviser not to enforce, or to enforce less vigorously, certain rights of the Company under any applicable agreement in an effort to maintain the Company’s relationship with such Fortress Affiliate or to avoid imposing adverse economic consequences upon such Fortress Affiliate). Subject to the restrictions described in this “Potential Conflicts of Interest” section, we may retain or otherwise purchase services, or purchase securities or assets, from Fortress Affiliates or businesses they or Fortress employees or other related persons have interests in without obtaining the approval of the board of trustees.
We shall obtain the approval of the board of trustees in respect of any purchase by us of a New Issuance (as defined herein) of the issuer of a structured product unless (i) at the time of such purchase (A) the issuer is not a Fortress Affiliate or controlled by a Fortress Affiliate and (B) no Affiliated Service Company (as defined herein) is engaged by the issuer or (ii) (A) a Fortress Affiliate proposes to purchase at such time a larger percentage of the same class or tranche (or multiple classes or tranches in similar proportions) of such New Issuance than we propose to purchase, and the advisory board, independent board of directors (or committee thereof) or the third-party investors (or equivalent, as applicable) of such Fortress Affiliate has approved such purchase on the same terms as us and (B) the Adviser determines in good faith that (x) the conflict of interest with respect to us is substantially the same as the conflict of interest with respect to such Fortress Affiliate and (y) there is no material conflict of interest as between us, on the one hand, and such Fortress Affiliate, on the other.
“New Issuance” means the initial sale by the issuer (or its underwriter acting as such) of an interest in the relevant structured product.
Service companies may be appointed to provide services to us or with respect to structured products that may be owned directly or indirectly by us, or with respect to underlying assets or asset pools of such structured products or other securities, assets or instruments that we may hold directly or indirectly, including to act as collateral managers, custodians or trustees of structured products, to act as servicers of loans or to provide due diligence or similar services. Certain such companies acting in any such capacity that are affiliates of Fortress, the “Affiliated Service Companies.”
Existing Relationships
Fortress and its affiliates have long-term relationships with a significant number of unaffiliated third parties. In determining whether to invest in a particular asset on behalf of the Company, the Adviser will consider those relationships, and there may be certain transactions that will not be undertaken on behalf of the Company in view of such relationships. In addition, the existence and development of such relationships may be considered in the management of the Company and its investments. In providing services to its clients, Fortress, the Adviser or their respective affiliates may recommend activities that could directly or indirectly compete with or adversely affect the Company.
Transactions with Certain Beneficial Owners
We entered into a subscription agreement (the “BTG Subscription Agreement”) with BTG Pactual NY Corporation (“BTG”) on July 31, 2024. Under the BTG Subscription Agreement, BTG agreed to purchase an aggregate of $100 million of our Class B shares in one or more closings, as determined by us in our sole discretion. BTG will have the option to acquire up to an additional $100 million of our Class B shares on the same terms as its initial purchase for a period of three years. See “Item 10. Recent Sales of Unregistered Securities” for additional information.

Investments with Other Fortress Affiliates
Additional conflicts of interest may arise as a result of the overlapping investment programs of the Company and other Fortress Affiliates.
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Concurrent Co-investing. The Company is permitted to co-invest initially in a particular asset or instrument at substantially the same time as other Fortress Affiliates, in which case they would generally invest at substantially the same price. Although we may invest in tandem with other Fortress Managed Accounts, they will not necessarily invest through the same investment vehicles or use the same counterparties. This may result in differences in terms and amount of leverage (if any), and associated transaction costs. There can be no assurance that the Company would dispose of such an investment at substantially the same price or time as other Fortress Affiliates due to many factors that may or may not be foreseeable at the time of investment, including availability of capital for follow-on investment and other needs, differing basis in the investment, differing financing terms applicable to different investments, time horizons applicable to different Fortress Affiliates and their differing investment objectives and investment programs. Moreover, where the Company has invested in tandem with another Fortress Managed Account, its dissolution may have adverse consequences on the Company. See also “—Dissolution Risks” above.

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Commonly-Held Investments. Where the Company and other Fortress Affiliates hold the same investment, the differing investment objectives of the Company and such Fortress Affiliates, as well as other factors applicable to the specific situation (including the differing liquidity requirements of the Company and such Fortress Affiliates), may result in a determination to dispose of, or retain, all or a portion of an investment on behalf of the Company at different times as such investment or portion thereof is being disposed of, or retained, by such Fortress Affiliates. Fortress may also recommend investments to Fortress Affiliates that may differ from investments recommended to us, even though our investment objectives and such Fortress Affiliates may be similar. Further, in some instances, Fortress Affiliates may choose to coordinate their activities (such as timing dispositions in an orderly way in order to avoid affecting the market value of a class of investment in an unduly volatile manner) with respect to commonly held investments, when it would theoretically be possible for the Adviser to act unilaterally with respect to our holdings in such investment. Such coordination could have the effect of lowering returns on such investment relative to what might have been achieved absent such coordination. However, the Adviser is not obligated to engage in such coordination and in fact may elect not to do so in any particular circumstance.

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Investing in Pre-Existing Investments. The Company may invest in commercial real estate debt and residential loans and assets in which other Fortress Affiliates hold an interest, and Fortress Affiliates may otherwise transact with, provide services to or receive fees from, companies that sell assets to us. We may not obtain independent, third-party valuations prior to any investment by the Company in any such asset. Similarly, other Fortress Affiliates may later invest in entities or assets in which the Company has invested, which may have an effect (either positive or negative) on the market price of the Company’s investments. In circumstances in which we make an investment in an entity or asset in which other Fortress Affiliates have a pre-existing investment, we expect to make business decisions relating to such investment (such as, for example, financing or hedging interest rate, currency or credit risk) independently of the analogous decisions made with respect to such investment by such other Fortress Affiliates. This may result in situations where we choose not to hedge certain risks that other Fortress Affiliates do hedge (or vice versa), or the possibility that we are exposed to risks of financing (for example, possible margin calls) on an investment when other Fortress Affiliates are not (or vice versa).

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Fortress Control Transactions. Subsequent to the date on which we acquire or originate (i) a loan to an issuer or (ii) otherwise invest in an issuer, one or more other Fortress Managed Accounts may seek to acquire a controlling interest in such issuer. In such circumstance, the Adviser expressly acknowledges that it would have a conflict of interest and expressly disclaim any duty to our shareholders to negotiate to maximize, or take other actions intended to maximize, the price to be paid by the Fortress Managed Accounts. Even in a circumstance in which an offer is made to acquire securities at a higher price than offered by the Fortress Managed Accounts, we may vote (subject to any applicable limitations) in favor of, enter into shareholder or voting agreements with respect to, or take other actions to support, the offer made by the Fortress Managed Accounts.

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Risks and Restrictions Arising from Fortress Affiliate Activities. Fortress Affiliates regularly acquire confidential information and may enter into confidentiality and/or “standstill agreements” when assessing investment opportunities. These activities could prevent us from disposing of (or acquiring additional interests in) such investment opportunities, potentially for an extended period of time and could result in us disposing of an investment at a price that is lower than the price which we could have obtained if it were not subject to such restriction. A co-investment by the Company alongside other Fortress Affiliates, or a control investment by other Fortress Affiliates in an entity in which the Company has invested, may lengthen the period of time in which the Company holds that investment. Such investments by other Fortress Affiliates may also cause us to incur costs, either directly (e.g., if the transaction is a taxable event for the Company) or indirectly through their interests in co-investment funds or portfolio companies (e.g., a “break-up fee,” hedging costs or “broken deal” expenses). Further, the Company may be subject to regulatory or legal restrictions or constraints that may not have been applicable had Fortress Affiliates not also invested in the same entity (e.g., the investment in a single company or securitization vehicle by multiple Fortress Affiliates may be aggregated for regulatory purposes, resulting in possible public disclosure of the investment or becoming subject to “short-swing” trading rules under Section 16 of the Exchange Act).
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Investing in Different Levels of the Capital Structure. The Company may hold interests in an entity or asset that are of a different class or type than the class or type of interests held by another Fortress Affiliate. For example, we may hold senior debt with respect to a property and a Fortress Affiliate may hold fee title to the same property. This would potentially result in the Company being senior to the Fortress Affiliate in the capital structure of such entity, which could mean that in a workout or other distressed scenario the Company might be adverse to other Fortress Affiliates and might recover all or part of its investment while the Fortress Affiliates might not. The Company will not be required to take any action or withhold from taking any action to mitigate losses by the Fortress Affiliates in such a scenario and may be less aggressive in exercising remedies against the Fortress Affiliates or the underlying property than the Company would be against an unaffiliated third-party. While we will seek to resolve any such conflicts in a fair and reasonable manner in accordance with Fortress’s prevailing policies and procedures with respect to conflicts resolution among Fortress Managed Accounts, there can be no assurance that any conflicts will be resolved in our favor. Unless otherwise required by the Advisers Act or our conflicts of interest policy, the Adviser will not be required to present to our board of trustees for approval the following transactions: (i) originating, acquiring or holding debt with respect to a property that is owned or controlled by a Fortress Affiliate, unless the terms of the applicable debt agreement are inconsistent with indicative market terms for transactions involving similar assets as confirmed by an independent third-party, or (ii) obtaining any short-term borrowings from Fortress Affiliates. Such permitted transactions may include, without limitation, an acquisition by us of a portfolio of commercial real estate debt and/or residential loans and assets in which a portfolio company of a Fortress Managed Account owns a portion of the debt or a portion of the underlying property.

Cross-Transactions
Subject to applicable law and the Adviser’s policies, the Adviser could seek to effect a purchase or sale of an investment (a “cross-transaction”) between the Company and one or more other investment funds or accounts managed by the Adviser or another Fortress Affiliate (for example, where such investment is bridged by the Company or such Fortress Managed Account as permitted pursuant to the relevant limited partnership agreement or other similar governing document). Other than as set forth below, such transactions will generally require the consent of the board of trustees under the Declaration of Trust. The board of trustees has pre-approved transactions with other Fortress Managed Accounts, in the event of a purchase of an asset from a Fortress Managed Account, at a price no greater than, and, in the event of a sale to a Fortress Managed Account, at a price no less than, fair market value of such asset as confirmed by (i) an independent third-party valuation agent or (ii) a broker.
Principal Transactions
Subject to applicable law and the Adviser’s policies, the Adviser could seek to effect a purchase or sale of an investment (a “principal transaction”) between the Company and the Adviser or another Fortress Affiliate. Such transactions will generally require the consent of the board of trustees under the Declaration of Trust, including a majority of our independent trustees. As further described herein, the Adviser will effect transactions between us and certain Fortress Affiliates, including Fortress Credit Corp. and DBD Credit Funding LLC, whereby such Fortress Affiliate will originate or acquire certain loans or other investments on our behalf prior to such loans or investments being acquired by us at a price equal to cost plus nominal origination fees, if applicable, and such transactions may be deemed to be “principal transactions” for purposes of Section 206(3) of the Advisers Act. To the extent such Fortress Affiliate receives nominal origination fees from us in exchange for originating such transactions, such fees are permitted to exceed out-of-pocket expenses. The board of trustees, including a majority of our independent trustees, will (i) prior to any given quarter, review and approve the process for a Fortress Affiliate to originate or acquire loans or other investments on our behalf, including the amount(s) of any proposed origination fees, and (ii) retroactively review and approve any such principal transactions between us and Fortress Credit Corp. and/or DBD Credit Funding LLC for any given quarter after the end of such quarter to ensure such transactions are effected at a price equal to cost plus nominal origination fees, if applicable.
Separate Accounts
Fortress Affiliates may in the future form additional affiliated investment funds or arrange other accounts that follow an investment program that is substantially the same as (or that incorporates substantial portions of the investment program) the Company and/or may create additional conflicts of interest that may not be foreseeable. There will not be limitations on Fortress’s ability to form or sponsor such funds or accounts.
Certain Other Fees Paid to Fortress Affiliates
In certain instances, including in order to comply with certain state lender licensing requirements, certain Fortress Affiliates, including Fortress Credit Corp. and DBD Credit Funding LLC, will originate or acquire loans or other investments on our behalf prior to such loans or investments being acquired by us at a price equal to cost plus nominal origination fees, if applicable. To the extent such Fortress Affiliate receives nominal origination fees from us in exchange for originating such transactions, such fees are permitted to exceed out-of-pocket expenses.
Availability of Financing
A number of factors may result in the inability of the Company to obtain or access financing comparable to those available to other Fortress Managed Accounts. These factors may include, among others: insufficient diversity of investments, the size of the Company, the availability of financing to the Company in light of the current state of the global credit markets, whether or not any financing is with recourse to the Company and how a lender views the worth of recourse provided, the Company’s limited operating history and trading history with counterparties and the time at which the Company seeks financing. Fortress or a Fortress Affiliate may obtain financing for one or more Fortress Managed Accounts and is under no obligation to make such financing available to the Company. Differences in availability and terms of financing resulting from such factors may affect our performance relative to other Fortress Managed Accounts.
Reliance on Fortress Professionals
The success of the Company is substantially dependent on the senior investment professionals of Fortress, including members of the Investment Committee. Should one or more of these individuals become incapacitated or in some other way cease to perform their duties for the Adviser on behalf of the Company, the Company’s performance could be materially adversely affected through a diminished capacity to obtain investment opportunities, to structure and execute the Company’s potential investments and to execute the Company’s business plans. Neither we nor the Adviser currently intend to maintain key man life insurance with respect to any of such persons.
Valuation Matters
The NAV of our shares will be calculated and accounted for in accordance with our valuation guidelines. Valuations used by the Adviser could be incorrect, and consequently the value of our shares may not correspond to the NAV.
Incentive Fees of Service Providers and Sourcing Partners
Service providers and individuals or companies that source and potentially manage investments for the Company (“Sourcing Partners”) may receive compensation based on, among other things, the performance of the assets that they manage, service or have sourced for the Company. Therefore, it is possible that certain service providers or Sourcing Partners may receive incentive compensation from the Company, even though the Company, as a whole, does not have net capital appreciation. Such compensation arrangements may create an incentive to make investments or investment decisions that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because performance-based compensation may be calculated on a basis which includes unrealized appreciation of the Company’s investments, such performance-based compensation may be greater than if such compensation were based solely on realized gains. In addition, the existence of such incentive fees and other fees, such as management fees based, for example, on the value of assets managed, may result in the Company paying fees twice, once to the Adviser and once to the service provider or Sourcing Partner to service or manage the same assets (provided that, where a Sourcing Partner is a Fortress Affiliate, the Company will pay the higher of the two fees, but not both).
Intangible Benefits
In connection with its services to the Company and its investments, the Adviser, its affiliates and personnel expect to receive the benefit of certain tangible and intangible benefits. For example, in the course of the Adviser’s operations, including research, due diligence, investment monitoring, operational improvements and investment activities, the Adviser and its personnel expect to receive and benefit from information, “know-how,” experience, analysis and data relating to Company or investment (as applicable) operations, terms, trends, market demands, customers, vendors and other metrics (collectively, “Adviser Information”). In many cases, the Adviser Information will include tools, procedures and resources developed by the Adviser to organize or systematize Adviser Information for ongoing or future use. Although the Adviser expects the Company and its investments generally to benefit from the Adviser’s possession of Adviser Information, it is possible that any benefits will be experienced solely by other or future funds or investments (or by the Adviser and its affiliates) and not by the Company or investment from which Adviser Information was originally received. Adviser Information will be the sole intellectual property of the Adviser and solely for the use of the Adviser. The Adviser reserves the right to use, share, license, sell or monetize Adviser Information, without offset to management fees, and the Company or investment will not receive any financial or other benefit of such use, sharing, licensure, sale or monetization. Additionally, expenses relating to the Company or its investments are expected to be charged using credit cards or other widely available third-party rewards programs that provide airline miles, hotel stays, travel rewards, traveler loyalty or status programs, “points,” “cash back,” rebates, discounts and other arrangements, perquisites and benefits under the available terms of such reward programs. Such terms are expected to vary from time to time, and any such rewards (whether or not de minimis or difficult to value) generally will inure to the benefit of the personnel participating in the rewards program, rather than the investments, the Company or its investors; no such rewards will offset management fees. Further, from time to time the Adviser and/or its affiliates and personnel and persons selected by them expect to receive the benefit of “friends and family” and similar discounts from portfolio investments of the Company or other Fortress Managed Accounts under which such portfolio investments make their goods and/or services available at reduced rates.
Regulated Industries
We may originate or acquire loans secured by real estate and the owners of such real estate may operate in regulated industries, such as gaming. We may be subject to certain restrictions when considering foreclosing on any such collateral. For example, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded in certain regulated industries without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause us, Fortress Affiliates and/or clients of either to suffer disadvantages or business restrictions. As a result, our Adviser may restrict or limit our exercise of rights in connection with such loans.
Debt Investments Where Fortress Affiliates Provide or Arrange Financing to the Same Entity
Fortress Affiliates are engaged in the business of originating, underwriting, syndicating, acquiring and trading debt investments and loans of corporate and other borrowers, which may include borrowers or issuers that have issued or may issue debt investments or loans that are held by us. The holders of senior loans or junior investments (which may include Fortress Affiliates) may, and in the event of the issuer’s financial distress or insolvency will, have interests substantially divergent from ours. Thus, while Fortress will seek to address the conflicts between senior lenders and investors in junior investments at the times any such transactions are structured and seek to establish terms of the respective debt or other investments which would have been negotiated by unaffiliated third-parties not having similar conflicts, there can be no assurance that our will not be subordinated to those of Fortress, the other Fortress Affiliates or their clients to our detriment. For instance, in connection with our investments, Fortress or other Fortress Affiliates may seek to exercise creditor’s rights under the applicable loan agreement or other document in a manner which may be detrimental to us.

Material, Non-Public Information; Other Regulatory Restrictions
As a result of the investment management and related activities of Fortress, as well as investments made by Fortress for its own account, Fortress will from time to time acquire confidential or material non-public information and therefore be restricted from initiating certain transactions, which could affect the activities of the Company. Disclosure of such information to Fortress’s personnel responsible for the affairs of the Company will be on a need-to-know basis only, and the Company could not be free to act upon any such information. Therefore, the Company could not be provided access to material non-public information in the possession of Fortress which could be relevant to an investment decision to be made by the Company, and the Company could initiate a transaction or sell a portfolio investment which, if such information had been known to it, could not have been undertaken. In the event that material, non-public information is disclosed to Fortress or an employee of, or other person affiliated with, Fortress, the Company could be prohibited by applicable securities laws and/or Fortress’s internal policies from acting upon such information, even if the persons actually in receipt of such information are not actively involved in the affairs of the Company. Due to these restrictions, the Company could not be able to initiate a transaction that it otherwise could have initiated and could not be able to sell an investment that it otherwise could have sold.
Similarly, anti-money laundering, anti-boycott and economic and trade sanction laws and regulations in the United States and other jurisdictions could prevent Fortress or the Company from entering into transactions with certain individuals or jurisdictions. The U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and other governmental bodies administer and enforce laws, regulations and other pronouncements that establish economic and trade sanctions on behalf of the United States. Among other things, these sanctions could prohibit transactions with or the provision of services to, certain individuals or portfolio investments owned or operated by such persons, or located in jurisdictions identified from time to time by OFAC. Additionally, antitrust laws in the United States and other jurisdictions give broad discretion to the U.S. Federal Trade Commission, the United States Department of Justice and other U.S. and non-U.S. regulators and governmental bodies to challenge, impose conditions on, or reject certain transactions. In certain circumstances, antitrust restrictions relating to another Fortress Managed Account’s acquisition of a portfolio company or other investment could preclude the Company from making an attractive investment or require it to sell all or a portion of certain portfolio investments (or vice versa).
As a result of any of the foregoing, the Company could be adversely affected because of Fortress’s inability or unwillingness to participate in transactions that could violate such laws or regulations, or by remedies imposed by any regulators or governmental bodies. Any such laws or regulations could make it difficult or could prevent the Company from pursuing investment opportunities, require the sale of part or all of certain portfolio investments on a timeline or in a manner deemed undesirable or could limit the ability of the Company or one or more portfolio investments from conducting their intended business in whole or in part. Consequently, there can be no assurance that the Company will be able to participate in all potential investment opportunities that fall within its investment objectives.
Lack of Separate Representation; No Representation of Investors
Kirkland & Ellis LLP and other counsel (each, “Counsel”) represent the Adviser and certain of its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the investors in connection with the Company. Counsel represents the Adviser and certain of its affiliates, including with respect to the Adviser’s role in relation to the Company. Furthermore, in the event a conflict of interest or dispute arises between the Adviser and the Company or any investor, it will be accepted that Counsel is counsel to the Adviser and not counsel to the Company or any investor, notwithstanding the fact that, in certain cases, Counsel’s fees are paid through or by the Company (and therefore in effect by the investors). In connection with the Company’s offering of shares and subsequent advice to the Company and the Adviser and its affiliates, Counsel will not be representing investors of the Company and no attorney-client relationship exists between Counsel and any other person solely by virtue of such other person making an investment in the Company. No independent counsel has been retained to represent the investors. Investors should consult with their own counsel and other appropriate advisors as to the legal and tax aspects of an investment in the Company and its suitability for such investor.
Other Conflicts
We may retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance and budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, mortgage servicing, special servicing, services related to capital markets and credit origination, and/or other types of insurance and related services, asset management services, transaction support services, transaction consulting services and other similar operational matters. We or our subsidiaries may also issue equity incentives to certain employees of such affiliates. Any payments made to the Adviser’s affiliates will not reduce the management fee or performance fee. Any such arrangements will be at or below market rates.
Such services may be provided by the Adviser’s affiliates to the Company and other Fortress Managed Accounts. In particular, the Adviser’s affiliates will provide asset management services, including certain mortgage-related services, to the Company and other Fortress Managed Accounts, which services may include credit evaluation of the properties securing our investments, services related to mortgage servicing, consulting/brokerage, capital markets/credit origination, and loan servicing, monitoring Company management and operations where appropriate, monitoring the progress of construction and development of properties, including “build-to-suit” properties, and tracking of payment obligations and cash payments. The Adviser shall have the right to cause Fortress’s in-house legal (including, for the avoidance of doubt, compliance) services for the Company to be rendered by employees of Fortress or its affiliates, and the Company shall pay or reimburse Fortress or its affiliates performing such services for the cost thereof. The Company shall bear all costs and expenses of the Adviser’s affiliates (other than the costs and expenses of Affiliated Service Companies) that are directly attributable to the salaries, bonuses and fringe benefits payable to employees of the Adviser’s affiliates performing asset management services whose work is provided solely to the Company and all costs and expenses of information systems, software and hardware utilized solely by the Company in connection with asset management. For any asset management services provided to the Company and other Fortress Managed Accounts, the Company shall bear its allocable share of such costs and expenses, as well as all costs and expenses of information systems, software and hardware utilized by the Company and other Fortress Managed Accounts in connection with asset management, such allocable share to be based on the relative values of the specific assets of the Company and other Fortress Managed Accounts for which asset management services are being provided. For the avoidance of doubt, if as part of his/her responsibilities, an employee of the Adviser’s affiliate performs functions in addition to asset management services, the Company shall only be responsible for the reimbursement of the allocable portion of the employee’s salary, bonus and fringe benefits corresponding to the employee’s time spent devoted to asset management services.
To the extent other services enumerated above are provided by the Adviser’s affiliates to the Company and other Fortress Managed Accounts, the Adviser shall allocate the costs and expenses related to such services among the Company and such other Fortress Managed Accounts in a manner that the Adviser, in its discretion, determines is fair and reasonable.
The Adviser and the Company will generally engage common legal counsel and other advisors in a particular transaction, including a transaction in which there are conflicts of interest. Members of the law firms engaged to represent the Company could be investors in the Company and could also represent one or more of the companies/tenants or investors involved in the Company’s investment program. In the event of a significant dispute or divergence of interest between the Company, Fortress and/or its affiliates, the parties will at times engage separate counsel in the sole discretion of Fortress and its affiliates, and in litigation and other circumstances separate representation will occasionally be required. Additionally, Fortress and its affiliates and the Company and the companies/parties involved in the Company’s investment program will at times engage other common service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms). Such advisors and services providers may be investors in the Company, affiliates of Fortress and its affiliates and/or sources of investment opportunities and co-investors or counterparties therewith. In certain circumstances, the law firm or service provider may charge varying rates or engage in different arrangements for services provided to Fortress and its affiliates and the Company. This may result in Fortress or its affiliates receiving a more favorable rate on services provided to it by such a common service provider than those payable by the Company, or Fortress or its affiliates receiving a discount on services even though the Company receives a lesser, or no, discount. This creates a conflict of interest between Fortress and its affiliates, on the one hand, and the Company on the other hand, in determining whether to engage such service providers, including the possibility that Fortress will favor the engagement or continued engagement of such persons if it receives a benefit from such service providers, such as lower fees, that it would not receive absent the engagement of such services provider by the Company.

Certain advisors and other services providers to the Company, or certain entities in which the Company has an investment, may also provide goods or services to, or have business, personal, financial or other relationships with, Fortress or the Company’s affiliates. These relationships may influence Fortress or its affiliates in deciding whether to select or recommend such service providers to perform services for the Company. The Adviser will generally select a Company’s service providers and will determine the compensation of such providers without review by or consent of the Company’s investors. To the extent allowable under its governing documents, the Company, regardless of the relationship to Fortress and its affiliates of the person performing the services, will generally bear the fees, costs and expenses related to such services. This may create an incentive for the Adviser or its affiliates to select service providers based on the potential benefit to Fortress and its affiliates rather than the Company.
By subscribing for shares of the Company, investors will be deemed to have consented to the allocation of these benefits other than to the Company, including to Fortress and its affiliates and other clients, and to have waived the conflict of interest that arises from engaging such counterparties.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by Fortress and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Joshua Pack, Timothy Sloan and Avraham Dreyfuss are directors, officers or employees of the Adviser, Fortress, other Fortress Affiliates and other Fortress Managed Accounts. As a result, Messrs. Pack, Sloan and Dreyfuss presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities. These duties to the Adviser, Fortress, other Fortress Affiliates and other Fortress Managed Accounts may from time to time conflict with the duties the trustees and officers owe to the Company.
Trustee Independence
Our Declaration of Trust defines an independent trustee as a trustee who qualifies as “independent” within the meaning of NYSE Listing Manual Rule 303A.02, as such rules or requirements may be amended from time to time. See “Item 5. Trustees and Executive Officers” for additional information concerning independence of our trustees.
(b)	[Reserved]
(c)	Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Company. We have entered into the Management Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive management fees and performance fees in addition to the reimbursement of certain expenses. In addition, under the Management Agreement and Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates. See “Item 1(c). Description of Business.”

ITEM 8.	LEGAL PROCEEDINGS
Neither we, the Adviser, nor Fortress are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us, the Adviser or Fortress. From time to time, we, the Adviser or Fortress may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Our outstanding shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our shares currently, nor can we give any assurance that one will develop.
Because our shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our shares may not be sold or transferred (i) except as permitted under the Declaration of Trust and (ii) unless the transaction is registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the shares unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares.
Holders
As of October 1, 2024, there were 177 holders of record of our Class B shares, no holders of record of our Class S shares, no holders of record of our Class D shares, 2 holders of record of our Class I shares, and 39 holders of record of our Class E shares.
Calculation and Valuation of Net Asset Value
Our NAV for each class of shares will be determined by the Adviser based on the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the deduction of any class-specific items, such as ongoing servicing fees, management fees and/or performance fees, that are specifically applicable to such class of shares, in all cases as described below.
Our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are intended to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to investments in commercial real estate debt and residential loans and assets with the Adviser and our board of trustees initially and will review any material changes to the valuation guidelines and methodologies on an ongoing basis. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it (i) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (ii) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements, less outstanding liabilities. The Adviser will calculate the fair value of our commercial real estate debt and residential loans and assets based on factors it considers relevant, such as data obtained from the Adviser’s experience in the market, the most recent values provided by third-party independent appraisers, where applicable, and input from brokerage firms and/or real estate debt consulting professionals. The Adviser may retain additional third-parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires Eisner to calculate our NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
With the approval of our board of trustees, including a majority of our independent trustees, we have engaged Empire, an independent, third-party valuation firm, to serve as our independent valuation advisor, which will review monthly internal valuations of commercial real estate debt and residential loans and assets prepared by the Adviser. Pursuant to our valuation services agreement with our independent valuation advisor, each valuation confirmation report for our assets will be addressed solely to us to assist Eisner in calculating our NAV and our Adviser in its review and confirmation of the calculations in connection therewith. The Adviser, with the approval of our board of trustees, including a majority of our independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our commercial real estate debt and residential loans and assets valuations as set forth in our valuation guidelines, our independent valuation advisor is not responsible for, and does not calculate, our NAV, as such responsibility is ultimately and solely the responsibility of the Adviser.
Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines.
We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our assets and liabilities or any confirmation thereof.
Each report prepared by our independent valuation advisor is addressed solely to us. The independent valuation advisor’s reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common shares and do not constitute a recommendation to any person to purchase or sell our common shares. In preparing its reports, our independent valuation advisor will not solicit third-party indications of interest for our common shares in connection with possible purchases thereof or the acquisition of all or any part of us.
Additional Valuation Information
Our board of trustees will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by Eisner, and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreement with our independent valuation advisor, the independent valuation advisor will review the Adviser’s monthly valuations and the Adviser will render a final valuation in order for Eisner to calculate our NAV.
Our independent valuation advisor has provided, and is expected to continue to provide, valuation advisory services to Fortress and its affiliates and has received, and is expected to continue to receive, fees in connection with such services. Our independent valuation advisor and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Fortress and its affiliates, or in transactions related to the collateral that is a component of the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor as certified in the applicable valuation report.
Valuation of Investments
Unless otherwise provided herein, for the purposes of this Registration Statement, the value of any investment or other asset held by the Company as of any date will be determined by the Adviser in accordance with the principles set forth below (such value, as so determined, the “fair value”).
The value of investments that are not listed on an exchange, are not traded over-the-counter and for which no third-party pricing sources are available (which may include mortgage loans, B Notes, mezzanine loans, CMBS, tax liens, single family rental loans, residential mortgages, mortgage servicing rights, RMBS, other residential assets, and other real estate related assets) will be estimated (i) by the Adviser no less frequently than monthly and (ii) reviewed and confirmed for reasonableness by one or more independent valuation advisors selected by the Adviser no less frequently than monthly, and such valuations will reflect any credit risk associated with such investments where deemed appropriate. When the Adviser deems it necessary or advisable, investments may be valued based on proprietary pricing models used by the Adviser or independent service providers. All assets and liabilities initially will be valued in the applicable local currency and then translated into dollars using the applicable exchange rate on the date of determination.
For the underlying collateral of CRE loans, an appraisal will be completed by an independent appraisal firm prior to or in conjunction with the closing of each transaction. The Adviser may choose to obtain an updated third-party appraisal subsequent to the loan closing date if a material event occurs and impacts the collateral.
In the event we pursue an ownership interest in the underlying collateral on a defaulted loan, then the asset will become a real estate-owned (“REO”) property. The Adviser will determine the fair value of each of the REO properties and our independent valuation advisor will review and confirm the reasonableness of those valuations. Additionally, the commercial REO properties will be valued by an independent appraiser at the time of acquisition and may be valued by an independent appraiser periodically, as determined by the Adviser.
Privately negotiated derivative investments, such as interest rate swaps, credit default swaps and various basket indices typically will be valued at the midpoint between the “bid” and “asked” prices by third-party pricing services and/or trading counterparties, or based on proprietary pricing models used by the Adviser or independent service providers.
The fair value of an investment will include the marked-to-market value of any hedges effected in connection with such investment, and the Adviser will determine, in its discretion, the appropriate hedge positions intended for such investment.
Investments that are listed on a national securities exchange (including such investments when traded in the after-hours market) will be valued at their last sales prices on the date of determination on the largest securities exchange (by trading volume in such investment) on which such investments will have traded on such date. If no such sales of such investments occurred on the date of determination, such investments will be valued at the midpoint between the “bid” and the “asked” price for long positions and at the “asked” price for short positions on the largest securities exchange (by trading volume in such investment) on which such investments are traded, on the date of determination. Investments that are not listed on an exchange but are traded over-the-counter will be valued at the representative “bid” quotations if held long and at representative “asked” quotations if held short. Investments that are not listed on an exchange and are not traded over-the-counter but for which external pricing or valuation sources are available will be valued in accordance with such external pricing or valuation sources; provided, however, that such valuations may be adjusted by the Adviser to account for recent trading activity or other information that may not have been reflected in pricing obtained from external sources.
Notwithstanding anything to the contrary in this section, with respect to any distribution of investments which are marketable securities that are traded on a national securities exchange or over-the-counter, such marketable securities will be valued based on the average of the closing prices for such securities during the ten-trading-day period ending on the date of distribution.
Other Valuation Considerations
If the Adviser determines that the value of any investments as determined in the manner described under “—Valuation of Investments” does not accurately reflect the fair value of such investments, the Adviser may value such investments as it reasonably determines. If the Adviser determines that any investment is so thinly traded that the Company would be unable to dispose of the Company’s position in such investment within a reasonable time frame at the market price, then the Adviser may apply a discount to the value of such investment in an amount that it, in its discretion, deems appropriate.
The Adviser may determine in its discretion whether any assets of the Company should be the subject of a writedown, write-off or write-up in connection with any distribution pursuant to and upon the occurrence of any event contemplated, and, notwithstanding anything to the contrary under “—Valuation of Investments”, any such assets that have been written off or written down to a de minimis amount will not be required to be valued by an independent valuation advisor.

The value of any cash on hand or on deposit, bills, demand notes, overnight financing transactions, receivables and payables will be deemed to be the full amount thereof. However, if such cash, bills, demand notes, overnight financing transactions, receivables and payables are unlikely, in the opinion of the Adviser, to be paid or received in full, then the value will be equal to the full amount thereof adjusted as is considered appropriate to reflect the true value thereof.
Liabilities
We will include the par value of our liabilities as part of our NAV calculation. We expect that our liabilities will include the fees payable to the Adviser and the Dealer Manager, any accounts payable, accrued operating expenses, portfolio-level credit facilities and other liabilities. Liabilities related to class-specific ongoing servicing fees and, when and as applicable, any class-specific management fees and class-specific performance fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class, as described below. For purposes of calculating our NAV, neither (i) the organization and offering expenses paid by the Adviser through the first anniversary of the initial closing of our private offering nor (ii) the operating costs and expenses paid by the Adviser on our behalf through the Operating Expense Commencement Date, will be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each share class by Eisner. As part of Eisner’s calculations, Eisner will use inputs provided by the Adviser, including valuation conclusions that have been reviewed by our independent valuation advisor. However, the Adviser is ultimately and solely responsible for determining our NAV and overseeing the process relating to Eisner’s calculation of our NAV. Our board of trustees, including a majority of our independent trustees, may replace Eisner with another party, including our Adviser, if it is deemed appropriate to do so.
Each share class will have an undivided interest in our assets and liabilities, other than class-specific ongoing servicing fees, and when and as applicable, any class-specific management fees and class-specific performance fees. In accordance with the valuation guidelines, Eisner calculates our NAV per share for each class as of the last calendar day of each month, including the estimated fair value of CRE debt investments and residential real estate loans and other assets less our outstanding liabilities. Because class-specific ongoing servicing fees, and when and as applicable, any class-specific management fees and class-specific performance fees will only be included in the NAV calculation for the applicable share class, the NAV per share for our share classes may differ.
Our NAV for each class of shares will be based on the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the deduction of any class-specific items, such as ongoing servicing fees, management fees and/or performance fees, that are specifically applicable to such class of shares. At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first business day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month.
Changes in our monthly NAV before class-specific items include, without limitation, accruals of our net portfolio income, interest expense, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV before class-specific items also include material non-recurring events occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets less outstanding liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, Eisner incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares, accruals of class-specific ongoing servicing fees and, as applicable, any accruals of any class-specific management fees and/or class-specific performance fees. For each applicable class of shares, the ongoing servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The combination of the Class B NAV, Class R NAV, Class S NAV, Class D NAV, Class I NAV and Class E NAV equals the aggregate NAV of our assets, less our liabilities, including liabilities related to class-specific ongoing servicing fees, management fees and performance fees. The Adviser calculates the fair value of our assets as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Relationship Between NAV and Our Transaction Price
Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares (subject to a potential early redemption discount) and the price at which we offer shares (subject to any applicable upfront selling commission and dealer manager fees). Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class as of the date on which a shareholder’s purchase or repurchase occurs.
In addition, we may offer shares of any class at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share of the applicable class (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share of such class of shares since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to seek to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets are expected to consist of commercial real estate debt and residential loans and assets and, as with any valuation protocol and as described above, the valuation of our investments (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our investments (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor or to the detriment of existing shareholders whose shares are repurchased, or existing shareholders or new purchasers of the shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Item 1A. Risk Factors—Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates” and “—The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.”
Additionally, while the methodologies and procedures contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied; provided that the Adviser must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of trustees may suspend the offering and distribution reinvestment plan or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;
•
a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our common shares would trade at their NAV per share on a national securities exchange;
•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares;
•	the NAV per share would equate to a market price of an open-ended real estate debt fund; and/or
•	NAV would represent the fair value of our assets less liabilities under GAAP.
Distribution Policy
See “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares—Distribution Policy.”

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES
On July 16, 2024, we issued and sold 2,500 Class E shares to FIG LLC in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $50,000. On July 29, 2024, we issued and sold 397,500 Class E shares to FIG LLC in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $7.95 million. On September 3, 2024, we issued and sold 150,000 Class E shares to FIG LLC in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $3.0 million. These shares were issued and sold in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. On August 1, 2024, we issued and sold 1,600,000 Class B shares to BTG pursuant to the BTG Subscription Agreement at a price of $20.00 per share for an aggregate purchase price of $32 million. On September 3, 2024, we issued and sold 1,150,000 Class B shares to BTG pursuant to the BTG Subscription Agreement at a price of $20.00 per share for an aggregate purchase price of $23.0 million.
On September 3, 2024, we issued and sold an aggregate of 2,750,675 Class B shares, 250,000 Class I shares and 244,500 Class E shares for aggregate proceeds of $64.9 million, which includes the shares issued to FIG LLC and BTG as described above.
On October 1, 2024, we issued and sold an aggregate of 1,013,280 Class B shares, 5,000 Class I shares and 2,746 Class E shares for aggregate proceeds of $20.4 million, which includes shares issued pursuant to our distribution reinvestment plan.
These shares were issued and sold in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof and Regulation D thereunder.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of our Shares
General
We are a statutory trust formed under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees. The following summary of the terms of our shares of beneficial interest is a summary of the material provisions concerning our shares of beneficial interest and you should refer to the MSTA and our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees.
Under our Declaration of Trust, we have authority to issue an unlimited number of common shares of beneficial interest, par value of $0.01 per share, including an unlimited common shares classified as Class B shares, an unlimited common shares classified as Class R shares, an unlimited common shares classified as Class S shares, an unlimited common shares classified as Class D shares, an unlimited common shares classified as Class I shares and an unlimited common shares classified as Class E shares, and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share.
Common Shares
Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restrictions on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.
Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares from time to time into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of beneficial interest.
We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Asset Manager Solutions, Inc. acts as our registrar and as the transfer agent for our shares.
Class B Shares
No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class B shares.
Class B shares are generally available for purchase in our private offering if (i) an investor would otherwise be eligible to purchase Class I shares and (ii) such investor, on its own, or together with any other commonly advised investors (as determined by the Adviser in its discretion), subscribed during the Initial Share Offering Period and has invested at least $100 million in shares (provided, however, that the Adviser may accept lesser amounts for Class B share eligibility in its discretion). We may also offer Class B shares to certain feeder vehicles primarily created to hold our Class B shares, which in turn offer interests in themselves to investors. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.
Class R Shares
Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class R shares, if subscribers purchase Class R shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 3.50% of the transaction price for each Class R share.
We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class R shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class R shares, including any Class R shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).
Class R shares are generally available for purchase in this offering if (x) an investor would otherwise be eligible to purchase Class S shares and (y) such investor is investing through a brokerage or transaction based account at a participating broker-dealer that provides access to Class R shares.
No Upfront Sales Load is payable in respect of any Class R shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class R shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class R shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount. Before making your investment decision, please consult with your financial adviser regarding your account type and the classes of common shares you may be eligible to purchase.
Class S Shares
Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class S shares, if subscribers purchase Class S shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 3.50% of the transaction price for each Class S share.
We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing shareholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares should be so converted).
Class S shares are generally available for purchase in our private offering through brokerage and transaction-based accounts.
No Upfront Sales Load is payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class S shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a shareholder’s Class S shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.

Class D Shares
Although no Upfront Sales Load will be paid to the Company or Dealer Manager with respect to Class D shares, if subscribers purchase Class D shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine; provided that the financial intermediaries limit such charges to 1.50% of the transaction price for each Class D share.
We pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers. To the extent a broker-dealer is not eligible to receive any ongoing servicing fees for failure to provide such services, such ongoing servicing fees will not be paid to such broker-dealer and will instead be retained by us (or the applicable shares may be converted to Class I shares if we and the Dealer Manager determine that such shares shall be so converted).
Class D shares are generally available for purchase in our private offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through transaction/brokerage platforms at participating broker-dealers, (iv) through certain registered investment advisers, (v) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (vi) by other categories of investors that we name in an amendment or supplement to the private placement memorandum for our private offering.
No Upfront Sales Load is payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class D shares.
In certain arrangements made between the Dealer Manager and financial intermediaries, a holder’s Class D shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees hit any agreed-upon amount.
Class I Shares
No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase in our private offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (iv) through certain registered investment advisers, (v) by certain investors as determined by the Adviser and/or the Dealer Manager in their discretion, and (vi) by other categories of investors that we name in an amendment or supplement to the private placement memorandum for our private offering. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.
Class E Shares
No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class E shares.
The Class E shares are only being offered to current employees, officers or directors of Fortress or its affiliates (including eligible family members). Under our Declaration of Trust, upon the termination of employment or service for any reason or no reason of any employee, officer or director of Fortress or its affiliates that holds or has an eligible family member that holds Class E shares, the Adviser may decide to convert any Class E shares held by such employee, officer, director or eligible family member into a number of common shares (including any fractional shares) of a different class determined by the board of trustees with an equivalent NAV as of the date of conversion of the Class E shares.

Other Terms of Common Shares
Each Class B share, Class R share, Class S share, Class D share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets (except for any such transaction taken in connection with an internal restructuring transaction).
Preferred Shares
Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares.
If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees may issue any preferred shares at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust, we are not required to, and do not anticipate, holding an annual meeting of shareholders each year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chairman of the board of trustees. Special meetings of shareholders may be called by shareholders only for the purpose of removing one or more trustees for “cause” and filling any resulting vacancy, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless the board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote on (i) amendments to our Declaration of Trust on which shareholders are entitled to vote as provided in our Declaration of Trust, (ii) a merger, consolidation, conversion, or transfer or other disposition of all or substantially all of our assets on which shareholders are entitled to vote as provided in our Declaration of Trust (but excluding a Conversion Event, an internal restructuring transaction (including the conversion of us into another type of legal entity) or any transaction that could be taken by a Maryland corporation without approval of its shareholders pursuant to the Maryland General Corporation Law), (iii) removal of a trustee for “cause” and the election of successor trustee to the extent provided in our Declaration of Trust, (iv) in the event that there are no trustees, the election of trustees and (v) such other matters that our board of trustees have submitted to our shareholders for approval or ratification. Unless a different proportion is specified in the Certificate of Trust, our Declaration of Trust or our Bylaws, the affirmative vote of a plurality of the total votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting. Under our Declaration of Trust, amendments to our Declaration of Trust and mergers, consolidations, conversions, or transfers or other dispositions of all or substantially all of our assets, in each case to the extent shareholder approval is required, must be approved by shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, shareholders have the power, without the concurrence of the trustees, to remove a trustee from our board of trustees for “cause”, and then only by the affirmative vote of two-thirds of the votes entitled to be cast on such matter. “Cause” is defined in our Declaration of Trust as conviction of (or plea of guilty or no contest to) a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through bad faith or active and deliberate dishonesty.
Under our Declaration of Trust, our board of trustees may determine, in its sole discretion and without any action by our shareholders, that we will (i) undertake an internal restructuring transaction (including the conversion of the REIT into another type of legal entity), (ii) conduct a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as amended from time to time, or (iii) undertake a listing of any or all of the common shares on a securities exchange registered with the SEC under the Exchange Act or any other internationally recognized securities exchange determined by the board of trustees. In connection with such determination and the conduct of such internal restructuring, public offering or listing, as applicable, our board of trustees may cause us to (A) merge with or into or convert into another entity, (B) consolidate with one or more entities into a new entity, (C) transfer all or substantially all of our assets to another entity or (D) amend our Declaration of Trust and our Bylaws (in each case, a “Conversion Event”), in each case without any action by our shareholders.
In addition, under our Declaration of Trust, for so long as the Management Agreement is in effect, a change of control of the Adviser (but excluding (A) any pledge, hypothecation, assignment or other transfer of any rights to receive fees or other payments under the Management Agreement to any person or (B) any direct or indirect change of control of Fortress) will require the approval of the holders of a majority of the outstanding Class B shares, voting separately as a class.
Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder unless our board of trustees determines that such rights apply, with respect to all or any classes or series of shares of beneficial interests, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.
Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the trust and any voting trust agreements on file at our principal office.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless the board otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common shares, 9.8% in value or number of shares, whichever is more restrictive, of any other class or series of our shares outstanding at the time of determination, or 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of trustees.
Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, the board of trustees may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. Our board of trustees may grant limited exemptions to certain persons who directly or indirectly own our shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.
Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded up to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee and any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale and any other amounts held by the trustee with respect to such shares to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of our outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees
Our Declaration of Trust provides that the number of our trustees may be increased or decreased only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three nor more than fifteen. For so long as Fortress or its affiliate acts as investment advisor or manager to us, Fortress has the right to designate a number of trustees for election to our board of trustees, which number will initially be two; provided that if the number of trustees constituting our board of trustees is increased or decreased, the number of Fortress Designees will be increased or decreased proportionately (but in no event will the number of Fortress Designees (i) equal or exceed 50% of the total size of our board of trustees or (ii) be less than one). Our board of trustees must also consult with Fortress in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders for “cause” in accordance with our Declaration of Trust).
Any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for “cause” or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum (subject to Fortress’s right to designate trustees for election to our board of trustees, as further set forth in our Declaration of Trust). Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death, adjudication of legal incompetence or until the election and qualification of his or her successor. Our independent trustees will choose the nominees to fill vacancies in our independent trustee positions. Vacancies resulting from shareholder removal of a trustee for “cause” may be filled only by the shareholders.
Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the board of trustees. “Cause” is defined in our Declaration of Trust as conviction of (or plea of guilty or no contest to) a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the trust through bad faith or active and deliberate dishonesty.
Advance Notice of Trustee Nominations and Other Proposals
We are not required to hold an annual meeting of shareholders. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (i) by or at the direction of our board of trustees, (ii) by a shareholder that has requested that a special meeting be called for the purpose of removing one or more trustees for “cause” (as defined in the Declaration of Trust) and filling any resulting vacancy on the board of trustees in compliance with our Bylaws or (iii) provided that the special meeting has been called for the purpose of electing trustees, by a shareholder who is a shareholder of record at the record date set by our board of trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by the Bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice procedures of the Bylaws.
Corporate Opportunities Waiver
The Adviser, each of its affiliates and each of our trustees and officers are permitted to own, hold and dispose of our shares and may exercise all rights of a shareholder to the same extent and in the same manner as if they were not the Adviser, an affiliate of the Adviser or one of our trustees or officers, and may, in their personal capacity or in the capacity of trustee, officer, director, equityholder, partner, member, advisor or employee of any other entity, have business interests and engage in business activities similar to, competitive with or in addition to ours. Under our Declaration of Trust, none of the Adviser, any of its affiliates or any of our trustees or officers have an obligation to present, communicate or offer any business opportunity to us or any of our subsidiaries, and we renounce, on our behalf and on behalf of our subsidiaries, any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law. Subject to applicable law, the Adviser, each of its affiliates and each of our trustees and officers may have a direct or indirect interest in: (i) any entity who may be engaged to render advice or services to us, (ii) any entity in which we have invested or may invest, (iii) any entity from which we have purchased or may purchase securities or other property and (iv) any entity to which we have sold or may sell securities or other property. The Adviser, each of its affiliates and each of our trustees and officers may receive compensation from any other person or entity as well as compensation from us.
Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if such state court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law; (ii) any derivative action or proceeding brought on our behalf, other than actions arising under United States federal securities laws; (iii) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of ours to us or to our shareholders; (iv) any action asserting a claim against us or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or our Declaration of Trust or Bylaws; or (v) any other action asserting a claim against us or any of our trustees or officers or other agents that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.
Amendments to Our Declaration of Trust and Bylaws
Except as provided by our Certificate of Trust, our Declaration of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (i) our Declaration of Trust as expressly not requiring any action or approval by our shareholders or (ii) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by the board of trustees and shareholders entitled to cast a majority of the votes entitled to be cast on the matter. In addition, any amendment to our Declaration of Trust that disproportionately and adversely impacts the contract rights of our outstanding Class B shares as compared to other classes of our common shares, but excluding amendments of the type specified in (i) our Declaration of Trust as expressly not requiring any action or approval by our shareholders or (ii) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by the board of trustees and the holders of a majority of our outstanding Class B shares, voting separately as a class.
Our board of trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.

Special Dissolution Right
Our Declaration of Trust contains a special provision regarding the dissolution of our company. If we have not raised $300 million or more in gross proceeds from subscriptions in our private offering (including uncalled commitments pursuant to binding subscription agreements whereby we have the right to draw down an investor’s subscription at one or more closings) on or before August 1, 2027, then, upon the written request of shareholders holding at least a majority of our Class B shares, our board of trustees will commence the liquidation, dissolution and winding up of our company in an orderly manner as set forth in our Declaration of Trust. In the event we commence a liquidation, all organization and offering expenses and all operating costs and expenses that the Adviser previously advanced on our behalf and that have not been reimbursed by us (as described in “Item 1(c). Description of Business—Compensation of the Adviser and Expense Reimbursement”) will become due and payable and will be reimbursed by us to the Adviser in connection with, and prior to the completion of, such liquidation.
Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.
Distribution Policy
We intend to declare monthly distributions based on record dates established by our board of trustees and to pay such distributions on a monthly basis commencing with the first full month after the initial closing of our private offering. Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our shareholders, our board of trustees approves a monthly distribution for a certain dollar amount per share for each class of our shares. We then calculate each shareholder’s specific distribution amount for the month using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a shareholder.
Distributions will generally be made on all classes of our common shares at the same time. The per share amount of distributions on Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares will likely differ because of adjustment for class-specific items such as ongoing servicing fees, management fees and performance fees. We expect to use the “record share” method of determining the per share amount of distributions on Class B shares, Class R shares, Class S shares, Class D shares, Class I shares and Class E shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific ongoing servicing fees, and as applicable, any class-specific management fees and/or class-specific performance fees, for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific ongoing servicing fees, and as applicable, any class-specific management fees and/or class-specific performance fees attributable to such class, if applicable.
We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we will be required to distribute annually to holders of our common shares at least 90% of our “real estate investment trust taxable income,” which, as defined by the Code and the Treasury Regulations, is generally equivalent to net taxable ordinary income (and could be all cash or a combination of cash and stock satisfying the requirements of applicable law). Shareholders receiving such dividends and any future dividends payable in cash or our common shares will be required to include the full amount of such dividends as ordinary income to the extent of our current and accumulated earnings and profits (except to the extent designated as capital gain dividends), as determined for U.S. federal income tax purposes for the year of such dividends, and may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. With respect to certain non-United States shareholders, we may be required to withhold United States withholding tax with respect to such dividends, including in respect of any portion of such dividends that is payable in shares. For more information regarding the tax treatment of distributions to holders of our common shares, see the “Certain U.S. Tax Considerations—Annual Distribution Requirements” section of this Registration Statement.
Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with REIT requirements. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in Class E shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from borrowings, offering proceeds (including from sales of our common shares to Fortress Affiliates), proceeds from repayments of our real estate debt investments, sales of our liquid investments and, if necessary, sales of our investments and/or assets will result in us having less funds available to make investments and/or acquire assets. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our Declaration of Trust or distributions in which (i) our board of trustees advises each shareholder of the risks associated with direct ownership of the investment or asset, (ii) our board of trustees offers each shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those shareholders that accept such offer. Our shareholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay an Upfront Sales Load when purchasing shares pursuant to the distribution reinvestment plan. The ongoing servicing fees with respect to our Class R shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, any class-specific management fees and/or class-specific performance fees may also reduce the NAV, or alternatively, the distributions payable with respect to shares of a class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders; provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (i) the distributions reinvested during the quarter, (ii) the number of shares purchased during the quarter, (iii) the per share purchase price for such shares and (iv) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
Other Considerations
There is currently no market for our shares, and we do not expect that a market for our shares will develop in the future. We do not intend for the shares registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. Shareholders shall be entitled to the same limitation of personal liability extended to shareholders of a Maryland corporation as provided for by the MSTA. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person by reason of being a shareholder.

ITEM 12.	INDEMNIFICATION OF TRUSTEES AND OFFICERS
The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including, without limitation, its sole member, are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as our investment adviser of the Company.
Declaration of Trust
Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of our trustees and officers for monetary damages to the maximum extent permitted by Maryland law. Our Declaration of Trust provides that, to the maximum extent permitted by Maryland law, we shall indemnify each Covered Person, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, we shall have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (A) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (x) approved or authorized by our board of trustees or (y) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust or (B) in connection with any claim with respect to which such person is found to be liable to us. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.
We may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of us as a Covered Person or any employee or agent of us or any predecessor of us. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Indemnification Agreements
We have entered into indemnification agreements with each of our trustees and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our trustees and executive officers in connection with any claims, suits or proceedings brought against such trustees and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our Declaration of Trust. We also maintain a directors and officers insurance policy.
Management Agreement
Under the terms of the Management Agreement, the Adviser, Fortress, the members of our board of trustees, any consultant and the affiliates of any of them (and the officers, directors, members, principals, shareholders, controlling persons, representatives, partners, managers, employees, agents, affiliates and assigns of any such persons or entities) (collectively, the “Indemnified Parties”), are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Management Agreement or otherwise as an investment adviser of the Company, and the Company will indemnify the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising from any actual or alleged act or omission to act performed or omitted by it in connection with any matter arising out of or in connection with the Management Agreement, the Company’s business or affairs or any investment made or held by the Company, or otherwise as an investment adviser of the Company, and for any losses due to any actual or alleged act or omission to act of any broker, agent, counsel or accountant of the Company (provided that the selection, engagement or retention of such broker, agent, counsel or accountant by the Indemnified Party did not constitute fraud, gross negligence, recklessness, willful misconduct, bad faith (in each case as determined in accordance with the laws of the State of Delaware), or intentional and material breach of the Management Agreement (“Disabling Conduct”)), in each case except for any such losses primarily attributable to such Indemnified Party’s Disabling Conduct.
In addition, to the fullest extent permitted by applicable law, neither the Adviser nor any of its affiliates will (i) be or be deemed to be in breach of the Management Agreement, or of any duty owed by the Adviser or such affiliate to the Company with respect to any actual or potential conflict of interests, or (ii) have or be deemed to have any liability to the Company, in each case in respect of any act or omission to act (x) specifically authorized by the Management Agreement, (y) approved by our board of trustees or (z) approved by a majority in interest of shareholders, and neither the Adviser nor any of its affiliates will be held responsible for any action of our board of trustees in following or declining to follow any advice or recommendation given by the Adviser.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS
(a)	List separately all financial statements filed
The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”
(b)	Exhibits

3.1	Certificate of Trust of the Company, effective June 4, 2024*
3.2	Third Amended and Restated Declaration of Trust, dated August 29, 2024*
3.3	Amended and Restated Bylaws of the Company, as adopted July 31, 2024*
4.1	Distribution Reinvestment Plan adopted by the Company, effective as of August 29, 2024*
10.1	Second Amended and Restated Management Agreement, dated August 29, 2024, by and among the Company and the Adviser*
10.2	Administration Agreement, dated June 14, 2024, by and between the Company and the Administrator*
10.3	Amended and Restated Dealer Manager Agreement, dated August 29, 2024, by and among the Company, the Adviser and the Dealer Manager*
10.4	Form of Indemnification Agreement by and between the Company and its trustees and officers*
10.5	Subscription Agreement, dated July 15, 2024, by and between the Company and FIG LLC*
10.6	Subscription Agreement, dated July 31, 2024, by and between the Company and BTG Pactual NY Corporation*
10.7	Master Repurchase Agreement, dated August 16, 2024, by and between FCR GS Seller I LLC, as seller, and Goldman Sachs Bank USA, as purchaser*
10.8	Guaranty, dated August 16, 2024, made by the Company, as guarantor, for the benefit of Goldman Sachs Bank USA*
10.9	Master Repurchase Agreement, dated October 11, 2024, by and between FCR DC GS Seller III LLC, as seller, and Goldman Sachs Bank USA, as purchaser
10.10	Guaranty, dated October 11, 2024, made by the Company, as guarantor, for the benefit of Goldman Sachs Bank USA
10.11	Master Repurchase Agreement, dated October 11, 2024, by and between FCR DC JV Atlas Seller LLC, as seller, and Atlas Securitized Products Investments 2, L.P., as buyer
10.12	Guaranty, dated October 11, 2024, made by the Company, as guarantor, for the benefit of the buyers
10.13	Form of Participating Broker-Dealer Agreement by and between the Dealer Manager and participating broker-dealers
21.1	Subsidiaries of the Company*

*	Previously filed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Fortress Credit Realty Income Trust
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Fortress Credit Realty Income Trust and subsidiaries (the “Company”) as of July 16, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 16, 2024, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
New York, New York
September 6, 2024
We have served as the Company’s auditor since 2024.

Fortress Credit Realty Income Trust
Consolidated Balance Sheet

As of July 16, 2024
Assets
Cash and cash equivalents	$50,000
Total assets	$50,000
Liabilities	—
Commitments and contingencies (see Note 4)
Equity
Common stock – Class E shares, $0.01 par value per share, 2,500 shares issued and outstanding as of July 16, 2024	25
Additional paid-in capital	49,975
Total equity	50,000
Total liabilities and equity	$50,000

The accompanying notes are an integral part of these consolidated financial statements.

Fortress Credit Realty Income Trust
Notes to Consolidated Financial Statements
1.	Organization and Business Purpose
Fortress Credit Realty Income Trust (“FCR” or the “Company”) was formed on June 4, 2024 (“Date of Formation”) as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company will be managed by FCR Advisors, LLC, a Delaware limited liability company (the “Adviser”), an affiliate of the Company’s sponsor, Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”).
The Company is a credit-focused diversified mortgage REIT, which will invest in the senior parts of the capital structure, with a focus on (i) floating rate loans across commercial real estate (“CRE”) debt (“CRE Debt”) and (ii) residential real estate loans and assets (“Residential Investments”). The CRE Debt component will originate, acquire, finance and manage a portfolio of primarily CRE debt investments, focused on senior secured, floating-rate CRE loans diversified across both geography and asset class. The Company’s CRE loans are expected to be primarily secured by properties located in the U.S., and include multifamily, industrial, hospitality and select other CRE asset classes, such as student housing, self-storage, retail and office. The Residential Investment component will originate, acquire, finance and manage a portfolio of diversified residential real estate assets located across the U.S., including tax liens, second lien, jumbo and non-qualified mortgages, single-family rental loans, mortgage servicing rights and other ancillary residential products. The Company believes its other real estate-related debt securities will help maintain liquidity to satisfy any share repurchases it chooses to make in any particular quarter and manage cash before investing subscription proceeds into investments while also seeking attractive current income. The Company will seek to focus on senior secured floating rate investments, secured by high quality real estate assets with strong sponsors to generate current cash flow. The Company will seek to identify attractive risk-reward investments by financing high quality real estate assets with substantial borrower equity in primarily gateway and select secondary markets. As of July 16, 2024, the Company has neither purchased nor contracted to purchase any investments.
The Company is authorized to issue an unlimited number of common shares of beneficial interests, par value $0.01 per share. Initially, the Company plans to offer up to $300 million in Class B shares in its primary offering (the “Initial Offering”), not including any shares issued pursuant to its distribution reinvestment plan or any Class E shares purchased by Fortress or employees, officers or directors of Fortress or its affiliates (including eligible family members). The share classes have different upfront selling commissions, dealer manager fees and ongoing shareholder servicing fees. The Company intends to undertake an offering of its shares through a continuous private placement offering under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).
On July 15, 2024, the Company entered into a subscription agreement (the “FIG Subscription Agreement”) with FIG LLC (“FIG”) an affiliate of Fortress and the Adviser, pursuant to which FIG agreed to purchase an aggregate of $20 million of the Company’s Class E shares in one or more closings, as determined by the Company in its sole discretion at a price per share equal to the most recently determined net asset value (“NAV”) of Class E shares or, if an NAV has yet to be calculated, then at a price of $20.00 per Class E share (the “Initial Capitalization”). On July 16, 2024, the Company issued and sold 2,500 Class E shares to FIG pursuant to the FIG Subscription Agreement at a price of $20.00 per share for an aggregate purchase price of $50,000.
2.	Summary of Significant Accounting Policies
The Company believes the following significant accounting policies, among others, affect its more significant estimates and assumptions used in the preparation of the consolidated financial statements.
Principles of Consolidation and Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and the Company’s subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Separate statements of operations, comprehensive income, shareholder’s equity, and cash flows have not been presented because the Company had not commenced operations as of July 16, 2024.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

Fortress Credit Realty Income Trust
Notes to Consolidated Financial Statements
assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results may ultimately differ materially from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents represent cash on hand, cash held in banks and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk. The Company did not hold cash equivalents as of July 16, 2024.
Income Taxes
The Company intends to make an election to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2024. The Company’s qualification as a REIT will depend upon its ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of the Company’s gross income, the composition and value of the Company’s assets, the Company’s distribution levels and the diversity of ownership of the Company’s capital shares. The Company believes that it is organized in conformity with the requirements for qualification as a REIT under the Code and that its intended manner of operation will enable the Company to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes commencing with the Company’s taxable year ending December 31, 2024.
As a REIT, the Company generally will not be subject to U.S. federal income tax on its net taxable income that it distributes currently to its shareholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If the Company fails to qualify for taxation as a REIT in any taxable year and does not qualify for certain statutory relief provisions, the Company’s income for that year will be taxed at regular corporate rates, and the Company would be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. Even if the Company qualifies as a REIT for U.S. federal income tax purposes, it may still be subject to state and local taxes on its income and assets and to U.S. federal income and excise taxes on its undistributed income.
3.	Related Party Transactions
Due to Affiliate
The Adviser has agreed to advance certain operating costs, including debt issuance costs and general and administrative expenses, incurred through the earlier of (i) the date aggregate NAV is at least $300 million and (ii) December 31, 2024. The Company will reimburse the Adviser for all such advanced operating expenses ratably over the 60 months following such date. As of July 16, 2024, the Adviser had incurred general and administrative expenses of $0.1 million on behalf of the Company. These operating expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which it commences operations. The Company will reimburse the Adviser for the use of accounting, information technology and operational services, software or other assets utilized to provide such services to the Company based on an allocation by the Adviser. Included in organization and offering expenses is $1.1 million of such allocated services paid by the Adviser on behalf of the Company and will be reimbursed in a similar manner as the advanced organization and offering expenses described below. From June 4, 2024 (Date of Formation) through July 16, 2024, the Company has not reimbursed the Adviser for such expenses.
Management Fee
As compensation for its services provided pursuant to the management agreement, the Adviser, for Class S shares, Class D shares and Class I shares, will be paid a management fee of 1.25% of NAV per annum payable monthly, and for Class B shares, Class R shares and Class E shares, a management fee of 1.00% of NAV per annum payable monthly. The management fee paid in respect of any Class B shares or Class R shares that are purchased by

Fortress Credit Realty Income Trust
Notes to Consolidated Financial Statements
a shareholder until March 31, 2025 will be waived. In addition, the management fee paid to the Adviser in respect of any Class E shares will be subject to the Company's ability to meet the applicable REIT requirements (which may require that such management fee is waived prior to March 31, 2025 if the Company is not a “publicly offered REIT” for U.S. federal income tax purposes), and will be waived by the Adviser following the time the Company becomes a “publicly offered REIT” for U.S. federal income tax purposes.
Performance Fee
The Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly in arrears. The performance fee will be in an amount equal to 12.5% of the Company’s Core Earnings for the immediately preceding calendar quarter, subject to the “hurdle rate,” which is expressed as a rate of return on adjusted capital, equal to 1.25% per quarter, or an annualized hurdle rate of 5.0%.
Once the Company’s Core Earnings in any calendar quarter exceeds the hurdle rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until the Company’s Core Earnings for such quarter exceeds the result of (i) the hurdle rate divided by (ii) 0.875 (or 1 minus 0.125) of adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Company’s Core Earnings. The Company will not pay the Adviser a performance fee with respect to the Class B shares, Class R shares or Class E shares.
For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to shareholders of Class S shares, Class D shares and Class I shares, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case after discussions between the Adviser and the Company’s independent trustees and approved by a majority of the Company’s independent trustees.
Advanced Organization and Offering Expenses
The Adviser has agreed to advance organization and offering costs on behalf of the Company (including legal, accounting and other expenses attributable to the organization, but excluding ongoing servicing fees) through August 1, 2025, the first anniversary of the initial closing of the Company’s private offering. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60-month period following August 1, 2025. After the August 1, 2025, the Company will reimburse the Adviser for any organization and offering costs associated with the Company’s private offering that it incurs on the Company’s behalf as and when incurred. As of July 16, 2024, the Adviser has incurred organization and offering expenses on the Company’s behalf of $2.9 million. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which it commences operations. When recorded by the Company, organization expenses will be expensed as incurred, and offering expenses will be charged to equity. Any amount due to the Adviser but not paid will be recognized as a liability on the consolidated balance sheet.
4.	Commitments and Contingencies
As of July 16, 2024, the Company is not subject to any litigation nor is the Company aware of any litigation threatened against it.
5.	Subsequent Events
Investment Activity
On August 2, 2024, the Company entered into a subscription agreement for an investment in a conventional mortgage servicing rights portfolio. The Company has agreed to an aggregate capital commitment of $150 million and has funded $8.3 million as of September 6, 2024.
On August 9, 2024, the Company originated two CRE loans with an aggregate outstanding principal amount of $19.8 million and a total loan amount of $21.8 million. The loans earn interest at one-month CME term Secured Overnight Financing Rate plus 3.75%.

Fortress Credit Realty Income Trust
Notes to Consolidated Financial Statements
On August 30, September 4 and September 5, 2024, the Company acquired tax liens on properties located in New Jersey and Mississippi for a combined purchase price of $3.8 million.
Financing Activity
On August 16, 2024, a subsidiary of the Company, as seller (the “GS Seller”), entered into a Master Repurchase Agreement with Goldman Sachs Bank USA, as purchaser (the “GS Repurchase Agreement”), to finance the acquisition and origination by the Company of up to $500 million of certain CRE loans. The GS Repurchase Agreement provides for the purchase, sale and repurchase of commercial mortgage loans, related mezzanine loans and participation interests in such commercial mortgage loans satisfying certain conditions set forth in the GS Repurchase Agreement. In connection with the GS Repurchase Agreement, the Company provided a Guaranty, under which the Company (i) guarantees losses associated with customary non-recourse carve-outs with respect to the Company and GS Seller and (ii) agrees to satisfy certain financial covenants including minimum net worth, liquidity and interest coverage and maximum leverage.
Proceeds from the Issuance of Common Shares
On July 16, 2024, the Company issued and sold 2,500 Class E shares to FIG in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $50,000. On July 29, 2024, the Company issued and sold 397,500 Class E shares to FIG in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $7.95 million. On September 3, 2024, the Company issued and sold 150,000 Class E shares to FIG in connection with the Initial Capitalization at a price of $20.00 per share for an aggregate purchase price of $3 million. These shares were issued and sold in reliance upon the available exemption from registration requirements of the Securities Act under Section 4(a)(2) thereof.
The Company is engaging in a continuous, unlimited private placement offering of its common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. On July 31, 2024, the Company entered into a subscription agreement (the “BTG Subscription Agreement”) with BTG Pactual NY Corporation (“BTG”). On August 1, 2024, the Company issued and sold 1.6 million Class B shares to BTG pursuant to the BTG Subscription Agreement at a price of $20.00 per share for an aggregate purchase price of $32 million. On September 3, 2024, the Company issued and sold 1,150,000 Class B shares to BTG pursuant to the BTG Subscription Agreement at a price of $20.00 per share for an aggregate purchase price of $23 million.
On September 3, 2024, the Company issued and sold and aggregate of 2,750,675 Class B shares, 250,000 Class I shares and 244,500 Class E shares for aggregate proceeds of $64.9 million, which includes the shares issued to FIG and BTG as described above.
The Company has performed an evaluation of subsequent events through September 6, 2024, which is the date the consolidated financial statements were available to be issued. Other than those items previously disclosed, no other events have occurred that require consideration as adjustments to, or disclosures in, the consolidated financial statements.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fortress Credit Realty Income Trust

By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

Date: October 17, 2024